RON BENDER (SBN 143364)
DANIEL H. REISS (SBN 150573)
LEVENE, NEALE, BENDER, RANKIN & BRILL L.L.P.
1801 Avenue of the Stars, Suite 1120
Los Angeles, California 90067
Telephone: (310) 229-1234
Facsimile: (310) 229-1244

Attorneys for Chapter 11 Debtor
and Debtor in Possession

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

LOS ANGELES DIVISION

In re:	CASE NO. LA 05-24550-SB
AURA SYSTEMS, INC.,	Chapter 11
Debtor.	DISCLOSURE STATEMENT DESCRIBING DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION
	Disclosure Statement Hearing:
	Date: November 29, 2005 Time: 2:00 p.m.
	Plan Confirmation Hearing:
	Date: January 10, 2006 Time: 2:00 p.m.
	Place: Courtroom 1575 Roybal Federal Bldg. 255 E. Temple Street Los Angeles, CA 90012

TABLE OF CONTENTS

I. INTRODUCTION

Aura Systems, Inc., a Delaware corporation (the "Debtor"), is the Debtor in a pending Chapter 11 bankruptcy case. On June 24, 2005, the Debtor commenced this bankruptcy case by filing a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et seq. (the "Bankruptcy Code"). This document is the Disclosure Statement which describes the Debtor's First Amended Plan of Reorganization (the "Plan").

Chapter 11 allows the Debtor, and, under some circumstances, creditors and other parties in interest, to propose a plan of reorganization. The Plan is a plan of reorganization which has been proposed by the Debtor. Subject to the following sentence, the effective date of the Plan (the "Effective Date") will be January 31, 2006. The Debtor and the New Money Investors (defined below) shall have the right, if they both agree, to cause the Effective Date to occur earlier than January 31, 2006 provided the Plan Confirmation Order (defined below) is entered by the Court and the New Money Investors are prepared to deliver the New Money Contribution (defined below) on the earlier Effective Date. If the Debtor and the New Money Investors elect to cause the Effective Date to occur earlier than January 31, 2006, the Debtor will file a notice with the Court identifying the date of the earlier

Effective Date. The Debtor following the Effective Date shall be referred to as the "Reorganized Debtor".

A. Purpose of this Disclosure Statement

This Disclosure Statement summarizes what is in the Plan, and tells you certain information relating to the Plan and the process the Bankruptcy Court (the "Court") follows in determining whether or not to confirm the Plan.

READ THIS DISCLOSURE STATEMENT CAREFULLY IF YOU WANT TO KNOW ABOUT:

(1) WHO CAN VOTE OR OBJECT,

(2) WHAT THE TREATMENT OF YOUR CLAIM IS (i.e., what your claim will receive if the Plan is confirmed) AND HOW THIS TREATMENT COMPARES TO WHAT YOUR CLAIM WOULD RECEIVE IN LIQUIDATION,

(3) THE HISTORY OF THE DEBTOR AND SIGNIFICANT EVENTS DURING ITS BANKRUPTCY CASE,

(4) WHAT THINGS THE COURT WILL LOOK AT TO DECIDE WHETHER OR NOT TO CONFIRM THE PLAN,

(5) WHAT IS THE EFFECT OF CONFIRMATION, AND

(6) WHETHER THE PLAN IS FEASIBLE.

This Disclosure Statement cannot tell you everything about your rights. You should consider consulting your own lawyer to obtain more specific advice on how the Plan will affect you and what is the best course of action for you.

Be sure to read the Plan as well as this Disclosure Statement. If there are any inconsistencies between the Plan and this Disclosure Statement, the Plan provisions will govern.

The Bankruptcy Code requires a Disclosure Statement to contain "adequate information" concerning the Plan. The Court has approved this document as an adequate Disclosure Statement, containing enough information to enable parties affected by the Plan to make an informed judgment about the Plan. Any party can now solicit votes for or against the Plan.

B. Deadlines for Voting and Objecting; Date of Plan Confirmation Hearing

THE COURT HAS NOT YET CONFIRMED THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT. IN OTHER WORDS, THE TERMS OF THE PLAN ARE NOT YET BINDING ON ANYONE. HOWEVER, IF THE COURT LATER CONFIRMS THE PLAN, THEN THE PLAN WILL BE BINDING ON ALL CREDITORS AND INTEREST HOLDERS IN THIS CASE.

1. Time and Place of the Plan Confirmation Hearing

The hearing where the Court will determine whether or not to confirm the Plan (the "Plan Confirmation Hearing") will take place on January 10, 2006, at 2:00 p.m., before the Honorable Samuel L. Bufford, United States Bankruptcy Judge for the Central District of California, in Courtroom 1575 of the United States Bankruptcy Court, Central District of California, Los

Angeles Division, located at 255 E. Temple Street, Los Angeles, California 90012.

2. Deadline For Voting For or Against the Plan

If you are entitled to vote, it is in your best interest to timely vote on the enclosed ballot and return the ballot in the enclosed envelope to Ron Bender, Esq., Levene, Neale, Bender, Rankin & Brill L.L.P., 1801 Avenue of the Stars, Suite 1120, Los Angeles, California 90067.

Your ballot must be received by 5:00 p.m., PST, on January 3, 2006 or it will not be counted.

3. Deadline for Objecting to the Confirmation of the Plan

Objections to the confirmation of the Plan must be filed with the Court and served upon the following by January 3, 2006: (1) Ron Bender, Esq. of Levene, Neale, Bender, Rankin & Brill L.L.P., 1801 Avenue of the Stars, Suite 1120, Los Angeles, California 90067, fax: (310) 229-1244; (2) Lawrence Peitzman, Esq. of Peitzman, Weg & Kempinsky LLP, 10100 Santa Monica Blvd., Suite 1450, Los Angeles, California 90067, fax: (310) 552-3101; and (3) David Gould, Esq. of McDermott Will & Emery, 2049 Century Park East, 30th Floor, Los Angeles, CA 90067, fax: (310) 277-4730.

C. Identity of Persons to Contact for More Information Regarding the Plan

Any interested party desiring further information about the Plan should contact the following attorneys:

Ron Bender, Esq.
Daniel H. Reiss, Esq.
Levene, Neale, Bender, Rankin & Brill L.L.P.
1801 Avenue of the Stars, Suite 1120
Los Angeles, CA 90067
Telephone: (310) 229-1234
Facsimile: (310) 229-1244

D. Disclaimer

The financial data relied upon in formulating the Plan is based on the Debtor's books and records which, unless otherwise indicated, are unaudited. The information contained in this Disclosure Statement is provided by the Debtor. The Debtor represents that everything stated in this Disclosure Statement is true to the Debtor's best knowledge. The Court has not yet determined whether or not the Plan is confirmable and makes no recommendation as to whether or not you should support or oppose the Plan.

II. <u>BACKGROUND</u>

A. Description and History of the Debtor's Business and a Summary of the Circumstances that Led to the Filing of the Debtor's Chapter 11 Case

The Debtor designs, assembles and sells AuraGen®, a patented mobile power generator that uses the engine of a vehicle to generate power. The AuraGen® is a maintenance-free

power induction system developed by the Debtor that turns a vehicle into a mobile power generation system. The AuraGen® provides mobile power for utilities, municipalities, contractors, telecommunications, fire/police/rescue, farmers, recreation, service vehicle operators, or any users that need power on the job. In addition, the "Manual Transfer" switch enables the AuraGen® to power-up a home or business during power outages. It installs under the hood in many motor vehicles and delivers on-location, plug-in electricity for any end use, including industrial, commercial, recreational and military applications. The Debtor began commercializing the AuraGen® in late 1999. The most promising market opportunity is the growing use of the AuraGen VIPER by the United States military. The United States Army approved $3.5 million in its 2004 fiscal year budget for the VIPER, the military version of the AuraGen Underhood Mobil Power Generator. In October 2004, the United States Army released an order for approximately $235,000 to purchase VIPER systems for two deploying Army command units.

The Debtor's principle value derives from its exclusive patent on the AuraGen® electric motor design. The Debtor believes that the military and government contracts and orders for AuraGen® will grow substantially beyond those already in place. The AuraGen® is a proven technological advance in energy generation, as shown by the sale of over 4,000 units since the

first shipments in 1998. The Debtor also envisions substantial untapped potential for the use of the AuraGen® technology in connection with electric motors.

The Debtor was founded in 1987 and, until 1992, primarily engaged in supplying defense technology to classified military programs. In 1992, the Debtor transitioned to primarily a supplier of consumer and industrial products and services using its developed technology. In 1994, the Debtor founded NewCom, Inc., which sold and distributed computer communications and sound products such as CD-ROMs and sound cards. In 1997, the Debtor acquired MYS Corporation of Japan, a manufacturer of speaker systems. NewCom ceased operations and the Debtor experienced severe financial hardship from this and other causes. In fiscal 2000, the Debtor sold MYS and other assets, restructured substantial indebtedness and concentrated its focus on the AuraGen® product. Sales and support of AuraGen® currently provide all of the Debtor's operating revenue. The Debtor is a publicly traded company, whose issued and outstanding common stock ("Current Common Stock") is traded over the counter, with the trading symbol "AURAQ.PK". The Debtor's website is WWW.Aurasystems.Com.

The Debtor has relied on investment capital to continue its operations pending the increased commercial popularity of the AuraGen® generator. A significant funding was completed in

September of 2004 consisting of the issuance of Series B Preferred Stock and a settlement with a number of the Debtor's large creditors. As part of the funding, the Debtor was scheduled to receive $6,265,000 between September 2004 and May 2005. Some of the investors received the Series B stock in escrow and issued promissory notes to the Debtor against the investment amounts. A group of the investors subsequently failed to honor their commitments under the promissory notes thus triggering defaults by the Debtor on numerous obligations. In total, approximately $3,140,000 remains outstanding on the promissory notes owing to the Debtor. The Debtor intends to pursue litigation against those who issued the still outstanding promissory notes to the Debtor. Without sufficient funds to operate, an inability to collect the planned funding from the Series B investment, insufficient time to adequately mount a proper funding effort and with creditors aggressively pursuing the Debtor, the Debtor decided that the filing of a Chapter 11 bankruptcy was the appropriate action for the Debtor to take in order to preserve the going concern value of its business.

Attached hereto as Exhibit "1" are the Debtor's financial statements for 2003, 2004 and part of 2005, evidencing the Debtor's recent operating history, along with the auditor's opinion letter which accompany the audited financials.

B. Significant Events During the Bankruptcy

The following is a list of significant events which have occurred during this case:

1. DIP Financing and Cash Collateral

At the time of its bankruptcy filing, the Debtor was generating approximately $180,000 of monthly revenue and had approximately $500,000 of monthly operating expenses, and the Debtor had no cash reserves. Moreover, the Debtor's operating revenue is allegedly encumbered by liens in favor of, among others, Koyah Leverage Partners, L.P., Koyah Partners, L.P., Koyah Ventures, LLC, Raven Partners, L.P., Koyah Microcap Partners Master Fund, L.P. (collectively, the "Koyah Entities", the Koyah Entities along with James M. Simmons, their Investment Advisor, managers, officers, directors and affiliates are collectively called the "Koyah Parties") and Ezra Meyer. Ezra Meyer is not part of the Koyah Entities or the Koyah Parties.

The Debtor's ability to continue operating its business during its Chapter 11 case was therefore dependent upon the Debtor's ability to obtain authority to use its operating revenue (i.e., cash collateral) to pay operating expenses, and its ability to obtain debtor-in-possession financing (i.e., DIP financing) to supplement its financial needs.

The only entity the Debtor was aware of at the time of its bankruptcy filing who was willing to provide the Debtor with DIP financing was an entity known as Blue Collar Films, Inc. ("Blue

Collar"). However, Blue Collar was only willing to provide the Debtor with DIP financing if the Koyah Entities agreed to share their lien priorities with Blue Collar. After extensive negotiations, an agreement was reached between the Debtor, Blue Collar and the Koyah Entities on initial DIP financing.

At an emergency hearing held on July 7, 2005, the Court authorized the Debtor to borrow up to a total of $365,451 from Blue Collar on a secured basis in accordance with the terms and conditions set forth in the Financing Term Sheet agreed to by the parties (the "Financing Term Sheet") pending a further hearing. The Financing Term Sheet contemplated total borrowing in the amount of $2.25 million.

At a hearing held on July 27, 2005, the Court authorized the Debtor to borrow the balance of the $1 million from Blue Collar, which was funded by Blue Collar shortly thereafter. By late July, 2005, Blue Collar had lent the full sum of $1 million to the Debtor. While the loan facility was in the total amount of $2.25 million, it was always clear to the parties that Blue Collar was only willing to lend the initial $1 million, and that the Debtor would need to reach an agreement with other lenders for the balance of funds. The primary terms of the Blue Collar DIP financing agreement include (i) a due date of June 30, 2006, (ii) a loan fee equal to 17% of the loan amount, (iii) an annual

interest rate of 17.5%, and (iv) certain discounted stock conversion rights.

A further financing hearing was scheduled to be held on August 30, 2005. From the time of the hearing held on July 27, 2005 through the scheduled hearing on August 30, 2005, the Debtor attempted to obtain additional DIP financing. As the Debtor had not yet reached any formal agreement with any lender to provide the Debtor with additional DIP financing by the time of the hearing on August 30, 2005, the Debtor requested the Court to continue that hearing to September 7, 2005 to provide the Debtor with additional time to attempt to reach such a formal agreement.

Fortunately, an entity known as AGP Lender LLC ("AGP"), which is an entity that was formed by and affiliated with Harry Kurtzman[1], agreed to provide the Debtor with an additional $1.2

---

[1] In June 2002, the Securities and Exchange Commission ("SEC") brought a civil action against the Debtor and certain former members of the Debtor's management team, including Zvi (Harry) Kurtzman (the Debtor's former Chief Executive Officer) for violations of the antifraud and books and records provisions of the securities laws. The complaint related to various transactions during fiscal years 1996 through 1999. Without admitting or denying the allegations, Harry Kurtzman entered into a settlement agreement with the SEC under which he agreed to pay a $75,000 fine and agreed to a permanent bar from serving as an officer or director of a publicly-traded company.

million of DIP financing on a junior lien basis as no lien sharing arrangement was reached between AGP and the Koyah Entities. The balance of the terms of AGP's DIP financing was essentially the same as the Blue Collar DIP financing terms except that AGP has tied all but the initial $400,000 of DIP financing to the Debtor complying with various plan of reorganization target dates, all of which are designed to insure that the Debtor emerges from Chapter 11 through a confirmed plan of reorganization by around the end of 2005, to make sure this occurs before the Debtor runs out of money.

Specifically, the target requirements are as follows:

i. AGP agreed to lend the Debtor $400,000 following entry of a final DIP financing order (and as of November 1, 2005 had lent this sum to the Debtor);

ii. AGP agreed to lend the Debtor an additional $300,000 if, by September 20, 2005 or a later date agreed to by AGP, the Debtor files a plan of reorganization and a conforming disclosure statement acceptable to AGP (and as of November 1, 2005 had lent this sum to the Debtor);

iii. AGP agreed to lend the Debtor an additional $300,000 if the Court enters an order approving the Debtor's disclosure statement and schedules a plan confirmation hearing to be held

not later than December 15, 2005 or a later date agreed to by AGP; and

iv. AGP agreed to lend the Debtor an additional $200,000 if the Debtor, in AGP's discretion, is making reasonable progress toward confirming a plan of reorganization, which is acceptable to AGP (and as of November 1, 2005 had lent this sum to the Debtor).

The Court approved the AGP DIP financing agreement with the Debtor at a hearing held on September 7, 2005. With each Court approval of DIP financing, the Court approved concurrent use of cash collateral by the Debtor. The Debtor anticipates that it will need additional DIP financing through the Effective Date. The Debtor estimates that it will borrow an additional $1,160,000 through the Effective Date, with this additional DIP financing to be provided by a number of accredited investors collectively known as the "Berg Group", all under similar economic terms as the DIP financing previously provided to the Debtor by Blue Collar and by AGP. The DIP financing to be provided by the Berg Group shall be in 3 parts: (i) upon Court approval of the Disclosure Statement, the Berg Group will lend the Debtor the sum $360,000; (ii) if the Debtor has mailed out the Plan solicitation package as ordered by the Court, the Berg Group will lend the Debtor an additional $400,000, for a total of $760,000; and (iii) if by December 15, 2005, the Debtor is

making reasonable progress toward confirmation of the Plan, the Berg Group will lend the Debtor the last $400,000, for a total of $1,160,000. The outstanding principal balance of the DIP financing from the Berg Group will, subject to the approval of the Court, accrue interest and earn points and fees at the same rates as earned under the DIP financing provided by Blue Collar and AGP. $92,000 of the points and fees earned by the Berg Group for its DIP financing shall be for the benefit of Mr. Mark Berg, while the balance shall be for the benefit of Pasadena Capital Corporation (of which Peter Jaquith is the principal). The fees and points to Pasadena Capital Corporation shall be paid in cash upon the receipt of the DIP financing from the Berg Group. Blue Collar, AGP, and the Berg Group shall collectively be referred to herein as the "DIP Lenders".

2. Prepetition Priority Wages and Accrued Employee Vacation and Leave Time

At a hearing held on July 7, 2005, the Court authorized the Debtor to pay prepetition priority wages and commissions to its employees (excluding insiders) in the total amount of approximately $114,213.66, which amount consists of wages for the prepetition periods of May 28, 2005 through June 10, 2005, and June 11, 2005 through June 24, 2005, and to honor accrued vacation and sick leave benefits in the ordinary course of the Debtor's business.

3. Turnover of Levied Funds

At a hearing held on July 7, 2005, the Court ordered City National Bank to immediately release to the Debtor $113,652.78 of funds which had been levied upon prior to the Debtor's bankruptcy filing.

4. Insurance Premium Financing

At a hearing held on September 6, 2005, the Court approved an insurance premium financing agreement with First Insurance Funding Corporation of California to finance the payment of premiums to be paid upon the Debtor's insurance policy, including a down payment of $31,500 and eight monthly payments in the amount of $22,923.38.

5. Employment of Professionals

The Debtor has employed the following professionals during its Chapter 11 case:

- Levene, Neale, Bender, Rankin & Brill L.L.P. ("LNBRB") - bankruptcy counsel;
- Loeb & Loeb LLP as special securities counsel;
- Ronald M. Dorfman as special corporate counsel;
- Wolf, Rifkin, Shapiro & Schulman LLP as special litigation counsel; and
- O'Connor and Kay, Inc. as tax accountant.

The Committee has employed the following professional during this Chapter 11 case:

- McDermott Will & Emery - bankruptcy counsel

6. The Debtor's Interest in Aura Realty, Inc.

The Debtor is the owner of 50.1% of the interests in an entity known as Aura Realty, Inc. ("ARI"). ARI is a debtor in its own pending chapter 11 bankruptcy case, which ARI commenced by filing a voluntary petition under chapter 11 of the Bankruptcy Code on August 8, 2005, bearing case number LA 05-27856-SB. ARI's chapter 11 bankruptcy case is pending before the same bankruptcy court as the Debtor's pending chapter 11 case. ARI is the owner of certain real property located at 2335 Alaska Avenue and 2330 Utah Avenue, El Segundo, California 90245 (the "ARI Property"). The Debtor currently leases the ARI Property and operates its business from the ARI Property. As a result of the substantial equity that exists in the ARI Property (i.e., equity in excess of $2 million), ARI's inability to service its senior secured debt, and ARI's inability to cure the outstanding arrearages owing to its senior secured creditor who had initiated pre-petition foreclosure proceedings against the ARI Property, ARI determined that a sale of the ARI Property was in the best interests of its estate. The best offer that ARI received for the ARI Property was $8.75 million, which includes the assumption of the buyer's existing senior secured loan. At a hearing held on September 20, 2005, the Court approved bidding procedures and scheduled a hearing to be held on October 18,

2005 for the Court to consider approval of the sale of ARI Property for $8.75 million to the initial bidder or to a successful overbidder. The Court approved the sale of the ARI Property to the initial bidder for $8.75 million at the sale hearing held on October 18, 2005. The sale of the ARI Property is scheduled to close by around the end of November, 2005.

C. The Debtor's Current and Future Business Prospects

The Debtor is currently generating approximately $2,160,000 of annual revenue, resulting primarily from the sale of the AuraGen® generator. The Debtor believes that the AuraGen® generator has significant sales growth potential due to the increase in the U.S. military's purchase of the product coupled with the widening use of the product in the marketplace. For the past number of years, including and during the entirety of the Debtor's Chapter 11 case, the Debtor was significantly undercapitalized and burdened with excessive debt, which prohibited the Debtor from realizing its sales potential and diverting the attention of management away from the efficient operation and growth development of the Debtor's business. Following the confirmation of the Plan, the Debtor believes that it will be properly capitalized, having projected initial working capital on the Effective Date of approximately $3 million (exclusive of any money that the Debtor receives from the sale of the ARI Property).

The Debtor's projected growth is set forth in detail in Exhibit "2", which consists of five-year cash flow projections for the Reorganized Debtor (the "Cash Flow Projections"). The Cash Flow Projections contain "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this Disclosure Statement are forward looking statements and, although the Debtor believes that the expectations reflected in such forward looking statements are reasonable, the Debtor can give no assurance that such expectations will prove to have been correct. The Reorganized Debtor's business and financial results are subject to various risks and uncertainties, including the accuracy of the Cash Flow Projections, that may cause actual results to differ materially from the Reorganized Debtor's expectations. The Debtor believes that the Reorganized Debtor does not intend to provide updated information other than as otherwise required by applicable law. All subsequent written and oral forward looking statements attributable to the Reorganized Debtor or persons acting on its behalf are expressly qualified in their entirely by the cautionary statements contained in this paragraph and elsewhere in this Disclosure Statement.

The Debtor believes that the AuraGen® uniquely and conveniently provides cleaner electricity with more reliability and more flexibility at a lower cost. The Debtor began commercializing the AuraGen® in late 1999 as a 5,000 watt 120/220 VAC machine available on certain Chevrolet engine models. In mid and late 2001, the Debtor added a 8,500 watt configuration and also introduced AC/DC and ICS (Inverter Charger System) options. The Debtor now has available configurations for more than 90 different engine models covering all of GM and Ford models, many Chrysler models and numerous configurations for Caterpillar, Detroit Diesel, Cummins, Freightliner Navastar and other engine manufacturers. As of August, 2005, the Debtor has sold over 4,000 units to a variety of end users including the US military.

The AuraGen® is a patented induction power system (i.e., the electromagnetic approach used in electric motors) that uses the engine of a vehicle to provide a revolutionary energy solution. It is the only proven, commercialized power system available offering up to 8,500 watts of pure sine wave power which is fully integrated under the hood of a vehicle. The AuraGen® is composed of three basic subsystems. The first subsystem consists of a mechanical device that is bolted to the vehicle engine. The second subsystem is an electronic control unit that can be mounted anywhere in the vehicle except under

the hood of the engine. The third subsystem is comprised of the mounting brackets and supporting components for under-the-hood integration.

The mechanical component generates electricity when the system is rotated by the vehicle engine in a manner similar to the conventional alternator. Unlike the alternator, however, this device generates maximum power at all speeds, including enhanced idle speed for gasoline engines and idle speed for larger diesel engines. The electronic control unit filters and conditions the electricity to provide clean steady voltages for both AC and AC/DC power independent of the speed of the engine.

The Debtor believes that it has significant sales potential to the U.S. military as the AuraGen® provides the military with an invaluable tool. Various branches within the U.S. military have ordered and field tested AuraGen® units as well as used them over-seas in actual operations. Based upon communications that we have received from these branches of the military, we believe that the tests demonstrated that the AuraGen® not only meets but exceeds all applicable military needs for mobile power. Furthermore many within the armed forces believe and recommend that the VIPER (military name for the AuraGen®) should be used for many applications.

The Debtor has a comprehensive growth strategy, which the Debtor believes will enable it to successfully implement its

Plan. The Debtor's strategy is to increase revenue and cash flow by capitalizing on its revolutionary product that is protected by patents. Based on the already large and expanding market for mobile power, as well as the technological superiority and cost advantages of the AuraGen®, the Debtor expects AuraGen® sales to increase significantly over the next 5 years. As described above, more than 4,000 AuraGens® have been sold to date to more than 100 customers in more than 10 industries. The Debtor intends initially to focus on the military related business as the Debtor emerges from Chapter 11.

The Debtor is currently involved with many different proposals on numerous military programs, which the Debtor believes are likely to generate significant revenues in the near term. Once the Debtor has the military programs stabilized, the Debtor plans to increase the exposure of the AuraGen® through a series of market initiatives: i) industrial trade shows; ii) special news stories; iii) direct marketing to fleet managers; iv) directed Spiff program; v) special events; vi) technical papers and seminars; vii) exposure through OEM activities; and viii) limited advertisement and promotion.

The Debtor's previous poor financial condition (i) made it difficult for the Debtor to attract major customers for long-term commitments, (ii) limited the Debtor's ability to be proactive in sales activities such as trade shows,

advertisements etc., and (iii) made it difficult for the Debtor to attract additional personnel, which slowed down the Debtor's ability to develop new applications and additional options.

Even with these difficulties, the Debtor's activity rate with its current and prospective military customers has been maintained. The Debtor is currently in numerous discussions at different stages with many military organizations ranging from US Army organizations to defense contractors. These activities are encouraging as to the level of interest and the quality of the interested parties in the AuraGen® product.

III. **PLAN SUMMARY**

The following is a summary description of the fundamental terms of the Plan:

1. The Reorganized Debtor shall continue to be a publicly traded company, with no more than 23,000,000 issued and outstanding shares of common stock and no more than 5,230,000 warrants reserved for issuance. A total of approximately 23,000,000 of shares of common stock in the Reorganized Debtor ("Reorganized Debtor Common Stock") will be issued and outstanding on the Effective Date.

2. The only outstanding debt of the Reorganized Debtor existing on the Effective Date will be any allowed priority tax claims, the $2,525,000 Koyah Entities Promissory Note (defined below), and any other allowed secured claims which the

Reorganized Debtor elects to pay over time (as more described below). The Debtor does not believe that there are any allowed priority tax claims or any allowed secured claims (other than the secured claims of the Koyah Entities which will be treated in the manner described below, and the secured claims of Ezra Meyer which will be treated in the manner described below).

3. A group of people and/or entities (collectively referred to herein as the "New Money Investors", the identities of whom and the amounts of money to be contributed by each will be identified for the Court prior to the Plan Confirmation Hearing) will contribute a total of $3,045,000 of new money (the "New Money Contribution") to the Reorganized Debtor on the Effective Date. This New Money Contribution shall be in addition to the DIP financing provided by the DIP Lenders to the Debtor. In exchange for the New Money Contribution, (i) the New Money Investors shall receive approximately 3,349,500 shares of Reorganized Debtor Common Stock, which will comprise approximately 14.8% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus approximately 669,900 Warrants (defined below), and (ii) for major contributions to the Plan, Disclosure Statement, business analysis and modeling, feasibility study, assistance in settlement disputes between the Debtor and certain creditors, and providing valuation analysis for pricing of the New Money Contribution as well as the conversion rates for the DIP Lender,

the Aries Group (of which Mr. Kurtzman is a 20% owner) shall receive 2,541,500 shares of Reorganized Debtor Common Stock, which will comprise approximately 11.2% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus 508,300 Warrants. Of the 2,541,500 shares of Reorganized Debtor Common Stock and 508,300 Warrants that will be received by the Aries Group, 900,000 shares of Reorganized Debtor Common Stock and 179,800 Warrants will be delivered to Mr. Kurtzman.

4. The DIP Lenders, whom the Debtor estimates will be owed a total of approximately $4,064,018 of secured debt on the Effective Date, will, with their consent, collectively receive (on a pro rata basis based upon the amount of their respective secured debt) in full settlement and satisfaction of their debt owing by the Debtor 6,065,699 shares of Reorganized Debtor Common Stock, which will comprise approximately 26.8% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus 606,570 Warrants. The DIP Lenders may elect, at their option and discretion, to have their members or participants receive their shares of Reorganized Debtor Common Stock and Warrants in their individual names.

5. The Koyah Entities, whom the Debtor estimates will be owed approximately $5,500,000 of secured debt on the Effective Date, will, with their consent, receive in full settlement and satisfaction of all of their claims against the Debtor, (i)

1,134,000 shares of Reorganized Debtor Common Stock, which will comprise 5% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus (ii) 259,900 Koyah Entities Warrants (defined below) (or such lesser amount as the Koyah Entities shall designate), plus (iii) a restated promissory note from the Reorganized Debtor (the "Koyah Entities Promissory Note"), which will have, among others, the following terms: (a) a principal balance of $2,600,000, (b) a term of five years, (c) an annual interest rate of 7%, (d) provide for the Reorganized Debtor to make an initial payment of $75,000 to the Koyah Entities on the Effective Date (which will reduce the principal amount owing under the Koyah Entities Promissory Note on the Effective Date to $2,525,000), (e) beginning with the twelfth full calendar month following the Effective Date, provide for the Reorganized Debtor to repay the balance of the Koyah Entities Promissory Note over the following forty-eight months by making equal monthly payments to the Koyah Entities, (f) provide for the Reorganized Debtor to pay to the Koyah Entities by the date which is five years following the Effective Date all outstanding principal and interest which remain outstanding on that date, and (g) provide for the Reorganized Debtor to have the right to prepay all or any portion of the outstanding obligations owing under the Koyah Entities Promissory Note at any time with no prepayment penalty. The obligations of the Reorganized Debtor to the Koyah Entities on

account of the Koyah Entities Promissory Note will be secured by a lien against the same assets which secured the pre-bankruptcy claim of the Koyah Entities, which lien shall have the same priority as the pre-bankruptcy lien of the Koyah Entities. The Reorganized Debtor shall execute any and all documents reasonably requested by the Koyah Entities and delivered by the Koyah Entities to the Reorganized Debtor to evidence the debt owing by the Reorganized Debtor to the Koyah Entities, including, but not limited to, the restated Koyah Entities Promissory Note, a restated security agreement, and a restated financing statement. In addition to the foregoing, the Koyah Parties shall receive, on account of their Series B Stock, Series A Stock and Current Common Stock the same pro rata treatment as received by all other holders of Series B Stock, Series A Stock and Current Common Stock (or such lesser amounts of such interests as the Koyah Parties shall designate).

6. Ezra Meyer, whom the Debtor estimates will be owed approximately $105,000 of secured debt on the Effective Date, will, with his consent, receive in full settlement and satisfaction of all of his claims against the Debtor $105,000 of cash.

7. All other allowed secured claims, which the Debtor estimates are in the total amount of $0, will, at the election of the Reorganized Debtor, either be (i) paid in cash in full on the Effective Date from the New Money Contribution, or (ii) be

paid over a period of five years on a fully amortizing basis with a rate of interest equal to the Federal Funds Rate (which is the interest rate at which banks and other depository institutions lend money to each other, usually on an overnight basis, and which is currently at approximately 4% per annum) existing on the date of the Plan Confirmation Hearing plus 2%, or such other rate of interest agreed to between the Debtor and the holder of such allowed secured claim, or determined by the Court. The Reorganized Debtor will issue a promissory note and a related security agreement and financing statement to the holder of any such allowed secured claim that the Reorganized Debtor does not pay in cash in full on the Effective Date from the New Money Contribution.

8. The holders of all allowed unsecured claims, which the Debtor estimates is in the total amount of approximately $8.3 million, will collectively receive (on a pro rata basis based upon the amount of their respective allowed unsecured claims) in full settlement and satisfaction of their allowed unsecured claims 4,729,499 shares of Reorganized Debtor Common Stock, which will comprise approximately 20.9% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus up to 945,900 Warrants. The holders of allowed unsecured claims also have the right to elect to receive a cash distribution equal to 5% of the amount of their allowed

unsecured claims in lieu of receiving any Reorganized Debtor Common Stock.

9. All holders of allowed Series B Interests will receive in full settlement and satisfaction of their Series B Interests shares of Reorganized Debtor Common Stock and Warrants. The Debtor believes that there is a total of $9,979,838 of issued and outstanding Series B Stock which has been fully and properly paid for by the holders of the Series B Stock. A list of all of the owners of Series B Stock and the amounts of their respective shares of Series B Stock is attached hereto as Exhibit "7". The $3,560,000 of Series B Stock which is listed on the top of Exhibit "7" as "Escrow Shares" refer to shares of Series B Stock which remain in escrow because they were never properly paid for. The $1,000,000 of Series B Stock which is listed on the top of Exhibit "7" as "RE Trans Issuance" refer to shares of Series B Stock which were issued to the two individuals referenced therein in connection with their prior agreement to purchase the ARI Property. That transaction was never consummated due to what the Debtor considers to have been the breach by the two individuals referenced therein. The issuance of the $1,000,000 of Series B Stock to the two individuals referenced therein was always intended to be conditioned upon the successful consummation of their purchase of the ARI Property, which never occurred. As a result, the Debtor believes that the $1,000,000 of Series B Stock was or should

have been cancelled concurrently with their breach of the real estate contract regarding the ARI Property. The holders of the $9,979,838 of issued and outstanding Series B Stock which has been fully and properly paid for (as identified in the column of Exhibit "7" entitled "PD Shares") will receive under the Plan in full settlement and satisfaction of their Series B Interests (on a pro rata basis based upon the amount of their respective Series B Stock) 2,961,585 shares of Reorganized Debtor Common Stock, which will comprise approximately 13.1% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus up to 987,195 Warrants. As a result, each approximately $3.37 of issued and outstanding Series B Stock which has been fully and properly paid for will entitle the holder to receive one share of Reorganized Debtor Common Stock. In addition, the holders of the $9,979,838 of issued and outstanding Series B Stock which has been fully and properly paid for will receive one Warrant for each three shares of Reorganized Debtor Common Stock that they receive under the Plan, rounded downward for those Series B interest holders who receive an amount of Reorganized Debtor Common Stock which is not wholly divisible by three. Thus, a Series B interest holder who receives five shares of Reorganized Debtor Common Stock under the Plan will receive one Warrant. A Series B interest holder would need to receive at least six shares of Reorganized Debtor Common Stock to receive at least two Warrants. The

holders of Series B Stock referenced in the two columns of "Escrow Shares" and "RE Trans Issuance" will not receive Reorganized Debtor Common Stock or Warrants under the Plan on account of such Series B Stock absent an order of the Court which provides that they have allowed Series B Interests. In the event they obtain such an order of the Court, they will be issued Reorganized Debtor Common Stock and Warrants in the same proportions as that which will be issued to the holders of the $9,979,838 of issued and outstanding Series B Stock addressed above.

10. The holders of all issued and outstanding Series A Stock, comprised of approximately 591,110 shares of Series A Stock, and identified on Exhibit "8" hereto, will collectively receive (on a pro rata basis based upon the amount of their respective Series A Stock) in full settlement and satisfaction of their Series A Stock 357,818 shares of Reorganized Debtor Common Stock, which will comprise approximately 1.6% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus up to 89,455 Warrants.

11. The holders of all issued and outstanding Current Common Stock, which the Debtor estimates is comprised of approximately 439,458,082 shares of Current Common Stock, will collectively receive (on a pro rata basis based upon the amount of their respective Current Common Stock) in full settlement and satisfaction of their Current Common Stock 1,300,000 shares of

Reorganized Debtor Common Stock, which will comprise approximately 5.7% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date. This equates to an exchange of approximately 338 shares of Current Common Stock for each share of Reorganized Debtor Common Stock.

12. All allowed claims which are less than $2,500 in amount, which the Debtor estimates are in the total amount of approximately $50,000, will be paid in cash in full on the Effective Date from the New Money Contribution. Holders of allowed unsecured claims which are greater than $2,500 but not greater than $10,000 shall have the right to reduce their claim to $2,500 and elect to be paid in cash in full on the Effective Date from the New Money Contribution.

13. On the Effective Date, a total of up to approximately 3,807,319 of warrants (the "Warrants") will be issued to the New Money Investors, the Aries Group, the DIP Lenders, General Unsecured Claims (class 4), Series B Interests (class 6), and Series A Interests (class 7) as follows:

- to the New Money Investors (who will receive one Warrant for each 5 shares of Reorganized Debtor Common Stock);
- to the Aries Group (who will receive one Warrant for each 5 shares of Reorganized Debtor Common Stock);
- to the DIP Lenders (who will receive one Warrant for each 10 shares of Reorganized Debtor Common Stock);

- to holders of allowed unsecured claims (who will receive one Warrant for each 5 shares of Reorganized Debtor Common Stock);

- to holders of issued and outstanding Series B Stock (who will receive one Warrant for each 3 shares of Reorganized Debtor Common Stock); and

- to holders of issued and outstanding Series A Stock (who will receive one Warrant for each 4 shares of Reorganized Debtor Common Stock).

Each Warrant will entitle the holder of the Warrant to purchase one share of Reorganized Debtor Common Stock at a price of $3.00 during the first twelve months following the Effective Date, $3.50 during the second twelve months following the Effective Date, and $4.00 during the third twelve months following the Effective Date. The purpose for the Warrants is to create a greater vested interest by the foregoing people and entities in the Reorganized Debtor and to provide an additional vehicle for the Reorganized Debtor to obtain additional working capital.

14. In addition, a total of 500,000 warrants will be reserved for the management of the Reorganized Debtor (the "Management Warrants"), and a total of 500,000 warrants will be reserved for the members of the Reorganized Debtor's board of directors (the "Board Warrants"). Management shall have a vesting period for the Management Warrants of 36 months with

prorated vesting to occur on a monthly basis. Each Management Warrant will entitle the holder of the Management Warrant to purchase one share of Reorganized Debtor Common Stock at a price of $2.00 during the first twelve months after issuance, $2.50 during the second twelve months after issuance, and $3.00 during the third twelve months after issuance. Board members shall have a vesting period for the Board Warrants, with 25% of the Warrants vesting every six months of service on the Board. Each vested Board Warrant will entitle the holder of the Board Warrant to purchase one share of Reorganized Debtor Common Stock at a price of $2.50. All unvested Warrants shall remain as an asset of the Reorganized Debtor to be distributed in the manner the Reorganized Debtor deems appropriate.

15. As described above, on the Effective Date, a total of 259,900 warrants will be issued to the Koyah Entities (the "Koyah Entities Warrants"). The Koyah Entities Warrants will entitle the Koyah Entities to purchase one share of Reorganized Debtor Common Stock at a price of $2.00 during the first twelve months following the Effective Date, $2.50 during the second twelve months following the Effective Date, and $3.00 during the third twelve months following the Effective Date.

16. All allowed administrative claims (excluding those held by the DIP Lenders) and all allowed priority claims, which the Debtor estimates are in the total amount of approximately $1,141,081.46 (comprised of an estimated $1,086,600 of

administrative claims plus $54,481.46 of priority claims), to the extent not otherwise paid prior to the Effective Date, will be paid in cash in full on the Effective Date from the New Money Contribution.

17. A chart which summarizes the issuance of Reorganized Debtor Common Stock and Warrants to the respective parties under the Plan is attached hereto as Exhibit "9".

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IV. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

A. What Creditors and Interest Holders Will Receive Under the Plan

As required by the Bankruptcy Code, the Plan classifies claims and interests in various classes according to their right to priority. The Plan states whether each class of claims or interests is impaired or unimpaired. The Plan provides the treatment each class will receive.

B. Unclassified Claims

Certain types of claims are not placed into voting classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the

Bankruptcy Code. As such, the Debtor has not placed the following claims in a class.

1. Administrative Expenses

Administrative expenses are claims for costs or expenses of administering the Debtor's Chapter 11 case which are allowed under Bankruptcy Code Section 507(a)(1). The Bankruptcy Code requires that all administrative claims be paid on the Effective Date unless a particular claimant agrees to a different treatment.

The following chart lists all of the Debtor's § 507(a)(1) administrative claims (excluding the post-petition claims of the DIP Lenders) and their treatment under the Plan.

Name	Amount Owed	Treatment
Clerk's Office Fees	$0	Paid in full on the Effective Date by the Reorganized Debtor out of the New Money Contribution
Office of the U.S. Trustee Fees	$0	Paid in full on the Effective Date by the Reorganized Debtor out of the New Money Contribution
Levene, Neale, Bender, Rankin & Brill L.L.P., bankruptcy counsel to the Debtor	$400,000 (est.) in addition to the approximately $250,000 of post-petition payments made by the Debtor or expected to be made by the Debtor pursuant to the Debtor's Court approved budget	Paid in full by the Reorganized Debtor out of the New Money Contribution on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses
Loeb & Loeb LLP, special securities counsel to the Debtor	$100,000 (est.) in addition to the approximately	Paid in full by the Reorganized Debtor out of the New Money

	$48,000 of post-petition payments made by the Debtor or expected to be made by the Debtor pursuant to the Debtor's Court approved budget	Contribution on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses
Ronald M. Dorfman, special corporate counsel to the Debtor	$75,000 (est.) in addition to the approximately $45,000 of post-petition payments made by the Debtor pursuant to the Debtor's Court approved budget	Paid in full by the Reorganized Debtor out of the New Money Contribution on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses
Wolf, Rifkin, Shapiro & Schulman LLP, special litigation counsel to the Debtor	$125,000	Paid in full by the Reorganized Debtor out of the New Money Contribution on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses
O'Connor and Kay, Inc., tax accountant to the Debtor	$0	Paid in full by the Reorganized Debtor out of the New Money Contribution on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses
McDermott Will & Emery, bankruptcy counsel to the Committee	$50,000 (est.) in addition to the approximately $70,000 of post-petition payments made by the Debtor pursuant to the Debtor's Court approved budget	Paid in full by the Reorganized Debtor out of the New Money Contribution on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses
Accountant to the Debtor (to be named) to provide auditing related work, for, among other things, securities purposes.	$100,000	
Harry Kurtzman to compensate him, pursuant	$50,000	Paid in full by the Reorganized Debtor out of

to Section 503(b)(1)(A) of the Bankruptcy Code, for playing a key role in obtaining the consent of the Koyah Entities to the Plan.		the New Money Contribution on the Effective Date.
The Debtor's Current Outside Board Members (who consist of Billy Anders and Yolanda Parker) to compensate them, pursuant to Section 503(b)(1)(A) of the Bankruptcy Code, for playing a key role in providing the Debtor with the advice and oversight as members of the Board prior to and during the entire duration of this case.	Billy Anders (who commenced his role on the Board in March, 2005) ($15,000 plus 15,000 shares of Reorganized Debtor Common Stock) Yolanda Parker (who commenced her role on the Board in April, 2005) ($10,800 plus 5,143 shares of Reorganized Debtor Common Stock)	The cash portion shall be paid in full by the Reorganized Debtor out of the New Money Contribution on the Effective Date.
The Debtor's Current Key Officers (who consist of Raymond Yu and Sandra Ferro) to compensate them for their extraordinary contribution towards the Debtor's reorganization efforts and agreeing to remain employed by the Debtor through the Effective Date.	Sandra Ferro (the Debtor's Chief Financial Officer) - $10,800 plus 5,143 shares of Reorganized Debtor Common Stock to be paid on the Effective Date, plus an additional bonus of $12,000 to be paid upon the completion of the Debtor's fiscal 2005 audit and the filing by the Debtor of all delinquent 10K's and 10Q's with the SEC. Raymond Yu (the Debtor's Chief Executive Officer) - $50,000 plus 200,000 shares of Reorganized Debtor Common	The cash portion shall be paid in full by the Reorganized Debtor out of the New Money Contribution on the Effective Date except where otherwise indicated for Sandra Ferro.

	Stock	
Post-Petition Non-Professional Fee Administrative Claims	$100,000 (est.) of accounts payable incurred in the ordinary course of the Debtor's business and which remain outstanding on the Effective Date.	Paid in full by the Reorganized Debtor out of the Reorganized Debtor's working capital in the ordinary course of the Reorganized Debtor's business.
TOTAL	$1,086,600 est.	Paid in the manner described above

Court Approval of Fees Required:

The Court must approve all professional fees and expenses listed in this chart before they may be paid. For all professional fees and expenses except fees owing to the Clerk of the Court and fees owing to the Office of the United States Trustee (the "OUST"), the professional in question must file and serve a properly noticed fee application and the Court must rule on the application. Only the amount of fees and expenses allowed by the Court will be required to be paid under the Plan. The administrative claim amounts set forth above for professional fees and expenses simply represent the Debtor's best estimate as to the amount of allowed administrative claims for professional fees and expenses in this case, making the assumption that the Debtor makes all of the post-petition professional fee monthly payments that the Debtor is authorized to make pursuant to its Court approved budget. The actual administrative claims for professional fees and expenses may be

higher or lower. By voting to accept the Plan, creditors are not acknowledging the validity of, or consenting to the amount of, any of these administrative claims for professional fees and expenses, and creditors are not waiving any of their rights to object to the allowance of any of these administrative claims for professional fees and expenses. Also, the professionals employed in this case may, prior to the Effective Date, seek Court approval of interim fees and expenses incurred in excess of the post-petition professional fee monthly payments received by such professionals. To the extent any such interim fees and expenses are allowed by the Court and paid by the Debtor prior to the Effective Date, that will reduce the amount of professional fees and expenses to be paid by the Reorganized Debtor.

2. Priority Tax Claims

Priority tax claims include certain unsecured income, employment and other taxes described by Section 507(a)(8) of the Bankruptcy Code. The Bankruptcy Code requires that each holder of such a Section 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments, over a period not exceeding six years from the date of the assessment of such tax. The Debtor believes that there are no Section 507(a)(8) priority tax claims. To the extent there are any allowed Section 507(a)(8) priority tax claims, such tax claims

will be paid in full by the Reorganized Debtor in equal annual payments made by the last day of each full calendar year following the Effective Date over a period not to exceed six years following the date of assessment of such tax claims, with interest to accrue on such tax claims following the Effective Date at the fixed rate equal to the rate set forth in 26 U.S.C. Section 6621 existing on the Effective Date, which the Debtor currently estimates is approximately 5-6% per annum.

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3. Post-Petition Secured Claims of the DIP Lenders

As described above, the Debtor estimates that as of the Effective Date, the DIP Lenders will collectively be owed approximately $4,064,018 on account of their post-petition loans to the Debtor. Under the Plan, the DIP Lenders (on account of their post-petition loans to the Debtor), shall, with their consent, collectively receive, in full settlement and satisfaction of their respective debt owing by the Debtor (to be distributed on a pro rata basis based upon the amount of their respective secured debt) a total of 6,065,699 shares of Reorganized Debtor Common Stock, which will comprise approximately 26.8% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus 606,570 Warrants. As of the Effective Date, any and all liens on behalf

of the DIP Lenders shall be deemed fully released, and of no further force and effect, without the need for any further documentation of filings to evidence this fact, although the DIP Lenders shall execute any such documentation if requested to do so by the Reorganized Debtor, provided such documentation is prepared by the Reorganized Debtor and delivered to the DIP Lenders.

Assuming that on the Effective Date, Blue Collar is owed $1,285,461 on account of its DIP loan; AGP is owed $1,501,182 on account of its DIP loan; and the Berg Group is owed $1,277,375, the Reorganized Debtor Common Stock and Warrants to be distributed to the DIP Lenders would be allocated among them as follows:

Blue Collar - 1,918,598 shares of Reorganized Debtor Common Stock plus 191,860 Warrants.

AGP - 2,240,570 shares of Reorganized Debtor Common Stock plus 224,057 Warrants.

The Berg Group - 1,906,530 shares of Reorganized Debtor Common Stock plus 190,653 Warrants.

C. Classified Claims and Interests

1. Classes of Secured Claims

Secured claims are claims secured by liens on property of the estate. The following charts set forth the description and treatment of each of the Debtor's known secured claims.

CLASS #	DESCRIPTION	IMPAIRED (Y/N)	TREATMENT
1	The allowed secured claim of the Koyah Entities. The Koyah Entities contend that they are owed approximately $5.5 million as of the Petition Date and are continuing to accrue post-petition interest and attorneys' fees.	Impaired; allowed claim in this class is entitled to vote on the Plan.	The Koyah Entities, will, with their consent, receive in full settlement and satisfaction of all of their claims against the Debtor, (i) 1,134,000 shares of Reorganized Debtor Common Stock, which will comprise 5% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus (ii) up to 259,900 Koyah Entities Warrants (defined above), plus (iii) the Koyah Entities Promissory Note (defined above). In addition to the foregoing, the Koyah Parties shall receive, on account of their Series B Stock, Series A Stock and Current Common Stock the same pro rata treatment as received by all other holders of Series B Stock, Series A Stock and Current Common Stock unless, no later than one day prior to the Effective Date, the Koyah Parties designate a lesser treatment for themselves with respect to any of the aforementioned interests. Pursuant to a

			settlement agreement reached between the Koyah Parties, Harry Kurtzman and the Aries Group Ltd., the Koyah Entities shall (i) assign and cause to be distributed to Harry Kurtzman any distributions received by the Koyah Entities under the Plan on account of Series B Stock which was previously paid for by Harry Kurtzman and pledged by Harry Kurtzman to the Koyah Entities, and (ii) retain any distributions received by the Koyah Entities under the Plan on account of Series B Stock which was previously not paid for by Harry Kurtzman but which was pledged by Harry Kurtzman to the Koyah Entities. On the Effective Date, the Koyah Parties shall be deemed to be released from any and all claims that the Debtor or its estate may have against the Koyah Parties, and the Reorganized Debtor shall execute any reasonable release agreement delivered to the Reorganized Debtor by the Koyah Parties to memorialize this release. On the Effective Date, the Koyah Parties, on the one hand, and Harry

			Kurtzman and Aries Group Ltd., on the other hand, shall be deemed to have agreed to a mutual release of any and all claims that either of them has against the other, and they shall both execute a reasonable release agreement to memorialize this mutual release.

CLASS #	**DESCRIPTION**	**IMPAIRED (Y/N)**	**TREATMENT**
2	The allowed secured claim of Ezra Meyer, which the Debtor estimates will be in the amount of approximately $105,000 on the Effective Date.	Impaired; allowed claim in this class is entitled to vote on the Plan.	Ezra Meyer will, with his consent, receive in full settlement and satisfaction of all of his claims against the Debtor $105,000 of cash.

CLASS #	**DESCRIPTION**	**IMPAIRED (Y/N)**	**TREATMENT**
3	All other allowed secured claims, if any, which are not included in class 1 or class 2. The Debtor does not believe that there are any other allowed secured	Impaired; allowed claims in this class are entitled to vote on the Plan (if	In the event that there are any class 3 allowed claims, the Reorganized Debtor will, at the Reorganized Debtor's election, treat each such holder of a class 3 allowed claim, in one of the following two ways:

	claims.	they are given treatment #1); and Not Impaired and not entitled to vote on the Plan if they are given treatment #2.	1. Treatment #1. The Reorganized Debtor will pay the allowed secured claim of the class 3 claim holder in sixty equal monthly payments by the last day of each of the first sixty full calendar months following the Effective Date. Following the Effective Date, the allowed secured claim of the class 3 claim holder will accrue interest at the federal funds rate of interest on the date of the Plan Confirmation Hearing plus 2% (which would be approximately 6% per annum based on the present federal funds rate), or such other rate of interest agreed to by the Debtor and the class 3 claim holder or determined by the Court. Following the Effective Date, the allowed secured claim of the class 3 claim holder will be secured by the same liens, with the same scope, which currently secure the allowed secured claim of the class 3 claim holder. If an objection to the claim of the class 3 claim holder is pending on the Effective Date, the Reorganized Debtor will pay the monthly payments that the class 3 claim holder would be entitled to receive if its claim was allowed

			in the amount asserted into a segregated interest bearing trust account maintained by LNBRB until an order is entered by the Court, or an appellate court, allowing the secured claim of the class 3 claim holder, and such order becomes a final order, which is not the subject of any pending appeal, and the time for filing an appeal has passed. Once a final order is entered providing for an allowed secured claim of the class 3 claim holder, which is not the subject of any pending appeal and the time for filing an appeal has passed, the class 3 claim holder will be paid from the trust account the amount of money that would have been paid to the class 3 claim holder up to that point in time had the allowed secured claim of the class 3 claim holder been allowed in that amount on the Effective Date. 1. Treatment #2. The Reorganized Debtor will pay the allowed secured claim of the class 3 claim holder in cash in full on the Effective Date out of the New Money Contribution.

2. Classes of Priority Unsecured Claims

Certain priority claims that are referred to in Bankruptcy Code Sections 507(a)(3), (4), (5), (6), and (7) are required to be placed in classes. These types of claims are entitled to priority treatment as follows: the Bankruptcy Code requires that each holder of such a claim receive cash on the Effective Date equal to the allowed amount of such claim. However, a class of unsecured priority claim holders may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the allowed amount of such claim. The Debtor believes that the only Section 507(a)(3), (4), (5), (6), or (7) priority unsecured claims consist of $54,481.46 of unpaid priority wage claims. All consensual allowed priority unsecured claims will be paid in full by the Reorganized Debtor out of the New Money Contribution on the Effective Date. All disputed priority unsecured claims which become allowed will be paid in full by the Reorganized Debtor out of the New Money Contribution on the later of the Effective Date and the date the Court enters an order allowing such priority claims.

3. Class of General Unsecured Claims

General unsecured claims are unsecured claims not entitled to priority under Bankruptcy Code Section 507(a). The following charts identify the Plan's treatment of the classes containing <u>all</u> of the Debtor's non-priority general unsecured claims:

CLASS #	DESCRIPTION	IMPAIRED (Y/N)	TREATMENT
4	All general unsecured claims which are not included in class 5 The Debtor estimates that there are a total of approximately $8.3 million of undisputed, non-contingent and liquidated class 4 claims.	Impaired; allowed claims in this class are entitled to vote on the Plan.	Subject to the 5% cash out option described below, all holders of class 4 allowed claims will collectively receive (on a pro rata basis based upon the amount of their respective class 4 allowed claims) in full settlement and satisfaction of their class 4 allowed claims (i) 4,729,499 shares of Reorganized Debtor Common Stock, which will comprise approximately 20.9% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus (ii) up to 945,900 Warrants. Holders of class 4 allowed claims shall receive one Warrant for each five shares of Reorganized Debtor Common Stock that they receive under the Plan, rounded downward for those class 4 claim holders who receive an amount of Reorganized Debtor Common Stock which is not wholly divisible by five. Thus, a class 4 claim holder who receives seven shares of Reorganized Debtor Common Stock under the Plan will receive one Warrant. A class 4 claim holder would need to receive at least ten shares of Reorganized

			Debtor Common Stock to receive at least two Warrants. Assuming that there are a total of $8.3 million of class 4 allowed claims, each approximately $1.75 of class 4 allowed claims will result in the receipt of one share of Reorganized Debtor Common Stock, and each approximately $8.75 of class 4 allowed claims will result in the receipt of one Warrant. With respect to the issuance of Reorganized Debtor Common Stock to the holders of class 4 allowed claims, all fractions will be rounded downward to the nearest whole number. In lieu of receiving Reorganized Debtor Common Stock and Warrants on account of their class 4 allowed claims, each holder of a class 4 allowed claim shall have the option to receive in full settlement and satisfaction of their class 4 allowed claims a cash payment from the Reorganized Debtor equal to 5% of the amount of their class 4 allowed claim (the "Class 4 Cash Out Option"). Such cash payments shall be made by the Reorganized Debtor within thirty days following the

			Effective Date and shall be funded out of the New Money Contribution. In order for the holder of a class 4 allowed claim to elect the Class 4 Cash Out Option, the class 4 claim holder must make that election in the ballot voting on the Plan, and the class 4 claim holder must return the ballot to the Debtor's counsel by January 3, 2006, which is the date indicated above as the last day for claim holders to vote on the Plan. Any class 4 claim holder who does not timely return a ballot to Debtor's counsel indicating a desire to elect the Class 4 Cash Out Option will not receive the Class 4 Cash Out Option and will instead receive a pro rata amount of Reorganized Debtor Common Stock and Warrants computed in the manner described above. The aggregate number of shares of Reorganized Debtor Common Stock (and therefore eligible Warrants) that will be distributed to holders of class 4 allowed claims will be unchanged as a result of the holders of certain class 4 allowed claims electing the 5% cash out option available to them under

			the Plan. The Reorganized Debtor Common Stock and Warrants will be distributed to holders of class 4 allowed claims by the later of (i) thirty days after the Effective Date, and (ii) thirty days after the date that the last disputed claim has been resolved by settlement or a final order of the Court, or an appellate court, which is not the subject of any pending appeal, and the time for filing an appeal has passed.

CLASS #	DESCRIPTION	IMPAIRED (Y/N)	TREATMENT
5	All allowed general unsecured claims which are in an amount of $2,500 or less, and all allowed general unsecured claims which are greater than $2,500 but not greater than $10,000, and whose claim holders elect to reduce their claim to $2,500 and be treated as class 5 claim holders. The Debtor estimates that there are a total of approximately $50,000 of undisputed, non-contingent and liquidated class 5 claims.	Not Impaired; allowed claims in this class are not entitled to vote on the Plan.	Holders of class 5 allowed claims will be paid in cash in full on the Effective Date out of the New Money Contribution.

4. Classes of Interest Holders

Interest holders are the parties who hold an ownership interest (i.e., equity interest) in the Debtor. The following charts identify the Plan's treatment of the classes of interest holders:

CLASS #	DESCRIPTION	IMPAIRED (Y/N)	TREATMENT
6	All Series B	Impaired;	All holders of allowed

	claims and interests ("Series B Interests")	holders of allowed Series B Interests are entitled to vote on the Plan.	Series B Interests will receive in full settlement and satisfaction of their Series B Interests shares of Reorganized Debtor Common Stock and Warrants. The Debtor believes that there is a total of $9,979,838 of issued and outstanding Series B Stock which has been fully and properly paid for by the holders of the Series B Stock. A list of all of the owners of Series B Stock and the amounts of their respective shares of Series B Stock is attached hereto as Exhibit "7". The $3,560,000 of Series B Stock which is listed on the top of Exhibit "7" as "Escrow Shares" refer to shares of Series B Stock which remain in escrow because they were never properly paid for. The $1,000,000 of Series B Stock which is listed on the top of Exhibit "7" as "RE Trans Issuance" refer to shares of Series B Stock which were issued to the two individuals referenced therein in connection with their prior agreement to purchase the ARI Property. That transaction was never consummated due to what the Debtor considers to have been the breach by the two individuals

			referenced therein. The issuance of the $1,000,000 of Series B Stock to the two individuals referenced therein was always intended to be conditioned upon the successful consummation of their purchase of the ARI Property, which never occurred. As a result, the Debtor believes that the $1,000,000 of Series B Stock was or should have been cancelled concurrently with their breach of the real estate contract regarding the ARI Property. The holders of the $9,979,838 of issued and outstanding Series B Stock which has been fully and properly paid for (as identified in the column of Exhibit "7" entitled "PD Shares") will receive under the Plan in full settlement and satisfaction of their Series B Interests (on a pro rata basis based upon the amount of their respective Series B Stock) 2,961,585 shares of Reorganized Debtor Common Stock, which will comprise approximately 13.1% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus up to 987,195 Warrants. As a result, each approximately $3.37 of

			issued and outstanding Series B Stock which has been fully and properly paid for will entitle the holder to receive one share of Reorganized Debtor Common Stock. In addition, the holders of the $9,979,838 of issued and outstanding Series B Stock which has been fully and properly paid for will receive one Warrant for each three shares of Reorganized Debtor Common Stock that they receive under the Plan, rounded downward for those Series B interest holders who receive an amount of Reorganized Debtor Common Stock which is not wholly divisible by three. Thus, a Series B interest holder who receives five shares of Reorganized Debtor Common Stock under the Plan will receive one Warrant. A Series B interest holder would need to receive at least six shares of Reorganized Debtor Common Stock to receive at least two Warrants. The holders of Series B Stock referenced in the two columns of "Escrow Shares" and "RE Trans Issuance" will not receive Reorganized Debtor Common Stock or Warrants under the Plan on account of such

			Series B Stock absent an order of the Court which provides that they have allowed Series B Interests. In the event they obtain such an order of the Court, they will be issued Reorganized Debtor Common Stock and Warrants in the same proportions as that which will be issued to the holders of the $9,979,838 of issued and outstanding Series B Stock addressed above. As described above, if the Court orders that the holders of Series B Stock referenced in the two columns identified in Exhibit "7" as "Escrow Shares" and "RE Trans Issuance" have allowed Series B Interests, those holders will receive Reorganized Debtor Common Stock and Warrants under the Plan on account of such Series B Stock. In that event, all references herein to the number of Reorganized Debtor Common Stock and Warrants to be received by holders of Series B Interests, the maximum number of shares of Reorganized Debtor Common Stock and Warrants and to percentage ownership of such Reorganized Debtor Common Stock and Warrants by any class

			or party shall be deemed modified to take into account such additional shares of Reorganized Debtor Common Stock and Warrants that will be issued to such holders of Series B Stock.

CLASS #	DESCRIPTION	IMPAIRED (Y/N)	TREATMENT
7	All Series A claims and interests ("Series A Interests")	Impaired; holders of allowed Series A Interests are entitled to vote on the Plan.	All holders of allowed Series A Interests will receive in full settlement and satisfaction of their Series A Interests shares of Reorganized Debtor Common Stock plus Warrants pursuant to the following formula: 1. For each approximately 1.65 shares of Series A Interests owned, the Series A Interest holder shall receive one share of Reorganized Debtor Common Stock. 2. Each holder of an allowed Series A Interest will receive one Warrant for each four shares of Reorganized Debtor Common Stock that they receive under the Plan, rounded downward for those Series A interest holders who receive an amount of Reorganized Debtor Common Stock which is not wholly divisible by four.

			Thus, a Series A interest holder who receives five shares of Reorganized Debtor Common Stock under the Plan will receive one Warrant. A series A interest holder would need to receive at least eight shares of Reorganized Debtor Common Stock to receive at least two Warrants. The Debtor estimates that there are 591,110 shares of Series A Interests, which will collectively receive based upon the formulas above 357,818 shares of Reorganized Debtor Common Stock (equaling approximately 1.6% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date) plus up to 89,455 Warrants.

CLASS #	DESCRIPTION	IMPAIRED (Y/N)	TREATMENT
8	All equity interests in the Debtor excluding Series B Interests and Series A Interests, including all Current Common Stock, stock options, warrants, etc. (collectively, "Current Common Stock Equivalents")	Impaired; holders of allowed Current Common Stock and/or Current Common Stock Equivalents are entitled to vote on	The holders of all Current Common Stock and/or Current Common Stock Equivalents on the Effective Date, as identified by the Debtor's transfer agent, will receive in exchange for, and in full settlement and satisfaction of, all of their Current Common Stock and Current Common Stock Equivalents, shares of the Reorganized Debtor

		the Plan.	Common Stock pursuant to the following formula: 1. Holders of Current Common Stock will receive one share of Reorganized Debtor Common Stock for every 338 shares of Current Common Stock owned on the Effective Date, rounded down to the nearest whole number. As a result, any holder of less than 338 shares of Current Common Stock will not receive any Reorganized Debtor Common Stock. As an example, the holder of 500 shares of Current Common Stock will receive one share of Reorganized Debtor Common Stock, as it would take 676 shares of Current Common Stock to receive two shares of Reorganized Debtor Common Stock. The Debtor estimates that there are approximately 439,458,082 shares of outstanding Current Common Stock and that under the Plan they will collectively receive up to 1,300,000 shares of Reorganized Debtor Common Stock, which, if fully issued, would comprise approximately 5.7% of the Reorganized Debtor Common Stock issued and outstanding on the

			Effective Date. All shares of Current Common Stock shall be deemed cancelled and extinguished on the Effective Date. On the Effective Date, all class 8 interests will (i) be deemed cancelled, terminated, extinguished and of no further force and effect, (ii) no longer constitute an equity interest in the Debtor, and (iii) not constitute an equity interest in the Reorganized Debtor. The holders of Current Common Stock on the Effective Date, as identified by the Debtor's transfer agent, will be eligible to receive shares of the Reorganized Debtor Common Stock.

D. Means of Effectuating the Plan and Implementation of the Plan

1. Plan Funding.

The Plan will be funded with the New Money Contribution from the New Money Investors to be contributed to the Reorganized Debtor on the Effective Date as a capital contribution, any money received by the Reorganized Debtor from the sale of the ARI Property, the revenues generated by the

Reorganized Debtor's business operations, and any money collected by the Debtor or the Reorganized Debtor from the pursuit of causes of action, avoidance causes of action, and actions against those people and entities listed on Exhibit "3" hereto who owe the Debtor money. In exchange for the New Money Contribution, (i) the New Money Investors shall receive 3,349,500 shares of Reorganized Debtor Common Stock, which will comprise approximately 14.8% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus 669,900 Warrants, and (ii) for major contributions to the Plan, Disclosure Statement, business analysis and modeling, feasibility study, assistance in settlement disputes between the Debtor and certain creditors, and providing valuation analysis for pricing of the New Money Contribution the Aries Group shall receive 2,541,500 shares of Reorganized Debtor Common Stock, which will comprise approximately 11.2% of the Reorganized Debtor Common Stock issued and outstanding on the Effective Date, plus 508,300 Warrants.

2. The Reorganized Debtor Common Stock and Warrants.

The Reorganized Debtor shall continue to be a publicly-traded Delaware Corporation. Since all of the Reorganized Debtor Common Stock and Warrants to be issued under the Plan (other than the Reorganized Debtor Common Stock and Warrants to be issued to the New Money Investors on account of the New Money Contribution) will be in exchange for allowed claims against, or

interests in, the Debtor which are not otherwise paid under the Plan, then pursuant to Section 1145(a)(1)(A) of the Bankruptcy Code the issuance of such Reorganized Debtor Common Stock and Warrants will be exempt from section 5 of the Securities Act of 1933 and any State or local law requiring registration for offer or sale of a security. As a result, all such Reorganized Debtor Common Stock and Warrants shall be freely transferable without any restrictions, and will not require any holding period or separate registration with the SEC or any other governmental agency, except that any such Reorganized Debtor Common Stock or Warrants issued to directors, officers or beneficial holders of at least 10% of the Reorganized Debtor Common Stock will be able to transfer such securities only in compliance with Rule 144 adopted by the SEC (but without regard to the holding period requirement), and can be resold without restriction, 90 days after they are no longer an officer, director or 10% shareholder, or pursuant to a separate registration with the SEC. The issuance of the Reorganized Debtor Common Stock and Warrants to be issued to the New Money Investors on account of the New Money Contribution will be exempt from section 5 of the Securities Act of 1933 and any State or local law requiring registration for offer or sale of a security pursuant to section 4(2) of the Securities Act of 1933 and Regulation 506 adopted by the SEC (provided that the New Money Investors are accredited

investors, which the Debtor believes will be the case). The Reorganized Debtor shall use its best efforts to file a SB-2 registration statement with the SEC within ninety days following the Effective Date to register the Reorganized Debtor Common Stock and Warrants issued to the New Money Investors, the Aries Group, the Koyah Parties or any of their owners or members. No assurances can be made as to when such a registration will be declared effective by the SEC. In the event that the Reorganized Debtor fails to file an SB-2 registration statement with the SEC within ninety days following the Effective Date, the New Money Investors Entities shall receive additional shares of Reorganized Debtor Common Stock at the rate of 5% per month up to a maximum of 25%. Also, in order to file a registration statement, the Reorganized Debtor will first have to file all of the Debtor's past due Form 10-K [or 10-KSB] and Form 10-Q [or 10-QSB]. In order to file the Form 10-K, audits for the periods ending February 28, 2005 and February 28, 2006 will likely need to be completed and the auditor will also have to review and sign off on the Form 10-Q's to be filed for periods ending May, 2005, August, 2005 and November, 2005. The Debtor believes that it may take the auditors two months to complete their audit and review of the Form 10-Q's, and therefore the Debtor will seek to have the auditors start their work no later than the beginning of December, 2005. The Debtor believes that until a

registration is declared effective by the SEC, the resale of any of the Reorganized Debtor Common Stock and Warrants issued to the New Money Investors on account of the New Money Contribution will not be exempt from registration and cannot be traded or transferred except in compliance with Rule 144. As soon as the Reorganized Debtor satisfies the applicable listing requirements, the Reorganized Debtor will seek to file for a NASDAQ or other exchange listing. The Debtor contemplates that the Reorganized Debtor will seek to become current with all filing requirements with the SEC as soon after the Effective Date as possible.

3. The Management and Board of Directors of the Reorganized Debtor.

The Reorganized Debtor will adopt a new certificate of incorporation (the "Reorganized Debtor Certificate of Incorporation") and new bylaws (the "Reorganized Debtor Bylaws"), which will replace the Debtor's current certificate of incorporation (including all certificates of designations adopted thereunder) and bylaws in their entirety. The Debtor shall file a copy of the Reorganized Debtor Certificate of Incorporation and Reorganized Debtor Bylaws with the Court prior to the Plan Confirmation Hearing. The Reorganized Certificate of Incorporation shall authorize 50,000,000 shares of Reorganized Debtor Common Stock and shall not provide for the authorization of any preferred stock. The Reorganized Debtor

Bylaws shall provide for the Reorganized Debtor to have an initial five members on its Board of Directors. The Board of Directors shall be independent in accordance with all applicable rules of the SEC. In addition, the Board of Directors shall not be subject to any appointment rights by any person or entity. Although the shareholders of the Reorganized Debtor will have the right to elect all five Board members at the first meeting of the shareholders, the initial Board members of the Reorganized Debtor shall be Marc Hoffman, Cipora Lavut, Art Schwartz, Yolanda Parker, and Richard Armhurst, each of whom shall receive $1,000 for each Board meeting attended plus a total of 25,000 of Board Warrants. The professional resumes of Mr. Hoffman, Ms. Lavut, Mr. Schwartz, Ms. Parker and Mr. Armhurst are attached hereto as Exhibit "5". Within 180 days following the Effective Date, or as soon as possible thereafter, the Reorganized Debtor shall conduct its first shareholder meeting at which the shareholders of the Reorganized Debtor shall have the right to elect new Board members or to leave some or all of the existing Board members in place. The Reorganized Debtor shall have the ability to increase or reduce the number of officers and directors as needed, but the number of Board members shall never be less than five. Marc Hoffman shall serve as the initial President of the Reorganized Debtor, for which Marc Hoffman shall receive an annual base salary of $200,000 plus 300,000 Management Warrants. The Debtor is still in the

process of identifying the remaining initial officers of the Reorganized Debtor. The identities and initial compensation of these individuals will be filed with the Court prior to the Plan Confirmation Hearing. As described above, the Reorganized Debtor shall have the right to issue a total of up to 500,000 of Management Warrants to management of the Reorganized Debtor, inclusive of those Management Warrants being issued to Mr. Hoffman, and up to 500,000 Board Warrants to Board members, inclusive of those being issued to the initial Board members, all with the intent to assist the Reorganized Debtor to attract talented individuals to serves as officers and directors, and to provide for such individuals to be financially vested in the Reorganized Debtor. All unvested Management Warrants and unvested Board Warrants shall remain as an asset of the Reorganized Debtor to be distributed in the manner the Reorganized Debtor deems appropriate. On the Effective Date, all of the Debtor's current by-laws, amendments, certificates of designation, common stock, preferred stock, warrants, etc. will be deemed cancelled and extinguished and of no further force or effect.

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4. Other Features of the Reorganized Debtor.

The Reorganized Debtor shall have 50,000,000 shares of authorized Reorganized Debtor Common Stock and no preferred stock. However, as of the Effective Date, the Reorganized

Debtor shall have no more than 23,000,000 shares of Reorganized Debtor Common Stock issued and outstanding, and there shall be no more than 5,230,000 Warrants reserved under the Plan. The Reorganized Debtor By-Laws shall further provide that absent a majority shareholders vote (a majority shall mean a majority of those shareholders who elect to vote), the Reorganized Debtor shall be prohibited from (i) issuing any convertible instruments, (ii) granting a security interest in substantially all of the Reorganized Debtor's assets (other than the lien granted to the Koyah Entities and possibly others under the Plan), (iii) issuing warrants or stock options (other than those that are part of the Plan), and (iv) selling more than 20% of the Reorganized Debtor Common Stock (this shall apply only to non-market placements). The Reorganized Debtor By-Laws shall require annual shareholders meetings to be held no later than 9 months after the end of each fiscal year and all Board members shall be up for election at every annual meeting (i.e., there shall be no staggered board).

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5. Disbursing Agent.

The Reorganized Debtor shall serve as the disbursing agent for purposes of making all distributions required to be made under the Plan.

6. Objections to Claims.

The claims bar date in this case was October 20, 2005. Attached hereto as Exhibit "6" is a claims chart, which identifies all of the Debtor's scheduled claims and all proofs of claim which have been filed against the Debtor. The Debtor or the Reorganized Debtor, as the case may be, shall file objections to all proofs of claims which are inconsistent with the Debtor's books and records unless the Debtor deems the inconsistency to be insignificant, or, after analyzing such proofs of claims, determines the claimant to be correct. With respect to disputed claims which are not resolved prior to the Effective Date, the Reorganized Debtor shall have the authority, in its sole discretion, in the reasonable exercise of its business judgment and subject to the approval of the Court, to settle or compromise any claim. As provided by Section 502(c) of the Bankruptcy Code, the Court may estimate any contingent or unliquidated disputed claim for purposes of confirmation of the Plan. The Debtor or the Reorganized Debtor, as the case may be, shall have the authority to file any objections to claims following the confirmation of the Plan, or to continue with the prosecution of any objections to claims which are filed but not completed prior to the confirmation of the Plan, and the Court shall retain jurisdiction over the Debtor, the Reorganized Debtor, this case and this estate to resolve and to adjudicate

any and all such objections to claims which are commenced or continued following the confirmation of the Plan. Nothing contained in the Plan shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any rights of setoff or recoupment, or of any defense, the Debtor or the Reorganized Debtor may have with respect to any claim, or of any bases the Debtor or the Reorganized Debtor have to object to any such claim. Nevertheless, the preceding language is not intended to interfere with or supersede the settlement and release of any potential claims by the Debtor or on behalf of the Debtor's estate against the Koyah Entities or any of their officers, directors, Investment Advisors, or Managers.

7. Investigation and Prosecution of Claims, Causes of Action and Avoidance Actions

The Debtor or the Reorganized Debtor, as the case may be, shall investigate all claims, causes of action and avoidance actions of the Debtor and its estate and determine which, if any, should be prosecuted. All claims, causes of action and avoidance actions of the Debtor and its estate are preserved by the Plan, and the Reorganized Debtor shall have the full power and authority to settle, adjust, retain, enforce or abandon any claim, cause of action or avoidance actions as the representative of the Debtor's estate under section 1123(b) of the Bankruptcy Code or otherwise, whether such claims, causes of

action or avoidance actions were commenced by the Debtor prior to the Effective Date or after the Effective Date. The Debtor or the Reorganized Debtor, as the case may be, shall have the authority to file and to prosecute any and all claims, causes of action and avoidance actions following the confirmation of the Plan (and to continue with the prosecution of any such claims, causes of action and avoidance actions which were commenced but not completed by the Debtor prior to the confirmation of the Plan), and the Court shall retain jurisdiction over the Debtor, the Reorganized Debtor, this case and this estate to resolve and to adjudicate any and all such claims, causes of action and avoidance actions following the confirmation of the Plan. Nothing contained in the Plan shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any rights or of any defenses the Debtor or the Reorganized Debtor may have with respect to any such claims, causes of action and avoidance actions. Nevertheless, the preceding language is not intended to interfere with or supersede the settlement and release of any potential claims by the Debtor or on behalf of the Debtor's estate against the Koyah Entities or any of their officers, directors, Investment Advisors, or Managers.

8. The Debtor's Claims and Causes of Action Against Certain Purchasers of Series B Interests.

As described above, the Debtor completed a large funding in September of 2004 consisting of the issuance of Series B Interests and a settlement with a number of the Debtor's large creditors. As part of the funding, the Debtor was scheduled to receive $6,265,000 between September 2004 and May 2005. Some of the investors received the Series B Interests in escrow and issued promissory notes to the Debtor against the investment amounts. A group of the investors subsequently failed to honor their commitments under the promissory notes. In total, approximately $3,542,109 remains outstanding on the promissory notes owing to the Debtor, inclusive of principal, late fees and default penalties. A list of those people and entities and estimated amounts outstanding, and a copy of the related Global Settlement agreement, are attached hereto as Exhibit "3". The Debtor intends to pursue litigation against all such people and entities who issued the still outstanding promissory notes to the Debtor, and the Reorganized Debtor shall have the right to commence such litigation if the Debtor has not done so prior to the Effective Date, and to continue with the prosecution of such litigation if the Debtor commenced but did not complete such litigation prior to the Effective Date. The Debtor and the Reorganized Debtor, as the case may be, reserve the right to pursue claims and causes of action against such people and entities for the amounts owing under the still outstanding

promissory notes, inclusive of fees and costs incurred in such prosecution, as well as for all damages suffered by the Debtor as a proximate cause of their failure to honor their obligations to the Debtor under such promissory notes. The Court shall retain jurisdiction over the Debtor, the Reorganized Debtor, this case and this estate to resolve and to adjudicate any and all such claims and causes of action following the confirmation of the Plan, whether such claims and causes of action were commenced prior to or after the confirmation of the Plan.

9. Payment of Professional Fees and Expenses Incurred Before and After the Effective Date

The Reorganized Debtor shall be entitled to pay the fees and expenses incurred by professionals employed in the Debtor's Chapter 11 case prior to the Effective Date only after such fees and expenses have been approved by the Court. The Reorganized Debtor shall be entitled to pay the fees and expenses incurred by professionals employed in the Debtor's Chapter 11 case after the Effective Date without any further order of the Court. The Reorganized Debtor shall be entitled to employ and to compensate its own professionals as the Reorganized Debtor deems appropriate without any overview or Court approval.

10. Distributions to be Made Pursuant to the Plan

Except as otherwise agreed to by the Reorganized Debtor in writing, distributions to be made to holders of allowed claims

pursuant to the Plan may be delivered by regular mail, postage prepaid, to the address shown in the Debtor's schedules, as they may from time to time be amended in accordance with Bankruptcy Rule 1000, or, if a different address is stated in a proof of claim duly filed with the Court, to such address. Checks issued to pay allowed claims shall be null and void if not negotiated within sixty days after the date of issuance thereof.

11. Cancellation of Securities, Indentures and Similar Instruments.

On the Effective Date, all securities, indentures, options, warrants and similar instruments of the Debtor shall be deemed cancelled, terminated and extinguished without the need for any further action to be taken by any party. Any indenture trustees, registrars, paying agents and transfer agents shall cooperate with the Reorganized Debtor with respect to (a) providing the Reorganized Debtor with a list of the registered holders of the securities issued under their respective securities, indentures or similar instruments as of the Effective Date, and (b) canceling those securities, indentures, options, warrants and similar instruments received after the Effective Date. The indenture trustees, registrars, paying agents and transfer agents shall not recognize, record or otherwise acknowledge any transfer of their respective securities after the close of business on the Effective Date.

12. Corporate Matters.

Entry of the Court order confirming the Plan (the "Plan Confirmation Order") shall constitute all approvals, consents and actions required by any stockholders, directors, officers, or representatives of the Debtor under applicable law, and shall enable the Debtor or the Reorganized Debtor to execute any documents, instruments or agreements, and to take all corporate and other actions that are specified in the Plan or the Plan Confirmation Order that are necessary or appropriate to perform, implement and effectuate the Plan, provided, however, that except as set forth in Section 1145 of the Bankruptcy Code, nothing in the Plan is intended to override or to contravene any SEC laws or state corporate law.

13. Exemption from Transfer Taxes.

Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Bankruptcy Code, may not be taxed under any law imposing a stamp tax or similar tax. Transfers under the Plan that are exempt from taxes under section 1146(c) of the Bankruptcy Code include all transfers by the Debtor after the commencement of its chapter 11 case in contemplation of the Plan but prior to the Effective Date, and all transfers to and by the Reorganized Debtor. The taxes from which such transfers

are exempt include stamp taxes, recording taxes, sales and use taxes, transfer taxes, and other similar taxes.

14. Executory Contracts and Unexpired Leases.

Attached as Exhibit "4" to this Disclosure Statement is a list of the Debtor's executory contracts and unexpired leases which the Debtor intends to assume under the Plan and to become executory contracts and unexpired leases of the Reorganized Debtor (the "Assumed Executory Contracts and Unexpired Leases"), and the amounts of any defaults the Debtor believes exist under the Assumed Executory Contracts and Unexpired Leases, which must be cured in connection with the assumption of the Assumed Executory Contracts and Unexpired Leases. The Debtor reserves the right to amend its list of the Assumed Executory Contracts and Unexpired Leases up until the time of the Plan Confirmation Hearing. All of the Debtor's remaining executory contracts and unexpired leases which have not previously been assumed or rejected by the Debtor outside of the Plan, and which are not part of the Assumed Executory Contracts and Unexpired Leases shall automatically be deemed rejected on the Effective Date. With respect to all of the Assumed Executory Contracts and Unexpired Leases for which defaults exist on the Effective Date, the Debtor shall be required to (a) cure or provide adequate assurance that the Reorganized Debtor will promptly cure any default existing under any such Assumed Executory Contracts and

Unexpired Leases, (b) compensate or provide adequate assurance that the Reorganized Debtor will promptly compensate any other party to such Assumed Executory Contracts and Unexpired Leases for any actual pecuniary loss to such parties resulting from any default existing under any such Assumed Executory Contracts and Unexpired Leases, and (c) provide adequate assurance of future performance under such Assumed Executory Contracts and Unexpired Leases.

Any party who wishes to object to the Debtor's assumption of any of the Assumed Executory Contracts and Unexpired Leases under the Plan and/or to the amounts of any defaults the Debtor believes exist under the Assumed Executory Contracts and Unexpired Leases which must be cured in connection with the assumption of the Assumed Executory Contracts and Unexpired Leases must file a written objection with the Court within fourteen days prior to the Plan Confirmation Hearing, and serve such objection on counsel to the Debtor. The Court may deem the failure of any party to file such a timely objection to constitute consent to the Debtor's assumption of the Assumed Executory Contracts and Unexpired Leases and to the amount of any defaults the Debtor must cure in connection with the assumption of the Assumed Executory Contracts and Unexpired Leases.

THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE WHICH IS REJECTED ON THE EFFECTIVE DATE SHALL BE THIRTY DAYS AFTER THE EFFECTIVE DATE. Any claim based on the rejection of an unexpired lease or executory contract will be barred if the proof of claim is not timely filed, unless the Court orders otherwise. Any allowed claim resulting from the rejection of an unexpired lease or executory contract will be classified and treated as a class 4 allowed claim.

15. Changes in Rates Subject to Regulatory Commission Approval.

The Debtor is not subject to governmental regulatory commission approval of its rates.

16. Retention of Jurisdiction.

Following the confirmation of the Plan and occurrence of the Effective Date, in addition to jurisdiction which exists in any other court, the Court shall retain such jurisdiction as is legally permissible including for the following purposes:

i. To resolve any and all disputes regarding the operation and interpretation of the Plan and the Plan Confirmation Order;

ii. To determine the allowability, classification, or priority of claims and interests upon objection by the Debtor, the Committee, or by any other parties in interest with standing

to bring such objection or proceeding and to consider any objection to claim or interest whether such objection is filed before or after the Effective Date;

iii. To determine the extent, validity and priority of any lien asserted against property of the Debtor or property of the Debtor's estate;

iv. To construe and take any action to enforce the Plan, the Plan Confirmation Order, and any other order of the Court, issue such orders as may be necessary for the implementation, execution, performance, and consummation of the Plan, the Plan Confirmation Order, and all matters referred to in the Plan and the Plan Confirmation Order, and to determine all matters that may be pending before the Court in this case on or before the Effective Date with respect to any person or entity related thereto;

v. To determine (to the extent necessary) any and all applications for allowance of compensation and reimbursement of expenses of professionals for the period on or before the Effective Date;

vi. To determine any request for payment of administrative expenses;

vii. To determine motions for the rejection, assumption, or assignment of executory contracts or unexpired

leases filed before the Effective Date and the allowance of any claims resulting therefrom;

viii. To determine all applications, motions, adversary proceedings, contested matters, and any other litigated matters instituted during the pendency of this case whether before, on, or after the Effective Date including claims, causes of action, and avoidance actions, and the Reorganized Debtor shall have the right to commence any claims, causes of action and avoidance actions after the Effective Date and to continue with the prosecution of any such claims, causes of action and avoidance actions which were commenced but not completed by the Debtor prior to the Effective Date;

ix. To determine such other matters and for such other purposes as may be provided in the Plan Confirmation Order;

x. To modify the Plan under Section 1127 of the Bankruptcy Code in order to remedy any apparent defect or omission in the Plan or to reconcile any inconsistency in the Plan so as to carry out its intent and purpose;

xi. Except as otherwise provided in the Plan or the Plan Confirmation Order, to issue injunctions, to take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or the Plan

Confirmation Order, or the execution or implementation by any person or entity of the Plan or the Plan Confirmation Order;

xii. To issue such orders in aid of consummation of the Plan and the Plan Confirmation Order, notwithstanding any otherwise applicable nonbankruptcy law, with respect to any person or entity, to the fullest extent authorized by the Bankruptcy Code or Bankruptcy Rules; and

xiii. To enter a final decree closing the Debtor's Chapter 11 case.

17. Risk Factors.

The primary risk of the Plan is the risk of the Reorganized Debtor's inability to repay the Koyah Entities Promissory Note and any other allowed secured claims which are not paid in full on the Effective Date or converted into Reorganized Debtor Common Stock, in the manner provided for in the Plan. However, as set forth in the Cash Flow Projections attached hereto as Exhibit "2" and for the reasons described above, the Debtor believes that with the New Money Contribution from the New Money Investors, the money received by the Reorganized Debtor from the sale of the ARI Property, and the revenues to be generated by the Reorganized Debtor's business operations, the Reorganized Debtor will be able to repay any and all such allowed secured claims in the manner provided for in the Plan.

V. TAX CONSEQUENCES OF THE PLAN

CREDITORS AND INTEREST HOLDERS CONCERNED WITH HOW THE PLAN MAY AFFECT THEIR TAX LIABILITY SHOULD CONSULT WITH THEIR OWN ACCOUNTANTS, ATTORNEYS, AND/OR ADVISORS. The following disclosure of possible tax consequences is intended solely for the purpose of alerting readers about possible tax issues the Plan may present to the Debtor. The Debtor CANNOT and DOES NOT represent that the tax consequences contained below are the only tax consequences of the Plan because the Tax Code embodies many complicated rules which make it difficult to state completely and accurately all of the tax implications of any action.

The Debtor does not anticipate that confirmation of the Plan will have a significant or material effect on its tax liability. The Debtor makes no representations regarding the potential tax consequences to creditors.

VI. CONFIRMATION REQUIREMENTS AND PROCEDURES

PERSONS OR ENTITIES CONCERNED WITH CONFIRMATION OF THE PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON CONFIRMING A PLAN OF REORGANIZATION IS VERY COMPLEX. The following discussion is intended solely for the purpose of alerting readers about basic confirmation issues, which they may wish to consider, as well as certain deadlines for filing claims. The Debtor CANNOT and DOES NOT represent that the

discussion contained below is a complete summary of the law on this topic.

Many requirements must be met before the Court can confirm a plan. Some of the requirements include that the plan must be proposed in good faith, acceptance of the plan, whether the plan pays creditors at least as much as creditors would receive in a Chapter 7 liquidation, and whether the plan is feasible. These requirements are not the only requirements for confirmation.

A. Who May Vote or Object.

Any party in interest may object to the confirmation of the Plan, but, as explained below, not everyone is entitled to vote to accept or reject the Plan.

B. Who May Vote to Accept/Reject the Plan

A creditor or interest holder has a right to vote for or against the Plan if that creditor or interest holder has a claim or interest which is both (1) allowed or allowed for voting purposes and (2) classified in an impaired class.

C. What Is an Allowed Claim/Interest

As noted above, a creditor or interest holder must first have an allowed claim or interest to have the right to vote. Generally, any proof of claim or interest will be allowed, unless a party in interest files an objection to the claim or interest. When an objection to a claim or interest is filed,

the creditor or interest holder holding the claim or interest cannot vote unless the Court, after notice and hearing, either overrules the objection or allows the claim or interest for voting purposes.

THE BAR DATE FOR FILING A PROOF OF CLAIM IN THIS CASE ON ACCOUNT OF PRE-PETITION CLAIMS WAS OCTOBER 20, 2005. A creditor or interest holder may have an allowed claim or interest even if a proof of claim or interest was not timely filed. A claim is deemed allowed if (1) it is scheduled on the Debtor's schedules and such claim is not scheduled as disputed, contingent, or unliquidated, and (2) no party in interest has objected to the claim. An interest is deemed allowed if it is scheduled and no party in interest has objected to the interest.

D. What Is an Impaired Claim/Interest.

As noted above, an allowed claim or interest has the right to vote only if it is in a class that is impaired under the Plan. A class is impaired if the Plan alters the legal, equitable, or contractual rights of the members of that class. For example, a class comprised of general unsecured claims is impaired if the Plan fails to pay the members of that class 100% of what they are owed.

In this case, the Debtor believes that members of classes 1-4 (except for those members of class 3 who receive Treatment #2) and 6-8 are impaired. Members of classes 1-4 and 6-8 are

therefore entitled to vote to accept or reject the Plan. Parties who dispute the Debtor's characterization of their claim or interest as being impaired or unimpaired may file an objection to the Plan contending that the Debtor has incorrectly characterized the class.

E. Who Is Not Entitled to Vote.

The following four types of claims are not entitled to vote: (1) claims that have been disallowed; (2) claims in unimpaired classes; (3) claims entitled to priority pursuant to Bankruptcy Code Sections 507(a)(1), (a)(2), and (a)(8); and (4) claims in classes that do not receive or retain any value under the Plan. Claims in unimpaired classes are not entitled to vote because such classes are deemed to have accepted the Plan. Claims entitled to priority pursuant to Bankruptcy Code Sections 507(a)(1), (a)(2), and (a)(8) are not entitled to vote because such claims are not placed in classes and they are required to receive certain treatment specified by the Bankruptcy Code. Claims in classes that do not receive or retain any value under the Plan do not vote because such classes are deemed to have rejected the Plan. EVEN IF YOUR CLAIM IS OF THE TYPE DESCRIBED ABOVE, YOU MAY STILL HAVE A RIGHT TO OBJECT TO THE CONFIRMATION OF THE PLAN.

///

///

F. Who Can Vote in More Than One Class.

A creditor whose claim has been allowed in part as a secured claim and in part as an unsecured claim is entitled to accept or reject the Plan in both capacities by casting one ballot for the secured part of the claim and another ballot for the unsecured claim.

G. Votes Necessary to Confirm the Plan.

If impaired classes exist, the Court cannot confirm the Plan unless (1) at least one impaired class has accepted the Plan without counting the votes of any insiders within that class, and (2) all impaired classes have voted to accept the Plan, unless the Plan is eligible to be confirmed by "cramdown" on non-accepting classes, as discussed below.

H. Votes Necessary for a Class to Accept the Plan.

A class of claims is considered to have accepted the Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the claims which actually voted on the plan, voted in favor of the plan. A class of interests is considered to have "accepted" a plan when at least two-thirds (2/3) in amount of the interest-holders of such class which actually voted on the plan, voted to accept the plan.

///

///

I. Treatment of Non-accepting Classes.

As noted above, even if <u>all</u> impaired classes do not accept the Plan, the Court may nonetheless confirm the Plan if the non-accepting classes are treated in the manner required by the Bankruptcy Code. The process by which non-accepting classes are forced to be bound by the terms of a plan is commonly referred to as "cramdown." The Bankruptcy Code allows the Plan to be "crammed down" on non-accepting classes of claims or interests if it meets all consensual requirements except the voting requirements of 1129(a)(8) and if the Plan does not "discriminate unfairly" and is "fair and equitable" toward each impaired class that has not voted to accept the Plan as referred to in 11 U.S.C. § 1129(b) and applicable case law.

J. Request for Confirmation Despite Nonacceptance by Impaired Class(es).

The Debtor has attempted to formulate the Plan in such a manner to be fair to all classes of claim holders and interests. The confirmation of the Plan as presently structured is premised upon the acceptance of the Plan by all classes (i.e., classes 1-8). As a result of the "Absolute Priority Rule" of the Bankruptcy Code, (i) the treatment of class 8 can occur only with the consent of classes 4, 6 and 7; (ii) the treatment of class 7 can occur only with the consent of classes 4 and 6; and

(iii) the treatment of class 6 can occur only with the consent of class 4.

If class 4 (general unsecured creditors) does not vote as a class to accept the Plan, then (i) members of classes 6-8 will not receive any property under the Plan, (ii) the Reorganized Debtor Common Stock and Warrants that were earmarked for classes 6-8 under the Plan will instead be placed into the treasury of the Reorganized Debtor, and (iii) the Debtor will ask the Court to confirm the Plan by cramdown on classes 4-8.

If class 4 votes as a class to accept the Plan but class 6 (Series B Interests) does not vote as a class to accept the Plan, then (i) members of classes 6-8 will not receive any property under the Plan, (ii) the Reorganized Debtor Common Stock and Warrants that were earmarked for classes 6-8 under the Plan will instead be distributed to holders of class 4 allowed claims (who do not elect the 5% cash out option) on a pro rata basis based upon the amount of their respective class 4 allowed claims, and (iii) the Debtor will ask the Court to confirm the Plan by cramdown on classes 6-8.

If both class 4 and class 6 vote as a class to accept the Plan but class 7 (Series A Interests) does not vote as a class to accept the Plan, then (i) members of classes 7-8 will not receive any property under the Plan, (ii) the Reorganized Debtor Common Stock and Warrants that were earmarked for classes 7-8

under the Plan will instead be distributed to holders of class 4 allowed claims (who do not elect the 5% cash out option) on a pro rata basis based upon the amount of their respective class 4 allowed claims, and (iii) the Debtor will ask the Court to confirm the Plan by cramdown on classes 7-8.

If each of classes 4, 6 and 7 vote as a class to accept the Plan but class 8 (Current Common Stockholders) does not vote as a class to accept the Plan, then (i) members of class 8 will not receive any property under the Plan, (ii) the Reorganized Debtor Common Stock that was earmarked for class 8 under the Plan will instead be distributed to holders of class 4 allowed claims (who do not elect the 5% cash out option) on a pro rata basis based upon the amount of their respective class 4 allowed claims, and (iii) the Debtor will ask the Court to confirm the Plan by cramdown on class 8.

K. Liquidation Analysis.

Another confirmation requirement is the "Best Interest Test", which requires a liquidation analysis. Under the Best Interest Test, if a claimant or interest holder is in an impaired class and that claimant or interest holder does not vote to accept the Plan, then that claimant or interest holder must receive or retain under the Plan property of a value that is not less than the amount that such holder would receive or

retain if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code.

In a Chapter 7 case, the debtor's assets are usually sold by a Chapter 7 trustee. Secured creditors are paid first from the sales proceeds of properties on which the secured creditor has a lien. Administrative claims are paid next. Next, unsecured creditors are paid from any remaining sales proceeds, according to their rights to priority. Unsecured creditors with the same priority share in proportion to the amount of their allowed claim in relationship to the amount of total allowed unsecured claims. Finally, interest holders receive the balance that remains after all creditors are paid, if any.

For the Court to be able to confirm the Plan, the Court must find that all creditors and interest holders who do not accept the Plan will receive at least as much under the Plan as such holders would receive under a Chapter 7 liquidation of the Debtor. The Debtor maintains that this requirement is clearly met.

As more described below, the Debtor believes that the proceeds in a Chapter 7 liquidation would not be sufficient to pay all of the allowed claims of the DIP Lenders and of the secured creditor classes (i.e., classes 1-3) and all allowed administrative and priority claims in full. As a result, the Debtor believes that all members of classes 4-8 would receive no

distribution whatsoever in a Chapter 7 liquidation of the Debtor. Under the Plan, all members of classes 1-3 will either be paid the full amount of their allowed secured claims or will voluntarily convert their allowed secured claims into Reorganized Debtor Common Stock and Warrants, and all allowed administrative and priority claims will be paid in full. In addition, under the Plan, each member of classes 4-8 will either be paid in cash in full (class 5) or will receive Reorganized Debtor Common Stock and Warrants (unless their interest in any such classes is so diminimus as to prevent them from receiving even one share of Reorganized Debtor Common Stock), and subject to the "Absolute Priority Rule" provisions discussed above.

The additional costs that would be incurred in a Chapter 7 liquidation would be substantial. Moreover, in a Chapter 7 case, the Chapter 7 trustee would be required to replace the professionals currently employed by the Debtor's estate with new professionals, which will burden the estate with additional substantial fees as the trustee and his professionals would need to familiarize themselves with this complicated case, and the estate would bear the significant financial burden of their learning curve. These additional expenses are avoided through the confirmation of the Plan. Moreover, the Debtor will make all disbursements under the Plan at no charge and thereby avoid the substantial fees paid to a Chapter 7 trustee for making such

disbursements as provided for in Section 326 of the Bankruptcy Code.

As a result of all of the foregoing, the Debtor believes that all creditors and interest holders will receive *not less* under the Plan than they would receive in a chapter 7 liquidation of the Debtor.

The Debtor has therefore satisfied the "best interests of creditors test" with respect to any holder of an allowed claim or interest who votes against the Plan. The Debtor submits that the Plan has been submitted in good faith for the benefit of all parties in interest, and the Debtor believes that the Plan provides fair and equitable treatment for all holders of allowed claims and interests.

Below is a demonstration, in balance sheet format, that all holders of allowed claims and interests will receive at least as much under the Plan as they would receive in a Chapter 7 liquidation of the Debtor. This information is provided by the Debtor.

ASSETS VALUED AT PROJECTED LIQUIDATION VALUES (ESTIMATED AS OF JANUARY 31, 2006):

Asset Description:	Book Value	Liquidation Value
Cash	$ 0	$ 0
Accounts Receivable	$ 210,000	$100,000
Inventory	$6,800,000	$500,000
Series B Notes	$3,900,000	$Unknown
Property and Equipment	$ 118,000	$ 0
Long Term Investments	$ 286,000	$Unknown
Patents and Trademarks	$ 358,000	$100,000

50.1% Interest in ARI	$ 716,832	$716,832
TOTAL ASSETS AT LIQUIDATION VALUE		**$1,416,832**
	==========	
Less: Secured creditors' recoveries		$8,391,643
Less: Chapter 7 trustee fees and expenses		$ 500,000
Less: Chapter 11 administrative expenses		$ 625,000
Less: Priority claims		$ 54,481
(1) Balance for unsecured claims		$ 0
	==========	
(2) Total amount of unsecured claims		$8.3 million

% OF THEIR CLAIMS WHICH GENERAL UNSECURED CREDITORS WOULD RECEIVE OR RETAIN IN A CHAPTER 7 LIQUIDATION: = 0% est.

% OF THEIR CLAIMS WHICH UNSECURED CREDITORS WILL RECEIVE OR RETAIN UNDER THE PLAN: = 5% cash or Reorganized Debtor Common Stock and Warrants in the amounts described above

RETURN TO HOLDERS OF SERIES B INTERESTS, SERIES A INTERESTS AND CURRENT COMMON STOCK HOLDERS IN A CHAPTER 7 LIQUIDATION: = 0% est.

RETURN TO HOLDERS OF SERIES B INTERESTS, SERIES A INTERESTS AND CURRENT COMMON STOCK HOLDERS UNDER THE PLAN: = Reorganized Debtor Common Stock and Warrants in the amounts described above

L. Feasibility.

Another requirement for confirmation involves the feasibility of the Plan, which means that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any

successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan.

There are at least two important aspects of a feasibility analysis. The first aspect considers whether the Debtor will have enough cash on hand on the Effective Date to pay all the claims and expenses which are entitled to be paid on such date. As described above, the Reorganized Debtor will be receiving the New Money Contribution on the Effective Date. Thus, excluding the receipt of any funds from the Debtor's portion of the ARI sale proceeds and any recoveries from the pursuit of outstanding promissory notes resulting from the Debtor's prior sale of Series B Interests, the Reorganized Debtor will clearly have ample funds to pay all claims and expenses which are entitled to be paid on the Effective Date. The Debtor has therefore satisfied this aspect of feasibility.

The second aspect considers whether the Debtor will have enough cash over the life of the Plan to make the required Plan payments. The only claims which will be paid over time are any class 3 allowed claims which are not paid in cash on the Effective Date, and any allowed priority tax claims. As described above, the Debtor does not believe that there are any class 3 allowed claims or any allowed priority tax claims. As set forth in the Cash Flow Projections attached hereto as Exhibit "2", the Debtor is confident that it will be able to pay

any and all such allowed claims in accordance with the terms of the Plan, if any such allowed claims exist.

VII. EFFECT OF CONFIRMATION OF THE PLAN

A. Discharge.

The Debtor will receive a discharge under the Plan pursuant to and in accordance with the provisions of Section 1141 of the Bankruptcy Code because there has not been a liquidation of all or substantially all of the property of the Debtor's estate, and because the Reorganized Debtor will be continuing with the Debtor's current business operations following the Effective Date.

B. Modification of the Plan.

The Debtor may modify the Plan at any time before confirmation. However, the Court may require a new disclosure statement and/or re-voting on the Plan if the Debtor modifies the Plan before confirmation. The Debtor or the Reorganized Debtor, as the case may be, may also seek to modify the Plan at any time after confirmation of the Plan so long as (1) the Plan has not been substantially consummated, and (2) the Court authorizes the proposed modifications after notice and a hearing.

///

///

C. Post-Confirmation Status Reports.

Until a final decree closing the Debtor's Chapter 11 case is entered, the Reorganized Debtor shall file a quarterly status report with the Court explaining what progress has been made toward consummation of the confirmed Plan and shall serve such status reports upon the OUST, counsel to the Debtor, the Committee and its counsel, and those parties who have requested special notice.

D. Post-Confirmation Conversion/Dismissal.

A creditor or any other party in interest may bring a motion to convert or dismiss the case under Section 1112(b) of the Bankruptcy Code after the Plan is confirmed if there is a default in performing the Plan. If the Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate, and the automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously authorized by the Court during this case. The Plan Confirmation Order may also be revoked under very limited circumstances. The Court may revoke the Plan Confirmation Order if it was procured by fraud and if a party in

interest brings an adversary proceeding to revoke confirmation within 180 days after the entry of the Plan Confirmation Order.

E. Final Decree.

Once the estate has been fully administered as referred to in Bankruptcy Rule 3022, the Reorganized Debtor shall file a motion with the Court to obtain a final decree to close this case. The Reorganized Debtor shall be responsible for the timely payment of all fees incurred pursuant to 28 U.S.C. Section 1930(a)(6).

Dated: December 1, 2005

LEVENE, NEALE, BENDER, RANKIN & BRILL L.L.P.

By: /s/ Ron Bender

RON BENDER
DANIEL H. REISS
Attorneys for Chapter 11
Debtor and Plan Proponent,
Aura Systems, Inc.

DECLARATION OF RAYMOND YU

I, Raymond Yu, hereby declare as follows:

1. I am the Chief Executive Officer and a Board member of Aura Systems, Inc., the debtor and debtor-in-possession in the above referenced Chapter 11 case (the "Debtor"), a position I have held since around September 20, 2004.

2. Except as otherwise indicated, the statements made herein are of my own personal knowledge, and, if called upon, I would and could competently testify to their truth.

3. I have reviewed the Disclosure Statement to which this Declaration is attached, and believe that all of the contents contained therein are true and correct to the best of my knowledge, information and belief.

I declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge.

Executed this 1st day of December, 2005, at El Segundo, California.

/s/ Raymond Yu
RAYMOND YU

STATEMENT OF FINANCAIL ... RS
Aura Systems, Inc. - BK #LA 0 ... 24550SB
CONSOLIDATED BALANCE SHEETS

	FYE February 28, 2005 UNAUDITED	FYE February 29, 2004 AUDITED	FYE February 28, 2003 AUDITED
Assets			
Current Assets:			
Cash and Cash Equivalents	114,275	83,200	183,693
Receivables, Net	601,894	682,302	620,989
Inventories	1,191,572	809,659	1,414,500
Other Current Assets	556,186	259,089	166,589
Total current assets	2,463,928	1,834,250	2,385,771
Property and equipment at cost	13,864,036	13,864,035	13,864,035
Less accumulated depreciation and amortization	(7,256,183)	(6,924,606)	(6,520,524)
Net property and equipment	6,608,853	6,939,429	7,343,511
Non-current inventories, net	6,828,910	7,496,484	7,573,225
Long term investments	286,061	286,061	1,000,000
Notes Receivable - net of current portion		-	2,006,121
Patents and trademarks, net	544,510	610,238	2,753,803
Other assets	1,240,819	594,271	725,635
Total Assets	17,771,076	17,760,733	23,767,866
Liabilities and Stockholder's Deficit			
Current liabilities:			
Accounts payable	2,331,793	2,778,368	2,753,503
Notes payable	3,985,351	4,273,062	9,542,786
Convertible Notes	5,686,527	6,400,973	3,762,317
Accrued expenses	2,255,250	2,232,229	1,772,936
Litigation settlement payable	562,968	-	-
Deferred income	-	160,875	160,500
Total current liabilities	14,821,889	15,845,495	17,992,042
Notes payable and other liabilities	4,755,799	4,871,804	40,275
Long term litigation settlement payable	55,886	-	-
Minority interest in consolidated subsidiary	657,534	657,859	1,023,373
COMMITMENTS AND CONTINGENCIES			
Stockholders' deficit			
Series A	2,956	2,956	-
Series B	8,508,384	-	-
Common Stock	2,195,301	2,154,544	2,154,544
Committed common stock	3,102,958	3,102,958	3,102,958
Additional Paid in Capital	333,516,707	306,530,590	303,275,271
Accumulated deficit	(349,846,334)	(317,405,473)	(303,820,597)
Total stockholders' deficit	(2,520,029)	(3,614,425)	4,712,176
Total liabilities and stockholders' deficit	17,771,076	17,760,733	23,767,866

EXHIBIT

STATEMENT OF FINANCAIL AFFAIRS
Aura Systems, Inc. - BK #LA 05 024550SB

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended February 28, 2005, February 29, 2004, and February 28, 2003

	FYE February 28, 2005 UNAUDITED	FYE February 29, 2004 AUDITED	FYE February 28, 2003 AUDITED
Net Revenues	$2,525,431	$1,864,325	$1,103,770
Cost Of Goods	651,492	934,769	571,099
Inventory write down	193,865	550,968	
Gross Profit	**1,680,074**	**378,588**	**532,671**
Expenses			
Engineering, research and development expenses	3,299,353	2,135,061	3,956,886
Selling, general and administrative	5,572,626	7,191,925	7,374,961
Litigation Settlements	2,382,352	0	233,259
Impairment losses on long lived assets		2,000,398	2,300,000
Severance Expense	180,000		241,243
Total costs and expenses	11,434,331	11,327,384	14,106,349
Loss from operations	(9,754,257)	(10,948,796)	(13,573,678)
Other income (expense)			
Impairment of Investments	-	(500,000)	(818,019)
Minority interest in net income of consolidated subsidiary	326	365,514	(14,018)
Loss on sale of minority interest in Aura Realty	(1,832,982)	(231,000)	(626,676)
Gain on sale of Investments	-	201,061	-
Interest expense, net	(21,970,972) 1	(2,409,732)	(2,656,592)
Other income (expense), net	149,256	(129,337)	362,096
Total other income (expense)	(23,654,372)	(2,703,494)	(3,753,209)
Loss before extraordinary item	(33,408,629)	(13,652,290)	(17,326,887)
Extraordinary item			
Gain on extinguishment of debt obligations, net of income taxes	17,221	67,415	1,186,014
Net Loss	(33,391,408)	(13,584,875)	(16,140,873)

Notes:
(1) Series B Transaction value

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Certified Public Accountants & Management Consultants

September 15, 2003

To the Audit Committee
Aura Systems, Inc. and subsidiaries
El Segundo, California

This letter is intended to inform the Audit Committee of Aura Systems, Inc. and subsidiaries (collectively the "Company") about significant matters related to the conduct of the annual audit so that it can appropriately discharge its oversight responsibility and that we comply with our professional responsibilities to the Audit Committee.

In addition to our report on your financial statements, we have provided under separate cover a letter, dated July 8, 2003, concerning the internal control conditions that we noted during our audit of the Company's financial statements for the year ended February 28, 2003.

The following summarizes various matters which must be communicated to you under auditing standards generally accepted in the United States of America.

The Auditor's Responsibility Under Auditing Standards Generally Accepted in the United States of America

Our audit of the financial statements of the Company for the year ended February 28, 2003 was conducted in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether caused by error, fraudulent financial reporting, or misappropriation of assets. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Accordingly, the audit was designed to obtain reasonable, rather than absolute, assurance about the financial statements. We believe that our audit accomplished that objective.

Management Judgments and Accounting Estimates

Accounting estimates are an integral part of the preparation of financial statements and are based upon management's current judgment. The process used by management encompasses its knowledge and experience about past and current events and certain assumptions about future events. Management has informed us that it used all of the relevant facts available at the time to make the best judgments about accounting estimates, and we considered this information in the scope of our audit. Estimates significant to the financial statements include the allowance for doubtful accounts, inventory obsolescence reserve, value of long term investments, valuations of intangible assets, and accruals of expenses. The Audit Committee may wish to monitor throughout the year the process used to compute and record these accounting estimates.

slgg

LOS ANGELES COUNTY
10960 Wilshire Boulevard, Suite 1100
Los Angeles, California 90024
Telephone 310/477-3924
Fax 310/478-6070

ORANGE COUNTY
2700 North Main Street, Suite 200
Santa Ana, California 92705
Telephone 714/953-9734
Fax 714/953-1837

INLAND EMPIRE
800 North Haven Avenue, Suite 340
Ontario, California 91764
Telephone 909/941-9245
Fax 909/941-9252

www.slgg.com

To the Audit Committee
Aura Systems, Inc. and subsidiaries
September 16, 2003
Page 2

Audit Adjustments

There were 19 audit adjustments made to the original trial balance presented to us to begin our audit. Of the adjustments that were recorded, the following is a description of the adjustments that could, in our judgment, either individually or in the aggregate, have a significant effect on the Company's financial reporting process.

The following adjustments were recorded:

- To record interest expense related to beneficial conversion features on convertible notes payable
- To accrue interest on litigation payable
- To properly record the sale lease-back transaction
- To record compensation and consulting expense from issuance of warrants and stock options
- To properly record the extinguishment of the debt
- To reclassify transactions to proper accounts

Uncorrected Misstatements

We also accumulated eight uncorrected misstatements, which were discussed with management and were determined by management to be immaterial, both individually and in the aggregate, to the financial statements taken as a whole. Therefore, the adjustments to correct these misstatements were not made to the financial statements.

Accounting Policies and Alternative Treatments

The Board of Directors and Audit Committee have the ultimate responsibility for the appropriateness of the accounting policies used by the Company. The Company did not adopt any significant new accounting policies, nor have there been any changes in existing significant accounting policies during the current period which should be brought to your attention for approval.

The primary responsibility for establishing the Company's critical accounting policies and practices applied in its financial statements rests with management. Although objective criteria have not been developed to aid in the consistent evaluation of the quality of the Company's accounting principles, policies, and practices, in our meeting with you on July 29, 2003, we discussed with you the following items as they relate to the quality, not just the acceptability, of the Company's accounting principles, policies, and practices:

- Valuation of the Company's inventory and its reserve

- Accounting issues and the recording of the sale lease-back agreement

Other Information in Documents Containing Audited Financial Statements

In connection with the Company's annual report, we did not perform any procedures or corroborate other information included in the annual report. However, we read the Company's annual report and considered whether the information or the manner in which it was presented was materially inconsistent with information or the manner of presentation of the financial statements. Based on our reading, we concluded that the information did not require revision.

We are not aware of any other documents that contain the audited financial statements. If such documents were to be published, we would have a responsibility to determine that such financial information was not materially inconsistent with the audited statements of the Company.

Disagreements with Management

We encountered no disagreements with management over the application of significant accounting principles, the basis for management's judgments on any significant matters, the scope of the audit, or significant disclosures to be included in the financial statements.

Consultations with Other Accountants

We are not aware of any consultations management had with other accountants about accounting or auditing matters.

Major Issues Discussed with Management Prior to Retention

No major issues were discussed with management prior to our retention to perform the aforementioned audit.

Difficulties Encountered in Performing the Audit

We did not encounter any difficulties in dealing with management relating to the performance of the audit

Fees

During the period covering the fiscal years ended February 28, 2003 and 2002, we performed the following professional services:

	2003	2002
Audit Fees	$ 133,446	$ 84,985
Audit-Related Fees	$ -	$ -
Tax Fees	$ -	$ -
All Other Fees	$ 20,962	$ 5,938

To the Audit Committee
Aura Systems, Inc. and subsidiaries
September 15, 2003
Page 4

Closing

We will be pleased to respond to any questions you have about the foregoing. We appreciate the opportunity to continue to be of service to the Company.

This report is intended solely for the information and use of the Audit Committee, Board of Directors, and management and is not intended to be and should not be used by anyone other than the specified parties.

Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Certified Public Accountants & Management Consultants

Richard A. Linder*
Jim H. Pitrat*
Donald G. Levy*
John A. Schweller*
Michael D. Cohen*
Glen H. Camarillo*
Steven J. Cunningham*
Thomas E. Winkler*
Robert Schlener*
Richard S. Polep*
Marc L. Abrams*
David Kamien*
Lewis E. Silverstone*
James D. McKenna*
David W. Pratt*
David Krajkowski*
William D. Smith*
Jerry J. Cornwell*
Emeritus
Harvey A. Goldstein*
Norman L. Greenbaum*

* Certified Public Accountant

To the Board of Directors and Stockholders
Aura Systems, Inc. and subsidiaries

In planning and performing our audit of the consolidated financial statements of Aura Systems, Inc. and subsidiaries (collectively, the "Company") for the year ended February 28, 2003, we considered its internal control in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and not to provide assurance on internal control. However, we noted certain matters involving internal control and its operation that we consider being reportable conditions under standards established by the American Institute of Certified Public Accountants. Reportable conditions involve matters coming to our attention relating to significant deficiencies in the design or operation of internal control that, in our judgment, could adversely affect the Company's ability to record, process, summarize, and report financial data consistent with the assertions of management in the financial statements.

Because of inherent limitation of internal control, errors or fraud may nevertheless occur and not be detected. In addition, projection of any evaluation of the internal control to future periods is subject to the risk that internal control may become inadequate because of changes in conditions or that the degree of compliance may deteriorate.

1. **Maintenance of Source Documents**

   We noted the following:

   a. The Company did not maintain a copy of the 1989 Stock Option Plan, and the Company was not able to provide us with the activity for the year in this plan.

   b. The lease agreement with Neway Packing for the Rancho Domingo warehouse could not be found.

   c. Supporting documentation, such as recent financial statements for one of the Company's investments, was not requested by management nor maintained by the Company.

   d. Loans made to the Company were not documented in the form of loan agreements.

   e. Source documents were not attached to journal entries as support for the transactions.

   In general, the Company maintained supporting documents; however, information was not properly kept or filed in an orderly manner to facilitate locating pertinent information.

sigg

LOS ANGELES COUNTY
10960 Wilshire Boulevard, Suite 1100
Los Angeles, California 90024
Telephone 310/477-3924
Fax 310/478-6070

ORANGE COUNTY
2700 North Main Street, Suite 200
Santa Ana, California 92705
Telephone 714/953-9734
Fax 714/953-1837

INLAND EMPIRE
800 North Haven Avenue, Suite 340
Ontario, California 91764
Telephone 909/941-9245
Fax 909/941-9252

www.slgg.com

In addition, it was noted that equity, notes payable, and other legal agreements entered into have changed terms, but amended agreements were not drafted. In some cases, we noted the Company had made representations to us, which were not supported by written agreements, or the agreements were not detailed enough to provide adequate audit support

We recommend the Company maintain proper records of its source documents and correspondence. In addition, the Company should maintain written documentation of all transactions entered into in a timely manner. By maintaining the proper documentations, the Company will be able to validate easier its transactions and assist in a more efficient audit.

Management's Response:
Virtually all of the documentation referenced in this comment relates to periods prior to the tenure of current senior management. We have strived to maintain complete records of transactions that have been completed by us and will continue to do so.

2. **Segregation of Duties**
Internal controls are designed to safeguard assets and help prevent losses from employee dishonesty or error. A fundamental concept in an adequate system of internal controls is the segregation of duties. We noted one person has the primary responsibility for performing most of the accounting and financial duties, including payroll. As a result, some of the aspects of the internal accounting control, which relies upon the adequate segregation of duties, are missing in the Company.

We recognize the Company is not in a position to hire additional people solely for the purpose of segregating incompatible duties from a financial standpoint. However, proper supervision and periodic review procedures should be implemented to help mitigate the lack of proper segregation of duties.

Management's Response:
We acknowledge segregation of duties is important to accounting controls; however, the size of the Company and the accounting department, even more so than the financial condition of the Company, make maintaining segregation of duties difficult to achieve. We believe the reconciliations and reviews of the work performed by the limited staff are sufficient to offset any weaknesses in this respect.

3. **Accounting for Below-Market Stock Options and Warrants**
The Company issued stock options to employees and non-employees for the purchase of the Company's common stock, which had exercise prices below the then (i.e., grant date) actual or estimated value of the common stock. Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," are the authoritative literature for accounting for such stock compensation to employees and non-employees

This literature states that the issuance of below-market stock options to employees results in a charge to earnings as reported on the statement of operations equal to the

difference between the aggregate exercise price and the aggregate fair value of the common stock on the grant date. The charge to earnings for below-market stock options must be amortized over the vesting period of the stock options, which may result in an immediate charge if the options vest immediately, or in multiple charges to future quarterly earnings for several years if the options have a long vesting period. Stock options issued to non-employees must be recorded at either the value of the services rendered or the value of the options granted, whichever is more easily determined

If services are not rendered, the value of the options granted results in a charge to earnings as reported on the statement of operations equal to the aggregate fair value of the common stock on the grant date. The charge to earnings for below-market stock options granted to non-employees must also be amortized over the vesting period of the stock options.

We recommend management prepare a worksheet to summarize the effect of the issuance of below-market stock options on future quarterly earnings and incorporate projected charges in budgetary reports and other financial projections for internal and external use. Tracking below-market stock options in such a manner is necessary as primary support for related accounting entries to be recorded in all financial statement closings and for efficient financial statement closings and filings with the Securities and Exchange Commission.

Management's Response:
Management is addressing these and other concerns in its practices involving issuance of options and warrants. It is our intention to develop and implement a standardized process, under which all regulatory and accounting implications of an option or warrant issuance will be addressed and documented.

4. **Hiring a Chief Financial Officer**
Currently, the Company does not currently have a full-time Chief Financial Officer. Many of the duties of the Chief Financial Officer are being addressed on a part-time basis by a consultant that does not regularly come to the Company's offices.

This deficiency also resulted in the Company's inability to draft its financial statements for the year ended February 28, 2003. It is important for the Company to draft its statements to ensure all transactions are properly disclosed In addition, this will increase the efficiency of the audit and reduce the Company's audit fees.

We recommend the Company hire a full-time Chief Financial Officer to oversee the accounting and financing functions of the Company and the drafting of its financial statements. As a public company, the Company needs to ensure it is in compliance with all Securities and Exchange Commission requirements. A Chief Financial Officer will help ensure all filing requirements involving financial transactions are properly handled.

Management's Response:
The Company's ability to attract and retain a competent Chief Financial Officer has been severely hindered by its financial condition. We fully intend to hire a full-time Chief Financial Officer as soon as possible.

This report is intended solely for the information and use of the Board of Directors, Audit Committee, management, and others within the Company and is not intended to be and should not be used by anyone other than these specified parties.

Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 8, 2003

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Certified Public Accountants & Management Consultants

October 20, 2004

To the Audit Committee
Aura Systems, Inc. and subsidiaries
El Segundo, California

This letter is intended to inform the Audit Committee of Aura Systems, Inc. and subsidiaries (collectively, the "Company") about significant matters related to the conduct of the annual audit so that it can appropriately discharge its oversight responsibility, and that we comply with our professional responsibilities to the Audit Committee.

The following summarizes various matters which must be communicated to you under the standards of the Public Company Accounting Oversight Board (United States) (PCAOB).

The Auditor's Responsibility Under Generally Accepted Auditing Standards

Our audit of the consolidated financial statements of Aura Systems, Inc. and subsidiaries for the year ended February 29, 2004, was conducted in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether caused by error, fraudulent financial reporting or misappropriation of assets. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Accordingly, the audit was designed to obtain reasonable, rather than absolute, assurance about the financial statements. We believe that our audit accomplished that objective.

Management Judgments And Accounting Estimates

Accounting estimates are an integral part of the preparation of financial statements and are based upon management's current judgment. The process used by management encompasses their knowledge and experience about past and current events and certain assumptions about future events. Management has informed us that they used all the relevant facts available to them at the time to make the best judgments about accounting estimates, and we considered this information in the scope of our audit. Estimates significant to the financial statements include the allowance for doubtful accounts, inventory obsolescence reserve, and impairment of long-term investments. The Audit Committee may wish to monitor throughout the year the process used to compute and record these accounting estimates.

Audit Adjustments

There were 13 audit adjustments made to the original trial balance presented to us to begin our audit. Of the adjustments that were recorded, the following is a description of the adjustments that could, in our judgment, either individually or in the aggregate, have a significant effect on the Company's financial reporting process.

slgg

LOS ANGELES COUNTY
10960 Wilshire Boulevard, Suite 1100
Los Angeles, California 90024
Telephone 310/477-3924
Fax 310/478-6070

ORANGE COUNTY
2700 North Main Street, Suite 200
Santa Ana, California 92705
Telephone 714/953-9734
Fax 714/953-1837

INLAND EMPIRE
800 North Haven Avenue, Suite 340
Ontario, California 91764
Telephone 909/941-9145
Fax 909/941-9252

www.slgg.com

To the Audit Committee
Aura Systems, Inc. and Subsidiaries
October 20, 2004
Page 2

Audit Adjustments (Continued)

The following adjustments were recorded:

- To record interest expense related to the beneficial conversion feature on convertible notes payable.
- To record the value of warrants attached to notes payable.
- To properly record the minority interest on the consolidated subsidiary.
- To properly record the issuance of notes payable.
- To properly state accounts receivable and sales.
- To fully reserve for long-term investments.
- To reserve for a note receivable.
- To increase the reserve for obsolete inventory.

Uncorrected Misstatements

We accumulated 11 uncorrected misstatements, which were discussed with management and were determined by management to be immaterial, both individually and in the aggregate, to the financial statements taken as a whole. Therefore, the adjustments to correct these misstatements were not made to the financial statements. These uncorrected misstatements are as follows:

1	6662	Bad Debt Expense	$	50,000		
	1230	Allow for Doubtful Accounts			$	50,000
	To properly record allowance for doubtful accounts					
2	4050	Returns	$	29,500		
	1550	Inventory	$	14,750		
	1210	Accounts Receivables			$	29,500
	5010	COS			$	14,750
	To record additional sales returns					
3	6310	Rent	$	23,000		
	2020	Accounts Payable - Other			$	23,000
	To properly record accounts payable at year end.					
4	6662	Bad Debt Expense	$	29,678		
	1230	Allow for Doubtful Accounts			$	29,678
	To properly reserve uncollectible account receivables at 2/29/04					
5	5050	COGS Returns/Allowances	$	19,165		
	2265	Allowance for sales returns			$	19,165
	To record additional sales return reserve.					

Uncorrected Misstatements (Continued)

6	1510	Raw Material	$	92,163		
	5010	Cost of Sales Std			$	92,163
		To record difference from inventory price testing.				
7	9156	Earnings in Minority Interest	$	153,382		
	2020	Accrued liability			$	153,382
		To properly state amounts owed to the minority interest.				
8	6965	Warranty/Customer Repair	$	17,753		
	2276	Accrued Warranty Reserve			$	17,753
		To increase accrued warranty reserve.				
9	9165	Dividend Expense	$	48,656		
	3020	Capital Excess of Par			$	48,656
		To record the beneficial conversion feature on the issuance of preferred stock.				
10	6231	Consulting	$	31,000		
	3020	APIC			$	31,000
		To record consulting expense for Bob Rowen stock options				
11	6226	Compensation Expense	$	43,259		
	3020	APIC			$	43,259
		To record compensation expense for stock option valuation				

Accounting Policies And Alternative Treatments

Management has the ultimate responsibility for the appropriateness of the accounting policies used by the Company. The Company did not adopt any significant new accounting policies nor have there been any changes in existing significant accounting policies during the current period, which should be brought to your attention for approval.

We did not identify any significant or unusual transactions or significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus.

We did not discuss with management any alternative treatments within generally accepted accounting principles generally accepted in the United States of America for accounting policies and practices related to material items during the current audit period.

To the Audit Committee
Aura Systems, Inc. and Subsidiaries
October 20, 2004
Page 4

Other Information In Documents Containing Audited Financial Statements

In connection with the Company's annual report, we did not perform any procedures or corroborate other information included in the annual report. However, we read the Company's annual report and considered whether the information or the manner in which it was presented was materially inconsistent with information or the manner of presentation of the financial statements. Based on our reading, we concluded that the information did not require revision.

We are not aware of any other documents that contain the audited financial statements. If such documents were to be published, we would have a responsibility to determine that such financial information was not materially inconsistent with the audited statements of the Company.

Disagreements With Management

We encountered no disagreements with management over the application of significant accounting principles, the basis for management's judgments on any significant matters, the scope of the audit or significant disclosures to be included in the financial statements.

Consultations With Other Accountants

We are not aware of any consultations management had with other accountants about accounting or auditing matters.

Major Issues Discussed With Management Prior To Retention

No major issues were discussed with management prior to our retention to perform the aforementioned audit.

Difficulties Encountered In Performing The Audit

We did not encounter any difficulties in dealing with management relating to the performance of the audit.

Fees

During the period covering the fiscal years ended February 29, 2004 and February 28, 2003, Singer Lewak Greenbaum and Goldstein LLP performed the following professional services:

	2004	2003
Audit Fees	$ 166,190	$ 133,446
Audit-Related Fees	$ 0	$ 0
Tax Fees	$ 0	$ 0
All Other Fees	$ 0	$ 6,938

Material Written Communications Between Management And Our Firm

Pursuant to SEC rules, copies of all material written communications between our firm and the management of the Company must be provided to the Audit Committee prior to the filing of the auditor's report with the Securities and Exchange Commission. Copies of such communications have been provided.

Closing

We will be pleased to respond to any questions you have about the foregoing. We appreciate the opportunity to continue to be of service to the Company.

This report is intended solely for the information and use of the Audit Committee and management and is not intended to be and should not be used by anyone other than the specified parties.

Singer Lewak Greenbaum & Goldstein LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

EXHIBIT

AURA SYSTEMS INC.
5 YEAR PROJECTED CONDENSED STATEMENTS OF OPERATIONS

CY Ending 12/31		2006E		2007E		2008E		2009E		2010E	
Revenues											
Military		$ 5,000,000	80.6%	$ 10,600,000	87.6%	$ 14,500,000	87.9%	$ 19,045,000	82.6%	$ 32,250,000	84.3%
Commercial		$ 1,200,000	19.4%	$ 1,500,000	12.4%	$ 2,000,000	12.1%	$ 4,000,000	17.4%	$ 6,000,000	15.7%
Total Revenues		**$ 6,200,000**	100%	**$ 12,100,000**	**100%**	**$ 16,500,000**	**100%**	**$ 23,045,000**	**100%**	**$ 38,250,000**	**100%**
COGS											
Military		$ 2,150,000	34.7%	$ 4,558,000	37.7%	$ 6,235,000	37.8%	$ 8,189,350	35.5%	$ 13,867,500	36.3%
Commercial		$ 600,000	9.7%	$ 750,000	6.2%	$ 1,000,000	6.1%	$ 2,000,000	8.7%	$ 3,000,000	7.8%
Warranty											
Military		$ 100,000	1.6%	$ 212,000	1.8%	$ 290,000	1.8%	$ 380,900	1.7%	$ 645,000	1.7%
Commercial		$ 48,000	0.8%	$ 60,000	0.5%	$ 80,000	0.5%	$ 160,000	0.7%	$ 240,000	0.6%
Commissions											
Military		$ 150,000	2.4%	$ 318,000	2.6%	$ 435,000	2.6%	$ 571,350	2.5%	$ 967,500	2.5%
Commercial		$ 80,000	1.0%	$ 75,000	0.6%	$ 100,000	0.6%	$ 200,000	0.9%	$ 300,000	0.8%
Total Gross Margins		**$ 3,092,000**	**49.9%**	**$ 6,127,000**	**50.6%**	**$ 8,360,000**	**50.7%**	**$ 11,543,400**	**50.1%**	**$ 19,230,000**	**50.3%**
Operating expenses		$ 4,427,400	71.4%	$ 5,303,205	43.8%	$ 6,898,966	41.8%	$ 8,497,876	36.9%	$ 9,699,163	25.4%
EBITDA		$ (1,335,400)	-21.5%	$ 823,795	6.8%	$ 1,461,034	8.9%	$ 3,045,524	13.2%	$ 9,530,837	24.9%
Interest expenses - Secured Debt	7.00%	$ (176,750)	-2.9%	$ (185,440)	-1.5%	$ (141,253)	-0.9%	$ (94,168)	-0.4%	$ (47,084)	-0.1%
Net Profit Before Tax		$ (1,512,150)	-24.4%	$ 638,355	5.3%	$ 1,319,782	8.0%	$ 2,951,356	12.8%	$ 9,483,753	24.8%
Cumulative Profit (Loss)		$ (1,512,150)		$ (873,795)		$ 445,986		$ 3,397,341		$ 12,881,095	
Allowance for Tax @ 35%		$ -		$ -		$ 461,924		$ 1,032,974		$ 3,319,314	
Net Profit		**$ (1,512,150)**	**-24.4%**	**$ 638,355**	**5.3%**	**$ 857,858**	**5.2%**	**$ 1,918,381**	**8.3%**	**$ 6,164,440**	**16.1%**
Beginning Secured Debt $2.525M		$ 2,525,000		$ 2,649,146		$ 2,017,896		$ 1,345,264		$ 672,632	
Debt Reduction		$ (52,604)	-0.8%	$ (631,250)	-5.2%	$ (672,632)	-4.1%	$ (672,632)	-2.9%	$ (672,632)	-1.8%
Net Secured Debt		$ 2,472,396		$ 2,017,896		$ 1,345,264		$ 672,632		$ -	
Beginning Cash of $3.5M		$ 3,500,000									
Net Cash Reserves		**$ 1,935,246**		**$ 1,942,351**		**$ 2,127,577**		**$ 3,373,326**		**$ 8,865,133**	

EXHIBIT 2

SUMMARY OF SERIES B STOCK PROMISSORY NOTES

EXHIBIT 3

ORIGINAL HOLDERS OF PROMISSORY NOTES	LOAN BALANCE NOT DUE - PER GLOBAL SETTLEMENT	LOAN BALANCE	LATE FEES [illegible]	DEFAULT PENALTIES	TOTAL DUE THROUGH [illegible]
American Friends of Karen Chava		$ -	$ -		$ -
Ron Dorfman		$ -			$ -
Yair Ben Moshe		$ 1,245,000.00	$ 23,966.25	$ 134,807.36	$ **1,403,773.61**
David Maimon		$ 1,450,000.00	$ 27,912.50	$ 157,287.28	$ **1,635,199.78**
Shmuel Ben Moshe		$ -	$ -		$ -
Izar Fernbach		$ 20,000.00	$ 385.00	$ 2,207.00	$ **22,592.00**
Arthur Schwartz	$ 90,000.00		$ -	$ -	$ -
Cipora Lavut	$ 100,000.00		$ -	$ -	$ -
Harry Kurtzman	$ 100,000.00		$ -	$ -	$ -
Neal Kaufman	$ 30,000.00		$ -	$ -	$ -
Triple Net - Terry Turner		$ 350,000.00	$ 10,154.17	$ 35,000.00	$ **395,154.17**
Yanska Ginsberg		$ 75,000.00	$ 2,206.25	$ 8,183.33	$ **85,389.58**
Steve Veen	$ 100,000.00		$ -	$ -	$ -
	$ 420,000.00	**$ 3,140,000.00**	**$ 64,624.17**	**$ 337,484.97**	**$ 3,542,109.14**
	(1)				

Notes:

(1) Per the **'Global Settlement'** between Aura Systems, Inc. and the Aries Group:

#15 Covenants

Failure of Aura to comply with its payment obligations under the Payment Schedule, without the prior failure of Aries Group as stated in the immediately following sentence, shall relieve Aries Group of their obligations to make additional payments towards their capital investment in Aura in accordance with the Series B Agreement.

This Summary Schedule does not include any accrued dividends which may be owing to the holders of the Series B interests and does not include the interest which may be owing by the holders of the Series B interests to the Debtor.

The Debtor believes that these two items may serve to off-set each other.

EXHIBIT 3

MUTUAL SETTLEMENT AGREEMENT AND RELEASE

THIS MUTUAL SETTLEMENT AGREEMENT AND RELEASE (this "Agreement") is dated this _____ day of September, 2004, by and among ARTHUR SCHWARTZ, CIPORA KURTZMAN-LAVUT, NEAL KAUFMAN, STEVEN VEEN, AND ZVI KURTZMAN (hereinafter collectively "Plaintiffs"), and Chana Kurtzman, Rabbi Elimelech Lowry, Oir Hachaim, Rabbi Aaron Mizrachi, S. Rung Yu, Pat Glenn, Mary Kurtzman, Alan Lavut, Linda Kaufman, Yolanta Schwartz (all persons just before mentioned including Plaintiffs are hereinafter referred to collectively as "Aries Group") on the one hand; and AURA SYSTEMS, INC., a Delaware Corporation ("Aura" or "Aura Systems" or "Defendant" or "Company"), NEAL F. MEEHAN, CARL ALBERT, LAWRENCE A. DIAMANT, SALVADOR DIAZ-VERSON, JR., JOHN PINCAVAGE, EDWARD SOYSTER, JAMES S. HARRINGTON, each as an individual and a member of the Company's Board of Directors, on the other hand.

RECITALS:

WHEREAS, Arthur Schwartz on behalf of himself and the other Plaintiffs filed a Complaint for damages against Defendant in the Superior Court of Los Angeles County, California (Unlimited Jurisdiction) (Case No. BC 299519) alleging, among other things, that Defendant had breached numerous provisions of the Termination of Employment Agreements and failed to pay monies owed (the "Consulting Fees Complaint");

WHEREAS, Zvi Kurtzman filed a Complaint for damages against Neal Meehan ("Meehan") and Defendant in the Superior Court of Los Angeles County, California (Unlimited Jurisdiction) (Case No. YC 048010) alleging, among other things, that Meehan and Defendant had breached the Termination of Employment Agreement and committed libel and slander against Zvi Kurtzman in numerous venues including public filings with the SEC (the "Defamation Complaint");

WHEREAS, Plaintiffs filed a Complaint for damages and injunctive relief against Defendant in the Superior Court of Los Angeles County, California (Unlimited Jurisdiction) (Case No. YC 048443) alleging, among other things, that Defendant had breached certain Subscription Agreements with Plaintiffs and committed Securities disclosure fraud (the "Penalty Shares Complaint") (collectively, the Consulting Fees Complaint, the Defamation Complaint, and the Penalty Shares Complaint shall be referred to as the "Complaints");

WHEREAS, each of the aforementioned Defamation Complaint action and the Penalty Shares Complaint action were ordered related to the Consulting Fees Complaint action pursuant to Rule 73 of the Rules of the Los Angeles Superior Court;

WHEREAS, Kurtzman filed a Petition for Writ of Mandamus in the Superior Court of Los Angeles County, California (Case No. BS 083371) requesting access to Defendant's books and records as a shareholder of Defendant (the "Petition"), and the Petition was dismissed on May 20, 2004;

WHEREAS, except as otherwise provided in this Agreement, the parties now desire to settle and resolve all disputes among them, whether known or unknown and release one another from all liability pertaining thereto subject to the terms and conditions hereof;

WHEREAS, as part of this Agreement, Aura shall have an obligation to pay to some of the parties, a portion of the settlement obligation in Series B units. Such Series B units shall have the same terms and conditions as the Series B units consistent with Section 1.2 herein; and

WHEREAS, such Series B units shall have the same terms and conditions as the Series B units sold to investors in accordance with Section 1.2 herein.

NOW, THEREFORE, in consideration of the promises made herein and other good and valuable consideration it is hereby agreed by and among all parties as follows:

1. Consideration. Upon execution of this Agreement, the parties hereby agree to the following:

1.1 Cash Settlement Amount.

In accordance with Section 1.7, the aggregate cash payment owed by Aura to Plaintiffs and Mr. Patrick Glenn upon execution hereof shall be EIGHT HUNDRED and ONE THOUSAND FIVE HUNDRED AND NINE AND 00/100 DOLLARS ($801,509) as evidenced by a Promissory Note (the "Promissory Note") included as Exhibit "1" (the "Cash Settlement Amount"). This note shall be paid in sixteen (16) installment payments from Defendant to Plaintiffs and Pat Glenn in accordance with the Payment Schedule ("Payment Schedule") attached to the Promissory Note; provided, however, that if Defendant timely pays installments one (1) through (14) on or before the deadlines listed in the payment schedule, the fifteenth (15th) payment shall be reduced to THIRTY-SIX THOUSAND SEVEN HUNDRED SEVENTY AND 62/100 ($36,770.62) and the sixteenth (16th) and final payment of FIFTY FIVE THOUSAND EIGHT HUNDRED EIGHTY-FIVE AND 32/100 DOLLARS ($55,885.31) shall be forgiven.

On execution of this Agreement,, Defendant shall deliver to Aries Group, allocated according to Appendix "C" to this Agreement, incorporated herein by this reference, the sum of FIFTEEN THOUSAND and 00/100 ($15,000) in immediately available funds as the first payment toward the Cash Settlement Amount pursuant to the Payment Schedule contained in Exhibit "1".

1.2 Series B units.

Defendant shall, issue and deliver to Aries Group a number of shares of Series B Preferred securities equal to FOUR HUNDRED FIFTY EIGHT THOUSAND FIVE HUNDRED EIGHTY THREE AND 00/100 DOLLARS ($458,583), allocated according to Appendix "A" to this

Agreement, incorporated herein by this reference. Such Series B units shall have the same terms and conditions as the Series B units sold to investors including but not limited to full registration rights. Aries Group has delivered to Aura as part of this Agreement in appendix "A" the name of and the number of shares to be issued to each recipient.

The Series B Preferred Units shall be issued to Plaintiffs concurrent with issuance to the first other Series B Agreement investor, which shall occur upon receipt of all required regulatory approval and the filing of the Certificate of Designations of Series B Cumulative Convertible Preferred Stock of Aura Systems, Inc. (the "Certificate of Designations") with the State of Delaware in accordance with the terms of the Securities Purchase Agreement ("the Series B Agreement"). A copy of the Certificate of Designations is attached hereto as Exhibit "2a" and a copy of the Series B Agreement (without exhibits) is attached hereto as Exhibit "2b".

1.3 Penalty Shares.

Defendant shall issue and deliver to Aries Group SIX MILLION TWO HUNDRED EIGHT THOUSAND FORTY-EIGHT (6,208,048) shares of common stock of Aura Systems, Inc. in accordance with the allocation provided by Plaintiffs in Appendix "A". and represented by Plaintiffs to be the correct allocation thereof.

The stock will be issued and delivered to Aries Group within ten (10) business days of the execution of this Agreement. The issued shares shall be dated as of the approximate date of the full maturation of the alleged penalties, July 1, 2003. To the extent the transfer agent declines to date the shares as of July 1, 2003, Aura hereby represents that recipients became beneficial owners entitled to the shares on July 1, 2003. In the event Aura fails to provide a letter confirming entitlement date to a penalty share recipient within ten (10) days of a request therefor , this Agreement may be provided to whoever identified in Appendix "A" may need it for such purpose, the confidentiality provisions hereof notwithstanding. The Penalty Shares shall have full piggyback registration rights and shall be included in the registration of the Series B units.

1.4 Settlement Warrants.

Defendants shall issue and deliver to Plaintiffs warrants convertible into THIRTY-FOUR MILLION FIVE HUNDRED THOUSAND (34,500,000) shares of common stock of Aura Systems, Inc. at an exercise price of seven cents ($0.07) per share exercisable for a period of ten (10) years from the date of such warrants ("Settlement Warrants"). Such Settlement warrants to have a cash-less exercise provision as provided in Appendix "B" to this Agreement, which is triggered in the event that the underlying stock is not registered with the SEC within twenty four (24) months from the signing of this Agreement, and the Stock underlying the

Settlement Warrants shall have full piggyback registration rights. In the event that the Company fails to have an effective registration on the First (1st) day of the twenty-fifth (25th) month after the signing of this Agreement then (i) the life of the Settlement Warrants shall be increased one day for each day that the registration is not effective and (ii) the cash less exercise provision shall continue for the remaining life of the Settlement Warrants. The Company shall include the 34,500,000 Settlement Warrants in the request to increase the authorized shares.

Within five (5) business days of the execution of this Agreement or the Effective Date, whichever last occurs, Defendant shall issue and deliver to Plaintiffs the Settlement Warrants, allocated according to Appendix "A"

1.5 Previously Issued Options and Warrants.

Plaintiffs shall also retain any and all of their stock options and warrants in the stock of Aura Systems, Inc. issued prior to the date of this Agreement ("Previously Issued Options and Warrants"). Plaintiff's rights to exercise any and all of these Previously Issued Options and Warrants (including any and all incentive stock options) shall remain effective up to and through the original term during which these Previously Issued Options and Warrants may be exercised without any regard or requirement to exercise within any time period after termination of employment by the company. Therefore, (i) The Previously Issued Options and Warrants issued to any Plaintiffs on or about July 9, 1997 shall not expire until 2007; (ii) The Previously Issued Options and Warrants issued to Plaintiffs on or about March 5, 1998 shall not expire until 2008; (iii) The Previously Issued Options and Warrants issued to Plaintiffs on or about June 7, 2000 (incentive options) shall not expire until 2010; (iv) The Previously Issued Options and Warrants issued to Plaintiffs on or about March 13, 2001 shall not expire until 2011; and (v) The Previously Issued Options and Warrants issued to Plaintiffs on or about December 21, 2001 shall not expire until 2011.

The expiration dates of the Previously Issued Options and Warrants shall not be dependent on any relationship between Defendant and Plaintiffs including, without limitation, any employment or consulting agreements between Defendant and Plaintiffs. All of the Previously Issued Options and Warrants shall retain their original strike price.

Plaintiffs agree that they will not seek to exercise any of the Previously Issued Warrants and options until, (i) registration of the stock into which the Series B Preferred Stock may be converted has been declared effective by the SEC, or (ii) Aura shareholders have authorized an increase in the number of its common shares sufficient in number to allow for such exercise.

The stock underlying these Previously Issued Options and Warrants shall have full piggyback registration rights and shall be included in the registration of the Series B units. In the event that the Company fails to include the stock underlying the Previously Issued Options and Warrants in the registration of the Series B units, then Plaintiffs shall have cashless exercise rights with regard thereto from the date of this Agreement.

1.6 Delivery of Payments Stocks and warrants.

The cash, stock, medical benefits, and warrants shall be paid, issued and delivered in accordance with the terms of this Agreement and the Payment Schedule. Each and every cash payment must be made payable as shown in Appendix C and received by Aries Group, Ltd, at 12100 Wilshire Blvd., Suite 705, Los Angeles, CA 90025 on or before the due date provided for in the Payment Schedule.

1.7 Allocation of Settlement Amounts.

The stock, warrants, and payments under the Payment Schedule shall be allocated among Aries Group pursuant to their separate agreement and in their sole discretion. Defendant will issue and deliver any and all stock and warrants that are part of this Agreement in accordance with Plaintiffs' instructions.

1.8. Option to Convert Cash Payments to Series B Preferred Units.

From the date hereof through January 1, 2005, Plaintiffs shall have the irrevocable right and option at their choice to convert all or any part of any unpaid and undelivered payments under the Payment Schedule into Series B Preferred Units under the terms and conditions stated in the Series B Agreement, including but not limited to full registration rights.

2. Dismissal of Complaints. Within five (5) business days after the Effective Date as defined in Section 3, Plaintiffs shall dismiss with prejudice the Defamation Complaint and the Penalty Shares Complaint.

3. Effective Date and Notice of Conditional Settlement and Stipulation for Court to Retain Jurisdiction.

This Agreement shall not become effective until each of the following have occurred: (1) execution of this Agreement by all signatories; (2) execution of the Series B Agreement; (3) delivery to Plaintiffs of the Settlement Warrants; (4) execution of the Stipulated Judgment attached as Exhibit "5" hereto; (5) Plaintiffs' filing with the court in the Consulting Fees Complaint and service on all parties from each of the Complaints, of a new and revised jointly signed Notice of Conditional Settlement and Stipulation for Court to Retain Jurisdiction attached hereto as Exhibit "4"; (6) issuance of the Settlement Warrants; and (7) execution and delivery to Plaintiffs' counsel of the Stipulated Judgment (the "Effective Date"). The Stipulated Judgment shall be held by Plaintiffs' attorneys in escrow and shall be filed with the Court only if Defendant defaults as defined in Section

5 of this Agreement and fails to timely cure as defined in Section 5 of this Agreement, such default hereunder.

4. No Withholdings; No Right to Set-Off. Defendant shall not withhold any amounts from the Settlement Amounts for taxes or any other reason whatsoever. Plaintiffs shall be solely responsible for paying any taxes in connection with the Settlement Amounts being paid to them hereunder. Defendant shall have no right to set-off any amounts of cash or stock or warrants owed, issued, or paid to Plaintiffs hereunder, except that any cash, stock or warrants paid or delivered hereunder shall reduce Defendant's obligations to Plaintiffs hereunder and under the Stipulated Judgment by the amounts of cash, stock or warrants paid or delivered.

5. Defaults If payment is not received on or before the fifth business day of the month in which such payment is due, a late charge of five percent (5%) of the then current installment due and owing shall be assessed against Defendant and become immediately due and payable. If Defendants fails to make such installment payment (including the late charge) by the 20th calendar day of the month, Defendant shall be in default hereunder.

If delivery of any stock or warrants is not received by Plaintiffs within the allotted time in this Agreement, a late charge penalty equivalent to five percent (5%) will be assessed against Defendants and become immediately due and deliverable. The late charge shall be in the form of shares and or warrants calculated by multiplying the number of shares and or warrants which have not been delivered by 5/100.

Failure of Defendant to deliver any due stock and or warrants within seventy two (72) hours of the allotted time required under this Agreement shall constitute a default.

Upon default in payments, Defendant shall have fifteen (15) calendar days from the date on which Plaintiffs or any of them deliver notice by facsimile or overnight mail to Defendant of such default at Defendant's fax number and/or address as provided in Exhibit "3," attached hereto and incorporated by reference, to cure such default. In the event either party fails to provide an updated address capable of receiving overnight mail within the United States, notice at the former address will be sufficient, despite issues of forwarding time and return of mail or inability to receive mail at the former address.

Upon Defendant's default and failure to cure, Plaintiff shall be entitled to enforce any and all of its rights hereunder with the Court retaining jurisdiction over these matters in order to obtain the accelerated judgment. Plaintiffs shall also be entitled to collect any and all attorneys' fees and costs incurred in enforcing this Agreement and collecting any and all Settlement Amounts owed hereunder. Any delays in the timely issuance or delivery to Plaintiffs of stock or warrants due under this settlement Agreement could result in damages well in excess of the initial values of such securities.

Upon the filing with the Court after default of the Stipulated Judgment previously held in escrow, Plaintiffs shall then be entitled to all remedies allowable to

them under the law by reason of their judgment, including but not limited to the recordation of liens on any and all of Aura Systems' personal property, real property, intellectual property, and the like..

In addition to any other default provisions contained herein, the occurrence of any of the following events and the expiration of the applicable cure period if any, shall constitute a default hereunder:

5.1 Defendant's failure to include the Series B units, Settlement Warrants, Previously Issued Options and Warrants and the Penalty Shares in the registration filed with the SEC.

5.2 Any misrepresentation by Defendant of any warranty or representation made by Defendant in this Agreement.

6.0 Penalties. In addition to the default provisions contained in section 5 above, Plaintiffs shall have the following rights and remedies

6.1 Plaintiff's Right to Accelerate Payment. If Defendant fails to cure its default under this Agreement within the applicable cure period, Plaintiffs shall have the right to accelerate the full amount of all unpaid amounts under the Payment Schedule and such amounts shall be immediately due and payable and owing to Plaintiffs.

If payments under the Payment Schedule are, in fact, accelerated by Plaintiffs, any unpaid amounts thereunder shall bear interest at a rate of ten percent (10%) per annum as of the date of default until such payments are paid and delivered in full.

6.2 If the Company fails to include in any registration with the SEC any or all of the stocks and warrants/options that have piggyback registration rights in this Agreement, the Company shall be assessed a penalty equal to ten percent (10%) of the Financial Value of such stocks, warrants and options. The Financial Value shall be determined by calculating the five (5) day average starting on the date of such registration, of the cumulative monetary value of all stocks, warrants and options which were not included in the registration statement. The cumulative monetary values shall be calculated according to Exhibit "7" to this Agreement, incorporated herein by this reference. In addition all warrants and options not then included in the registration shall have cashless exercise rights under the terms stated in Exhibit "B" from the aforementioned registration date.

7. Acceleration of Payment When The Company Raises Additional Monies. In the event that the Company raises and receives new equity or debt in an amount no less than $5.0 million in addition to, and above, the current firm commitments in the Series B offering and excluding the conversion of any of the existing Secured Debt, the Company shall pay one-half (1/2) of the then remaining balance of the Cash Settlement Amount in

full within 5 working days of the receipt by Aura of the aforementioned new funds. In the event the Company has received all the Series B funds committed and has raised the additional five (5) million dollars described in this Section the entire outstanding balance of the Cash Settlement Amount less whatever discount if any has been earned due to timely payments as described in the Promissory Note Exhibit "1"attached hereto, shall be paid to Plaintiffs within five (5) working days after the collection of the funds raised and in full satisfaction of Aura's obligations under the Promissory Note, Exhibit "1" attached hereto. Failure of the Company to accelerate the payments within the allowed time shall constitute a default under the Agreement, and a ten percent (10%) penalty shall be added to the outstanding balance and become immediately due and payable.

8. General Release by Aries Group Parties. Except for the release exceptions set forth in Exhibit "6", each of the Aries Group collectively and individually (collectively the "Aries Group Releasors") and individually ("Aries Group Releasor"), for themselves and on behalf of all of the present businesses and past businesses, entities and predecessors still under the majority control of any of them and the members thereof, and the successors, immediate family members including parents, spouses, assigns, executors, administrators, and agents of each Aries Releasor, hereby release and forever discharge Aura, and all of Aura's predecessors, successors, subsidiaries, divisions, employees, assigns, representatives, officers, directors, attorneys and agents collectively and individually (the "Aura Releasees"), from any and all claims, debts, liabilities, liens, security interests, losses, indemnities, demands, obligations, costs, expenses, actions and causes of action of every nature, character, and description, whether known or unknown, suspected or unsuspected, disclosed and undisclosed, asserted or unasserted, whether in contract, in tort, for statutory violation or otherwise, direct or indirect, matured or unmatured, fixed or contingent (collectively, "Claims"), which any Aries Group Releasor now has, may ever have had or may claim to have against any Aura Releasee, for and by reason of any act, conduct, omission, cause or thing whatsoever in any manner that occurred prior to the date of execution of this Agreement arising out of or relating to (i) the allegations, facts and circumstances in the actions listed in the recitals of this agreement, (ii) any and all past or existing agreements, contracts, claims or other dealings with any Aries Group Releasee, including, without limitation, the heretofore granting, holding, vesting, ownership or exercise of any options, warrants or capital stock of or other interest in, Aura or the rights and liabilities relating thereto, (iii) any past or existing employment of any Aries Group Releasor with, or provision of services by or to any Aries Group Releasor by or to, any Aries Group Releasee., and (iv) any other past or existing event or circumstance relating in any way to Aura or its business.

9. General Release by Aura Parties. Except for the obligations set forth in this Agreement and the Series B Agreement, Aura for itself and on behalf of all of its present and past businesses still under its majority control, its successors, assigns, executors, administrators and agents and its officers and directors, and NEAL F. MEEHAN, CARL ALBERT, LAWRENCE A. DIAMANT, SALVADOR DIAZ-VERSON, JR., JOHN PINCAVAGE, EDWARD SOYSTER, JAMES S. HARRINGTON, each as an individual and a member of the Company's Board of Directors, collectively and individually (collectively, the "Aura Releasors"), hereby release and forever discharge each of the

Aries Group Releasors, and all of the Aries Group Releasors' predecessors, successors, subsidiaries, divisions, employees, assigns, representatives, officers, directors, shareholders, members, spouses, beneficiaries, executors, administrators, attorneys and agents (collectively, the "Aries Group Releasees"), from any and all claims, debts, liabilities, liens, security interests, losses, indemnities, demands, obligations, costs, expenses, actions and causes of action of every nature, character, and description, whether known or unknown, suspected or unsuspected, disclosed and undisclosed, asserted or unasserted, whether in contract, in tort, for statutory violation or otherwise, direct or indirect, matured or unmatured, fixed or contingent (collectively, "Claims"), which any Aura Releasor now has, may ever have had or may claim to have against any Aries Group Releasee, for and by reason of any act, conduct, omission, cause or thing whatsoever in any manner that occurred prior to the execution of this Agreement, arising out of or relating to (i) the allegations, facts and circumstances in the actions listed in the recitals to this agreement, (ii) any and all past or present agreements, contracts, claims or other dealings with any Aries Group Releasee, including, without limitation, the heretofore granting, holding, vesting, ownership or exercise of any options, warrants or capital stock of, or other interest in, Aura or the rights and liabilities relating thereto, (iii) any past or existing employment of any Aries Group Releasee with, or provision of services by or to any Aura Releasee by or to, any Aura Releasor, and (iv) any other past or existing event or circumstance relating in any way to Aura or its business.

10. Waiver of California Civil Code Section 1542

10.1. Each Party acknowledges that he, she or it has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides, substantially, as follows:

> "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

10.2. Each Party, being aware of and familiar with the terms of California Civil Code Section 1542, hereby expressly waives and relinquishes any and all rights or benefits he, she or it may have under California Civil Code Section 1542, as well as under any other codes, statutes or common law principles of similar effect, in California or in any other state or jurisdiction whatsoever with respect to any and all matters included in paragraphs 9 and 10 above, expressly including within the scope of the releases as set forth in paragraphs 9 and 10 above, any claims which are not known to him, her or it or are not ascertainable at the time this Agreement is executed.

11. Covenant Not To Sue. Each Aura Releasor (a "Party") and each Aries Group Releasor (a "Party") shall not (i)bring any Claim, action, suit or proceeding

against any other Party hereto regarding the matters settled and released hereby or (ii) in whole or in part cause, directly or indirectly, any other person or entity to bring, or discuss with any other person or entity, private, public or governmental (unless under subpoena allowing an affected party at least ten (10) days to object), any Claim, action, suit or proceeding against any other Party hereto relating to any event or circumstances occurring prior to the date hereof, including, without limitation, through supporting, consulting, assisting, soliciting, financing, advising or otherwise facilitating the initiation or prosecution of any action by any such person or entity, and (b) each Party further covenants and agrees that this Agreement is a bar to any Claim, action, suit or proceeding against any other Party hereto regarding the matters settled and released hereby.

Defendant acknowledges that it has been informed by Plaintiffs, that Plaintiffs have communicated in the past and are currently in discussions with numerous persons and entities regarding what Plaintiffs believe are potential wrongdoings by the Company and/or its representatives. All such past communications are not to be considered a violation or breach of the Covenant Not to Sue of this Agreement.

12. No Admission of Liability. This Agreement is entered into solely for the purpose of releasing disputed claims and defenses and to avoid the expense and uncertainties of litigation. This Agreement, and the provisions set forth herein, do not constitute an admission by any Party hereto of the merit or lack thereof of any Party's claims or defenses. Neither this Agreement nor any of its terms is admissible in any proceeding, except a proceeding to interpret or enforce its terms. The Parties, and each of them, specifically deny that they are liable to, or committed any wrongful acts against, or caused any damage to, any other Party to this Agreement.

13. Authority for Release. The Parties each represent and warrant that none of the matters settled and released under this Agreement have been assigned or transferred by he, she or it, in whole or in part, and that he, she or it is fully entitled and authorized to cause all of the matters settled, released and assigned under this Agreement.

14. Representations and Warranties. Aura represents and warrants to Aries Group that Aura has all requisite power and authority to enter into this Agreement on its own behalf and on behalf of all Aura non-signatory Releasors hereunder and to perform all of its obligations hereunder; the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of Aura; and this Agreement represents a valid and binding obligation on Aura.

Plaintiffs and Zvi Kurtzman, individually and on behalf of Aries Group, represent and warrant to Aura that: Plaintiffs have all requisite power and authority to enter into this Agreement on their own behalf's and on behalf of all Aries Group non-signatory Releasors hereunder and to bind each and every non-signatory Aries Group Releasor to this Agreement, the granting of the Aries Group release and to the

performance of all of his or her obligations hereunder; and that the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of Aries Group and each Aries Group Releasor; and that this Agreement represents a valid and binding obligation on Aries Group and each and every Aries Group Releasor.

15. Covenants. Defendant hereby acknowledges its obligation and agrees to comply with all of its payment obligations under the Payment Schedule. Defendant further acknowledges and agrees that it shall timely deliver any and all stock (including both common stock and preferred shares under the Series B Agreement) and the Settlement Warrants to Plaintiffs in accordance with the terms and conditions hereunder. Plaintiffs acknowledge and agree that they will comply with all of their obligations to make a capital investment in Defendant pursuant to the Series B Agreement, and comply with all of their respective payment obligations in connection therewith. Failure of Aura to comply with its payment obligations under the Payment Schedule, without the prior failure of Aries Group as stated in the immediately following sentence, shall relieve Aries Group of their obligations to make additional payments toward their capital investment in Aura in accordance with the Series B Agreement. Failure of Aries Group or any of them to comply with their obligations to make a payment toward their capital investment in Aura in accordance with the Series B Agreement payment schedule, without prior default under this agreement by Aura, shall relieve Aura of its then remaining obligations hereunder, until such time as such default is cured by Aries Group. Upon cure by Aries Group, Aura shall have ten (10) days from the date of the Aries Group cure to become current in its theretofore unpaid obligations to Aries Group.

Aura acknowledges that any cash advanced by the Aries Group in advance of its obligations under the Series B Agreement Payment Schedule shall for purposes of this Agreement be considered to have been made pursuant to the Payment Schedule, with each dollar advanced applied to the next scheduled payment date(s) respectively on a basis of for each one dollar advance the Aries Group Investors shall be credited with a one dollar reduction in the next scheduled payment. In the event that the cash advanced by Aries Group Investors is larger than the next scheduled payment, the remaining credit as described herein shall apply to the following scheduled payment.

16. Voluntary Agreement. The Parties each represent and acknowledge that he, she or it is executing this Agreement completely voluntarily and without any duress or undue influence of any kind from any source.

17. Indemnification. Aura Systems will continue to enforce and abide by its indemnification obligations to Plaintiffs under the Termination of Employment Agreements, which are the subject matter of the Consulting Fees Complaint

Each and every Plaintiff signatory to this Agreement, jointly and severally, hereby indemnifies and holds harmless Aura and each and every Aura Releasee from any and all Claims, damages, costs and attorneys fees which any of them may suffer as a

result of a violation or breach of any term of this Agreement including its Release Provisions by Oir Hachaim, Rabbi Elimelech Lowry, Rabbi Aaron Mizrachi and S. Rung Yu.

18. Confidentiality. Each party hereby covenants and agrees to keep and maintain the Agreement's negotiation, terms, conditions, and implementation confidential and not to disclose them or any of them to anyone outside of the parties and their respective counsel; provided, however, that this covenant shall not apply in the event an action is brought to enforce the terms of this Agreement and the parties may disclose this Agreement to their respective attorneys, accountants and appropriate governmental taxing authorities on a need to know basis only or if required to do so by judicial or administrative process or by law.

19. Accredited Investors. Aries Group hereby represents and warrants that each individual or entity to receive securities under this Agreement is a "qualified investor" and understands that any such securities cannot be traded unless and until registered with the U.S. Securities and Exchange Commission. If and when requested by Aura, each individual or entity receiving securities under this Agreement, whether or not part of the Aries Group, agrees to execute a Subscription Agreement containing the same terms and representations as other investors in similar securities.

20. Severability. Should this Agreement, or any part hereof, be determined by any court, tribunal, arbitrator, or agency to be unenforceable, void, or void-able, or should any court, tribunal, arbitrator, or agency refuse or decline to enforce this Agreement, or any part hereof, the remainder of this Agreement shall remain in effect, valid and enforceable.

21. Participation in Drafting. Each of the Parties and his, her or its attorneys shall be deemed to have participated equally in the drafting and preparation of this Agreement, and this Agreement shall not be construed for or against any party on the basis of any participation or lack of participation in the drafting or preparation of this Agreement or any part hereof.

22. Modifications and Qualified Integration. No amendment, change or modification of this Agreement shall be valid or binding to any extent unless it is in writing and signed by all of the Parties affected by it.

23. Further Assurances. Each of the parties shall promptly and in good faith execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of his or its obligations under this Agreement, in order to carry out the intent and purpose of this Agreement.

24. Jurisdiction. Each of the parties consents to the jurisdiction of the Los Angeles county Superior Court and, if appropriate, the United States Bankruptcy Court located

in Los Angeles County for the purpose of implementing the terms, provisions, and purposes of this Agreement.

25. No Extraneous Presentations. Each of the parties represents and acknowledges that there have been no inducements or representations upon which this Agreement has been entered into, except as expressly set forth in this Agreement.

26. Capacity of Signatories. Each individual executing this Agreement in a representative capacity represents and warrants that he, she or it is empowered to do so.

27. Venue. In the event of any lawsuit, arbitration, or other proceeding between or among any of the persons, entities or organizations released hereunder, that relate in any way to this Agreement or any matter referred to herein, the lawsuit, arbitration or other proceeding shall take place in Los Angeles County, California.

28. Governing Law. This Agreement, its interpretation, performance and enforcement, any and all disputes related in any way to it, and all other matters related in any way to it, shall be governed by the laws of the State of California, without giving effect to any conflict of law principles or choice of law principles, except to the extent such law is preempted or superseded by the bankruptcy laws of the United States.

29. Headings. The various headings used in this Agreement are solely for the convenience of the parties and shall not be used to interpret this Agreement.

30. No Agreement to Arbitrate. Despite any references in this Agreement to arbitration or arbitrator(s), this Agreement does not constitute, contain, or imply any agreement to arbitrate any dispute, claim, cause of action, or other matter.

31. Counterparts. This Agreement may be executed by way of identical counterparts, so that there is at least one identical counterpart signed by each party and initialed on each page by each party.

32. Parties are Represented by Counsel and Understand this Agreement. The Parties to this Agreement each hereby acknowledge: (a) that this Agreement is legally binding on them; (b) that they in the negotiation for this Agreement and in the preparation of this Agreement had access to and sought advice by attorneys of their own choice; and (c) that they have read this Agreement in full and have had it fully explained to them by their own attorneys, and that they are fully aware of the contents of this Agreement, its meaning, and it legal effect.

33. Signature Photocopies and Facsimiles. A photocopy of a signature or a facsimile of a signature shall be as valid as an original.

The Parties have executed, or have caused their duly authorized representatives to execute, this Agreement as of the date first listed hereinabove.

AURA SYSTEMS, INC. AND MEMBERS OF BOARD OF DIRECTORS

By ______________________
Neal F. Meehan
CEO of Aura Systems, Inc.

____
Neal F. Meehan, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Carl Albert, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Lawrence A. Diamant, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Salvador Diaz-Verson, Jr. , individually and as a member of the Board of Directors of Aura Systems, Inc.

____
John Pincavage, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Edward Soyster, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
James S. Harrington, individually and as a member of the Board of Directors of Aura Systems, Inc.

34. Contesting this Agreement. In any lawsuit, arbitration, or other efforts to enforce or contest this Agreement, the prevailing party shall be entitled to their attorneys' fees at and the prevailing party shall also be entitled to any costs and expenses, including fees paid to experts, in connection therewith.

The Parties have executed, or have caused their duly authorized representatives to execute, this Agreement as of the date first listed hereinabove.

AURA SYSTEMS, INC

By____________________________
Neal F. Meehan
CEO of Aura Systems, Inc.

____
Neal F. Meehan, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Carl Albert, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Lawrence A. Diamant, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Salvador Diaz-Verson, Jr. , individually and as a member of the Board of Directors of Aura Systems, Inc.

____
John Pincavage, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Edward Soyster, individually and as a member of the Board of Directors of Aura Systems, Inc.

____

The Parties have executed, or have caused their duly authorized representatives to execute, this Agreement as of the date first listed hereinabove.

AURA SYSTEMS, INC. AND MEMBERS OF BOARD OF DIRECTORS

By____________________________
Neal F. Meehan
CEO of Aura Systems, Inc.

____
Neal F. Meehan, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Carl Albert, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Lawrence A. Diamant, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Salvador Diaz Verson, Jr., individually and as a member of the Board of Directors of Aura Systems, Inc.

____
John Pincavage, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Edward Soyster, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
James S. Harrington, individually and as a member of the Board of Directors of Aura Systems, Inc.

The Parties have executed, or have caused their duly authorized representatives to execute, this Agreement as of the date first listed hereinabove.

AURA SYSTEMS, INC. AND MEMBERS OF BOARD OF DIRECTORS

By__________________________
Neal F. Meehan
CEO of Aura Systems, Inc.

____
Neal F. Meehan, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Carl Albert, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Lawrence A. Diamant, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Salvador Diaz-Verson, Jr., individually and as a member of the Board of Directors of Aura Systems, Inc.

____
John Pincavage, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Edward Soyster, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
James N. Herrington, individually and as a member of the Board of Directors of Aura Systems, Inc.

The Parties have executed, or have caused their duly authorized representatives to execute, this Agreement as of the date first listed hereinabove.

AURA SYSTEMS, INC. AND MEMBERS OF BOARD OF DIRECTORS

By____________________________
Neal F. Meehan
CEO of Aura Systems, Inc.

____
Neal F. Meehan, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Cari Albert, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Lawrence A. Diamant, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Salvador Diaz-Verson, Jr. , individually and as a member of the Board of Directors of Aura Systems, Inc.

____
John Piscavage, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Edward Soyster, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
James S. Harrington, individually and as a member of the Board of Directors of Aura Systems, Inc.

The Parties have executed, or have caused their duly authorized representatives to execute, this Agreement as of the date first listed hereinabove.

AURA SYSTEMS, INC. AND MEMBERS OF BOARD OF DIRECTORS

By________________________

Neal F. Meehan
CEO of Aura Systems, Inc

____
Neal F Meehan, individually and as a member of the Board of Directors of Aura Systems, Inc

____
Carl Albert, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Lawrence A. Diamant, individually and as a member of the Board of Directors of Aura Systems, Inc

____
Salvador Diaz-Verson, Jr., individually and as a member of the Board of Directors of Aura Systems, Inc.

____
John Pincavage, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
Edward Soyster, individually and as a member of the Board of Directors of Aura Systems, Inc.

____
James S. Harrington, individually and as a member of the Board of Directors of Aura Systems, Inc.

Salvador Diaz-Verson, Jr. , individually and as a member of the Board of Directors of Aura Systems, Inc.

John Pincavage, individually and as a member of the Board of Directors of Aura Systems, Inc.

Edward Soyster, individually and as a member of the Board of Directors of Aura Systems, Inc.

James S. Harrington, individually and as a member of the Board of Directors of Aura Systems, Inc.

ARIES GROUP COLLECTIVELY AND INDIVIDUALLY

By
Zvi Kurtzman

ZVI KURTZMAN

MARY KURTZMAN

ARTHUR SCHWARTZ

YOLANTA SCHWARTZ

CIPORA KURTZMAN LAVUT

ALAN LAVUT

NEAL KAUFMAN

LINDA KAUFMAN

STEVEN VEEN

CHANA KURTZMAN

PAT GLENN

APPROVED AS TO FORM

BLUE AND SCHOOR, LLP

By________________________________

John Blue
Attorneys for Aura Systems, Inc.

REIN EVANS & SESTANOVICH LLP

By________________________________

Darren S. Enenstein
Attorneys for Plaintiffs

NEAL KAUFMAN

LINDA KAUFMAN

STEVEN VEEN

CHANA KURTZMAN

PAT GLENN

APPROVED AS TO FORM

BLUE AND SCHOOR, LLP

By______________________________
John Blue
Attorneys for Aura Systems, Inc.

REIN EVANS & SESTANOVICH LLP

By______________________________
Darren S. Enenstein
Attorneys for Plaintiffs

NEAL KAUFMAN

LINDA KAUFMAN

STEVEN VEEN

CHANA KURTZMAN

PAT GLENN

APPROVED AS TO FORM

BLUE AND SCHOOR, LLP

By____________________
John Blue
Attorneys for Aura Systems, Inc

REIN EVANS & SESTANOVICH LLP

By____________________
Darren S. Enenstein
Attorneys for Plaintiffs

APPROVED AS TO FORM

BLUE AND SCHOOR, LLP

By________________________________
John Blue
Attorneys for Aura Systems, Inc.

REIN EVANS & SESTANOVICH LLP

By________________________________
Darren S. Enenstein
Attorneys for Plaintiffs

APPROVED AS TO FORM

BLUE AND SCHOOR, LLP

By_______________________________
John Blue
Attorneys for Aura Systems, Inc.

WOLF, RIFKIN, SHAPIRO
& SCHULMAN, LLP

By_______________________________
~~Marc E. Rohatiner~~ RYAN ERKIN
Attorneys for Plaintiffs

EXHIBIT "1"

PROMISSORY NOTE

{LAD/00144988.DOC/AGT/16749.000}

PROMISSORY NOTE

$801,509

Los Angeles, California
September 14, 2004

FOR VALUE RECEIVED, Aura Systems, Inc., a Delaware corporation (the "Maker"), hereby promises to pay to the order of ARTHUR SCHWARTZ, CIPORA KURTZMAN-LAVUT, NEAL KAUFMAN, STEVEN VEEN, AND ZVI KURTZMAN (hereinafter collectively the "Holders"), or their respective designees, at such address as the Holders may designate from time to time in writing to the Maker, the principal sum of EIGHT HUNDRED ONE THOUSAND FIVE HUNDRED DOLLARS and 00/100 ($801,509.00) (the "Principal Sum") until the entire Principal Sum of this Promissory Note (the "Note") has been paid in full, subject to the terms and conditions set forth below.

1. Payment of the entire Principal Sum plus shall be due and payable absolutely and finally in accordance with the Payment Schedule contained in Schedule "A". The Principal Sum shall be paid in sixteen (16) installment payments from Maker to Holders in accordance with the Payment Schedule and the Allocation of Payments provided in Schedule "B" attached hereto; provided, however, that if Maker timely pays installments one (1) through (14) on or before the deadlines listed in the Payment Schedule, the fifteenth (15th) payment shall be reduced to THIRTY-SIX THOUSAND SEVEN HUNDRED SEVENTY AND 62/100 ($36,770.62) to be allocated according to Holders pro-rata share of such payment and the sixteenth (16th) and final payment of FIFTY FIVE THOUSAND EIGHT HUNDRED EIGHTY-FIVE AND 32/100 DOLLARS ($55,885.31) shall be forgiven.

2. The occurrence of any of the following events and the expiration of the applicable cure period, if any, shall constitute an "Event of Default" hereunder:

   a. Failure by Maker to perform any material obligation or covenant of Maker contained in this Note, the Settlement Agreement to which this Note is attached, or any of the agreements referred to in the Settlement Agreement (or the exhibits and attachments thereto) between any of the Holders and Maker, which material obligation is not cured within five (5) business days.

   b. Failure of the Maker to timely accelerate payments under this Note in accordance with the terms and conditions of the Settlement Agreement shall constitute a default hereunder and a ten percent (10%) penalty shall be added to the outstanding balance due and owing under this Note.

   c. Maker (i) admits in writing that it is unable to pay its debts as they become due, (ii) makes an assignment for the benefit of creditors, (iii) petitions or

applies to any tribunal for the appointment of a custodian, receiver, or trustee for all or any part of its assets, (iv) commences any proceeding under any bankruptcy, reorganization, or readjustment of debt laws or statute of any jurisdiction, whether now or hereafter in effect, (v) has any petition or application described in this paragraph filed, or any proceeding described in this paragraph commenced, against it in which an order for relief is entered or adjudication or appointment is made, and which remains undismissed for a period of thirty (30) days or more, or (vi) commits any act or omission that indicates its consent to, approval of, or acquiescence in, any petition, application, or proceeding described in this paragraph, or an order for relief, or the appointment of a custodian, receiver, or trustee for all or any portion of its assets.

3. Plaintiff's Right to Accelerate Payment.

   a. If Maker fails to cure its default under this Note or the Settlement Agreement within the applicable cure period, Holders shall have the right to accelerate the full amount of all unpaid amounts under the Payment Schedule attached hereto and such amounts shall be immediately due and payable and owing to Plaintiffs. If payments under the Payment Schedule are, in fact, accelerated by Plaintiffs, any unpaid amounts thereunder shall bear interest at a rate of ten percent (10%) per annum as of the date of default until such payments are paid and delivered in full.

   b. In the event that the Maker raises and receives new equity or debt in an amount no less than FIVE MILLION DOLLARS ($5,000,000) in addition to, and above, the current firm commitments by prospective investors in the Series B offering by Maker and excluding the conversion of any of the existing Secured Debt (as defined in the Settlement Agreement), Maker shall pay one-half (1/2) of the then remaining balance owed under this Note in full within five (5) business days of the receipt by Maker of the aforementioned new funds.

   c. In the event that (i) Maker has received all of the funds that make up the current firm commitments by prospective investors in the Series B offering by Maker and (ii) Maker has raised the additional FIVE MILLION DOLLARS ($5,000,000) described in Section 7 of the Settlement Agreement, then the entire outstanding balance under this Note less whatever discount (if any) has been earned due to timely payments described herein, shall be paid to Plaintiffs within five (5) business days after the collection of the funds raised and in full satisfaction of Maker's obligations hereunder.

4. Unless applicable law requires a different method of giving notice, any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing. Assuming that the contents of a notice

meet the requirements of the specific section of this Note which mandates the giving of that notice, a notice shall be validly given or made to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, or if transmitted by telegraph, telecopy, or other electronic written transmission device, or if sent by overnight courier service, and if addressed to the applicable party as set forth below. If such notice, demand, or other communication is served personally, service shall be conclusively deemed given at the time of such personal service. If such notice, demand, or other communication is given by mail, service shall be conclusively deemed given seventy-two (72) hours after the deposit thereof in the United States mail. If such notice, demand, or other communication is given by overnight courier or electronic transmission, service shall be conclusively deemed given at the time of confirmation of delivery. The addresses for the parties are as follows:

If to Maker to:

Aura Systems, Inc.
Attn: Chief Executive Officer
2335 Alaska Avenue
El Segundo, CA 90245
Tel: (310) 643-5300
Fax: (310) 643-8719

and

If to Holders to:

Zvi Kurtzman
Aries Group
12100 Wilshire Blvd.
Los Angeles, CA 90025
Tel: (310) 820-4123
Fax: (310) 820-4118

Any party hereto may change its or his address for the purpose of receiving notices, demands, and other communications as herein provided by a written notice given in the aforesaid manner to the other parties hereto.

5. Severability. Each of the provisions set forth in this Note are independent of any other provision in this Note. If any part of this Note is held to be invalid or unenforceable in any respect, the parties agree that such part shall be modified to permit its enforcement to the maximum extent permitted by applicable law, and the remaining parts shall be unaffected thereby.

6. Participation in Drafting. Each of the Parties and his, her or its attorneys shall be deemed to have participated equally in the drafting and preparation of this Note, and this Note shall not be construed for or against any party on the basis of any participation or lack of participation in the drafting or preparation of this Note or any part hereof.

7. Waiver. A waiver of any breach of this Note is effective only if in writing and signed by the party against whom the waiver is sought to be enforced. The waiver of any breach does not constitute a waiver of any subsequent breach.

8. Waiver of Presentment. Maker waives presentment, demand for payment, notice of dishonor, or notice of protest.

9. Modifications and Qualified Integration. No amendment, change or modification of this Note shall be valid or binding to any extent unless it is in writing and signed by all of the Parties affected by it.

10. Further Assurances. Maker shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of his, her or its obligations under this Note, in order to carry out the intent and purpose of this Note.

11. Retention of Jurisdiction and Venue. Maker consents to the jurisdiction of Los Angeles County Superior Court, Department, Central District, Department 41, Judge Ronald M. Sohigian, for the purpose of implementing the terms, provisions, and purposes of this Note.

12. No Extraneous presentations. Each of the Parties represents and acknowledges that there have been no inducements or representations, upon which this Note has been entered into, except as expressly set forth in this Note.

13. Capacity of Signatories. Each individual executing this Note in a representative capacity represents and warrants that he or she or it is empowered to do so.

14. Governing Law. This Note, its interpretation, performance and enforcement, any and all disputes related in any way to it, and all other matters related in any way to it, shall be governed by the laws of the State of California, without giving effect to any conflict of law principles or choice of law principles, except to the extent such law is preempted or superseded by the bankruptcy laws of the United States.

15. Headings. The various headings used in this Note are solely for the convenience of the Parties and shall not be used to interpret this Note.

16. Maker is Represented By Counsel and Understands This Note. Maker hereby acknowledges: (a) that this Note is legally binding on it; (b) that Maker has been represented in the negotiation for this Note and in the preparation of this Note by attorneys of its own choice; and (c) that Maker's CEO has read this Note in full and has had it fully explained by Maker's own attorneys, and Maker and Maker's CEO are fully aware of the contents of this Note, its meaning, and it legal effect.

17. Signature Photocopies and Facsimiles. A photocopy of a signature or a facsimile of a signature shall be as valid as an original.

18. Attorney Fees. In the event any Holders shall institute an action to enforce any right under this Note, Holders shall be entitled, in addition to any other relief awarded by the court, to reasonable attorney fees, costs, and expert fees.

IN WITNESS WHEREOF, Maker has duly executed this Note on the day and in the year first written hereinabove.

MAKER:

AURA SYSTEMS, INC.

By: Neal Meehan
Title: Chief Executive Officer and
Chairman of the Board of Directors

Schedule "A"

PAYMENT SCHEDULE

NUMBER OF PAYMENT	AMOUNT OF PAYMENT	DUE DATE
1	$10,000 + $5,000 (medical) = $15,000	Date of Settlement Agreement to which the Promissory Note is attached as Exhibit "1".
2	$10,000 + $5,000 (medical) = $15,000	October 1, 2004
3	$10,000 + $5,000 (medical) = $15,000	November 1, 2004
4	$55,,885.31 + $5,000 (medical) = $60,885.31	December 1, 2004
5	$55,885.31 + $5,000 (medical) = $60,885.31	January 1, 2005
6	$55,885.31 + $5,000 (medical) = $60,885.31	February 1, 2005
7	$55,885.31 + $5,000 (medical) = $60,885.31	March 1, 2005
8	$55,885.31 + $5,000 (medical) = $60,885.31	April 1, 2005
90	$55,885.31 + $5,000 (medical) = $60,885.31	May 1, 2005
10	$55,885.31	June 1, 2005
11	$55,885.31	July 1, 2005
12	$55,885.31	August 1, 2005
13	$55,885.31	September 1, 2005
14	$55,885.31	October 1, 2005
15	$55,885.31	November 1, 2005
16	$55,885.31	December 1, 2005

Schedule "B"

ALLOCATION OF PAYMENTS

	Z Kurtzman	C. Lavut	A. Schwartz	N. Kaufman	S. Veen	P. Glenn	Total
1	$ 4,243.10	$ 2,667.64	$ 2,750.56	$ 2,616.92	$ 2,721.78	$ -	$ 15,000.00
2	$ 4,243.10	$ 2,667.64	$ 2,750.56	$ 2,616.92	$ 2,721.78	$ -	$ 15,000.00
3	$ 4,243.10	$ 2,667.64	$ 2,750.56	$ 2,616.92	$ 2,721.78	$ -	$ 15,000.00
4	$ 11,528.62	$ 10,177.72	$ 10,865.74	$ 13,623.78	$ 6,089.45	$ 8,600.00	$ 60,885.31
5	$ 11,528.62	$ 10,177.72	$ 10,865.74	$ 13,623.78	$ 6,089.45	$ 8,600.00	$ 60,885.31
6	$ 11,528.62	$ 10,177.72	$ 10,865.74	$ 13,623.78	$ 6,089.45	$ 8,600.00	$ 60,885.31
7	$ 11,528.62	$ 10,177.72	$ 10,865.74	$ 13,623.78	$ 6,089.45	$ 8,600.00	$ 60,885.31
8	$ 11,528.62	$ 10,177.72	$ 10,865.74	$ 13,623.78	$ 6,089.45	$ 8,600.00	$ 60,885.31
9	$ 11,528.62	$ 10,177.72	$ 10,865.74	$ 13,623.78	$ 6,089.45	$ 8,600.00	$ 60,885.31
10	$ 10,528.62	$ 9,177.72	$ 9,865.74	$ 12,623.78	$ 5,089.45	$ 8,600.00	$ 55,885.31
11	$ 10,528.62	$ 9,177.72	$ 9,865.74	$ 12,623.78	$ 5,089.45	$ 8,600.00	$ 55,885.31
12	$ 10,528.62	$ 9,177.72	$ 9,865.74	$ 12,623.78	$ 5,089.45	$ 8,600.00	$ 55,885.31
13	$ 10,528.62	$ 9,177.72	$ 9,865.74	$ 12,623.78	$ 5,089.45	$ 8,600.00	$ 55,885.31
14	$ 10,528.62	$ 9,177.72	$ 9,865.74	$ 12,623.78	$ 5,089.45	$ 8,600.00	$ 55,885.31
15	$ 10,528.62	$ 9,177.72	$ 9,865.74	$ 12,623.78	$ 5,089.45	$ 8,600.00	$ 55,885.31
16	$ 10,528.62	$ 9,177.72	$ 9,865.74	$ 12,623.78	$ 5,089.45	$ 8,600.00	$ 55,885.31
Total	**$ 155,601.36**	**$133,313.28**	**$142,506.30**	**$177,959.90**	**$80,328.19**	**$111,800.00**	**$801,509.03**

EXHIBIT "2a"

CERTIFICATE OF DESIGNATIONS

{LAD/00144988.DOC/AGT/16749.000}

EXHIBIT "2b"

SECURITIES PURCHASE AGREEMENT
(without exhibits)

(LAD/00144998.DOC/AGT/16749.000)

EXHIBIT "3"

NOTICE CONTACT INFORMATION

Darren S. Enenstein
Rein Evans & Sestanovich LLP
1925 Century Park East Los Angeles Ca. 90067
Tel: 310-551-3100
Fax: 310-551-0238

Zvi Kurtzman
Aries Group
12100 Wilshire Blvd
Los Angeles, CA 90025
Tel: 310 820 4-123 ext 1
Fax: 310 820-4118

CHIEF EXECUTIVE OFFICER
AURA SYSTEMS, INC.
2335 Alaska Avenue
El Segundo, CA
90245
Tel: 310-643-5300
Fax: 310-643-8719

EXHIBIT "4"

NOTICE OF CONDITIONAL SETTLEMENT; STIPULATION FOR COURT TO RETAIN JURISDICTION; ORDER THEREON

EXHIBIT "5"

STIPULATION FOR ENTRY OF JUDGMENT

EXHIBIT "6"

EXCEPTIONS TO RELEASE BY ARIES GROUP RELEASORS

The following are not released by the Aries Group Releasors, or any of them:

1. The obligations of Aura under this Agreement;

2. All obligations of Aura with regard to the Previously Issued Options and Warrants as specified in Section 1.5 of this Agreement.

3. Clause 9, the Indemnification Clause and from the date of this Agreement forward, Clause 3, the No Disparagement Clause, provided in that agreement between Aura and some of the Aries Group Releasors entitled Agreement Regarding Termination of Employment Contracts dated December 21, 2001. ;

4. Obligations of Aura under that class action settlement commonly known by the parties hereto as the Morgan Settlement Agreement, Case No. 98 838563-CP.filed in Morgan, et al. v. NewCom, et al., Circuit Court for the County of Wayne, Michigan.

5. Except that Aries Group Releasors shall maintain all general rights they may have as common stock shareholders, warrant holders and option holders, they shall have no rights whatsoever in these capacities or otherwise to assert the Claims released pursuant to Section 8 of this Agreement.

6. Except that the Aries Group Releasors shall maintain all general rights that they may have as Series A preferred stock holders including but not limited to dividend rights, Anti-Takeover Provisions, Redemption at Maturity, Liquidation Preference, Voting Rights, Adjustments to the Conversion Price, Change in Control Put Rights and Piggyback Registration rights, they shall have no rights to assert the Claims released pursuant to Section 8 of this Agreement.

7. Except that the Aries Group Releasors shall have all the same general rights as all other Series B preferred investors, they shall have no rights to assert the Claims released pursuant to Section 8 of this Agreement...

8. Compensation under that terminated agreement entitled Finders Agreement Between Aries Group Limited and Aura Systems, Inc., dated April 3, 2003, solely with respect to Mr. Dean Greenberg or a person or entity which he or his company represents who or which completes an investment in Aura on or before December 8, 2004.

9. All rights to payment (including without limitation interest and principal under that certain promissory note which became due on May 30, 2004) including but not limited to monies which are or may become due pursuant to promissory notes,

lease obligations, monthly payment obligations and attorneys fees now owed with regard to the real property owned by Aura Realty, Inc. to the extent not terminated, replaced or superceded upon the close of a contemplated escrow for the sale of the aforementioned real property and thereupon, the rights, monies, promissory notes and Series B stock and warrant rights which come into existence upon such sale; and registration rights for stock underlying certain warrants issued pursuant to that Sale and Leaseback Agreement dated December 1, 2002, to the extent not superceded by this Agreement.

{LAD/00144988.DOC/AGT/16749.000}

EXHIBIT "7"

CUMULATIVE MONETARY VALUE CALCULATIONS

Where

T (R) =the date the registration was filed

PT(1), PT(2), PT(3), PT(4) and PT(5) are the closing price quotes on the 1st, 2nd, 3rd, 4th and 5th trading days after T(R).

$$PT(AVR)= \frac{PT(1)+PT(2)+PT(3)+PT(4)+PT(5)}{5}$$

NOW(i) =number of options and or warrants not included in the registration with strike price (i)

NOS=number of shares not included in the registration

CVW=cumulative value of the options and warrants not included

CVS= cumulative value of the stock not included

EXW(i)= exercise price of Warrants or option with strike price (i)

X is the multiplication symbol

Σ standard summation symbol

$$CVS\_= [NOS] \ X \ [PT(AVR)]$$

$$CVW= \sum_{\text{Over all i}} [NOW(i)] \ X \ [(PT(AVR)-EXW(i)]$$

TV= cumulative monetary value

$$TV=CVW+CVS$$

{LAD/00144988.DOC/AUT/16749.000}

Appendix "A"

SCHEDULE FOR PENALTY SHARES, SETTLEMENT WARRANTS AND THE CASH TO BE PAID IN SERIES B UNITS

Global Settlement distribution stocks and warrants

	Series B Legal costs $ worth	Series B Labor code $ worth	Series B Frankston $ worth	Penalty Shares	Settlement Warrants 10y @$0.07
Harry Kurtzman	$ 31,250.00	$27,106.76	$ 18,825.000	972,371.00	13,500,000.00
Cipora Lavut	$ 31,250.00	$13,938.66	$ 10,050.00	972,371.00	5,800,000.00
Arthur Schwartz	$ 31,250.00	$14,631.72	$ 33,625.000	929,559.00	5,900,000.00
Neal Kaufman	$ 31,250.00	$13,514.67	$ 80,000.00	1,025,178.00	5,700,000.00
Steve Veen		$14,391.19		436,569.00	3,600,000.00
Patrick Glenn			$ 107,500.00		
Oir Hachaim				1,287,000.00	
Aaron Mizrachi				390,000.00	
S.R. Yu				195,000.00	
TOTAL	$125,000.00	$83,583.00	$ 250,000.00	6,208,048.00	34,500,000.00

	in $	In stock	Warrants
Total Series B	$ 458,583.00	22,929,150	5,732,288
Penalty		6,208,048.00	
Settlement Warrants			34,500,000.00

{LAD/00144988.DOC/AGT/16749.000}

APPENDIX "B"

CASHLESS EXERCISE FORMULA

$$X = \frac{Y*(MP-EP)}{MP}$$

Where
*=multiplication
X= number of shares to be issued
Y= number of Warrants or Options being exercised.
MP=Market Price of the Stock on the day of exercise
EP=Exercise price of the Warrants/options

{LAD/00144988.DOC/AGT/16749.000}

APPENDIX "C"

PAYMENT SCHEDULE

	Z Kurtzman	C. Lavut	A. Schwartz	N. Kaufman	S. Veen	P. Glenn	Total
1	$ 4,243.10	$ 2,667.64	$ 2,750.56	$ 2,616.92	$ 2,721.78	$ -	$ 15,000.00
2	$ 4,243.10	$ 2,667.64	$ 2,750.56	$ 2,616.92	$ 2,721.78	$ -	$ 15,000.00
3	$ 4,243.10	$ 2,667.64	$ 2,750.56	$ 2,616.92	$ 2,721.78	$ -	$ 15,000.00
4	$ 11,528.62	$ 10,177.72	$ 10,865.74	$ 13,623.78	$ 6,089.45	$ 8,600.00	$ 60,885.31
5	$ 11,528.62	$ 10,177.72	$ 10,865.74	$ 13,623.78	$ 6,089.45	$ 8,600.00	$ 60,885.31
6	$ 11,528.62	$ 10,177.72	$ 10,865.74	$ 13,623.78	$ 6,089.45	$ 8,600.00	$ 60,885.31
7	$ 11,528.62	$ 10,177.72	$ 10,865.74	$ 13,623.78	$ 6,089.45	$ 8,600.00	$ 60,885.31
8	$ 11,528.62	$ 10,177.72	$ 10,865.74	$ 13,623.78	$ 6,089.45	$ 8,600.00	$ 60,885.31
9	$ 11,528.62	$ 10,177.72	$ 10,865.74	$ 13,623.78	$ 6,089.45	$ 8,600.00	$ 60,885.31
10	$ 10,528.62	$ 9,177.72	$ 9,865.74	$ 12,623.78	$ 5,089.45	$ 8,600.00	$ 55,885.31
11	$ 10,528.62	$ 9,177.72	$ 9,865.74	$ 12,623.78	$ 5,089.45	$ 8,600.00	$ 55,885.31
12	$ 10,528.62	$ 9,177.72	$ 9,865.74	$ 12,623.78	$ 5,089.45	$ 8,600.00	$ 55,885.31
13	$ 10,528.62	$ 9,177.72	$ 9,865.74	$ 12,623.78	$ 5,089.45	$ 8,600.00	$ 55,885.31
14	$ 10,528.62	$ 9,177.72	$ 9,865.74	$ 12,623.78	$ 5,089.45	$ 8,600.00	$ 55,885.31
15	$ 10,528.62	$ 9,177.72	$ 9,865.74	$ 12,623.78	$ 5,089.45	$ 8,600.00	$ 55,885.31
16	$ 10,528.62	$ 9,177.72	$ 9,865.74	$ 12,623.78	$ 5,089.45	$ 8,600.00	$ 55,885.31
Total	$ 155,601.36	$133,313.28	$142,506.30	$177,959.90	$80,328.19	$111,800.00	$801,509.03

{LAD/00144988.DOC/AGT/16749.000}

AURA SYSTEMS, INC.
Bk# la 05-24550SB
Default Unexpired Lease Agreements

PBCC
Pitney Bowes Credit Corporation
Cust Acct # 4227006 002
1313 N. Atlantic St. FL3
Spokane, WA 99201-2303
1/800 732-7222

Equipment: Mailing System
4 years commencing on 4/20/03
Amt to pay qtrly; $342.00
****

AAA COPY SYSTEMS, INC.
Rental Agreement #1018041
7420 SAN FERNANDO RD.
SUN VALLEY, CA 91352
1/818 767-3311

Equipment: 2 Copiers – Konica's 7060's w/Finishers
Month to Month after 4/18/08
Amt to pay monthly; $618 plus .019 excess copies est $800/mo

EXHIBIT 4

Marc Hoffman (C) 408-857-4685
20723 Saint Charles Pl, Saratoga, CA 95070 marc-hoffman@comcast.net

President- General Manager- Operations Executive

Performance Improvement/ Business Analysis/ Strategic Planning / Turnarounds / Startups

Results oriented 'Hands-on' Executive recognized for ability to significantly improve profitability and shareholder return. Able to design and execute growth strategy that converts long-range 'visions' into credible, 'risk managed' operational plans. Builds strong focused leadership teams and positive work environments.

CAREER SUMMARY

ARSENAL CAPITAL PARTNERS, NY, NY 2001- Pres

President Renaissance Mark Wine & Spirits Division: Made bankrupt business profitable in 1 year. Consolidated multiple operations to form a $70M revenue division. 60% of customer base was at different stages of exit at the time of acquisition. Created a new leadership team that re-installed customer confidence to increase sales while significantly improving productivity and execution.

Operating Director. Responsible for sourcing acquisitions and assisting leadership teams of portfolio companies.

HEALTH E TECH, INC., Golden, Co 2000

Vice President General Manager. Led the development and launch of new medical device and supporting software. Responsible for component and assembly sourcing, testing, and product field support.

INTUITIVE SURGICAL, INC., Mountain View, CA 1998 – 1999

Vice President Service and Manufacturing Operations. Recruited by CEO to transition high tech product out of R&D and set up manufacturing supply chain and service profit center infrastructure for 'Start-up' medical device manufacturer. Products included complex capital surgical robotic device and line of high volume, electro-mechanically driven surgical tools. Obtained key regulatory approvals.

ALLIEDSIGNAL, INC. 1994-1998

Vice President Operations, AlliedSignal Aircraft Engines, Phoenix, AZ, 1995 – 1997. Promoted to turn-around functional Manufacturing, Supply Chain, and Quality for $1.8 billion Phoenix based operations. General Manager responsibility for $200M P&L operations in Stratford CT, Greer, SC, and Waterford, Ireland. Recognized by customers and company for major performance improvements in early 1997.

Vice President Manufacturing, AlliedSignal Aerospace Sector, Torrance, CA, 1994 – 1995. Strategic leader of manufacturing functions for five business units. Charged with attaining world class performance in the $5 billion aerospace group. Spearheaded and launched five-year strategic plans. Introduced 'lean' systems and Kaizen continuous improvement tools.

TBM CONSULTING GROUP, Durham, NC 1993 – 1994

Senior Management Consultant. Consulted with senior executives implementing Toyota Production ('Lean') System to increase market responsiveness and achieve financial objectives. Key clients included Sundstrand Aerospace, Ford Motor Co., and Hon Industries.

GENERAL ELECTRIC COMPANY 1981 – 1992

EXHIBIT 5

Company Manager, Components Manufacturing Group, GE Power Generation, Schenectady, NY, 1991 – 1992. Directed growth and productivity of all plants producing steam turbine and generator component parts. Managed customer support and manufacturing functions with 900 manufacturing personnel in $100 million job shop operation.

Plant Manager, Rutland Airfoil Forming Operations, GE Aircraft Engines, Rutland, VT/Lynn, MA, 1988-1990. Directed manufacturing and manufacturing engineering of aircraft engine airfoil components operations with 1000 manufacturing personnel in mass production of $85 million parts business.

Previous positions included Rutland VT Plant Quality Manager; Manager Shop Operations; Manager Manufacturing Quality, Purchase Quality Engineer in Lynn, MA, 1981 – 1987.

LOUIS HOFFMAN & SONS METAL CO., Newark, NJ 1978-1980

Vice President and General Manager, responsible for purchasing, factory operations and sales in of a family owned business engaged in lead smelting and scrap metal processing

EXEMPLARY ACHIEVEMENTS

Led Acquired Bankrupt Business to profitability: As President of acquired bankrupt prime label printing business, bought the division to profitability in first year. Objectives were accomplished by building a strong leadership team, installing creative pricing practices, and effectively executing a sales growth and operational improvement programs. Our performance re-established customer confidence enabling the business to be the market leader in our industry segment.

Launched High Tech Medical Devices and Software from R&D to Production. Multiple business experience introducing medical products into revenue service. All products introduced on-time and below budget. Implemented design for reliability, service, and manufacturability processes leading to 99% first year service up-time.

Won AlliedSignal Leadership Award as One of Three Top Executives for Operational Performance. As VP Operations for Aircraft Engines; implemented short, middle, and long-range plans, winning the Aerospace Leadership award as the top executive for operations performance turnaround. Led first deployment of Toyota Production ('Lean') System that improved product availability by 12 points, productivity 12%, cut days of supply by 40%, and customer complaints by 50%. Created and deployed supplier segmentation process to leverage vendor relationships, resulting in 6% purchased productivity gain and reductions in major delivered delinquencies.

Overcame Million Dollar Annual Losses in Two AlliedSignal P&L Operations. Halted $10 million annual losses in South Carolina facility, achieving first profit in 7 years and turning around ROS by 9 points in one year. Returned AlliedSignal Ireland, to profitability within one year with 8 point ROS increase. Results were accomplished by changing leadership, aggressive pricing strategies and implementing the Toyota Production Systems (TPS) or 'Lean Production', to address delivery delays and open capacity. Business volume was increased for the first time in three years with no resources added.

ACADEMIC QUALIFICATIONS

Earned B.S. in Material Science Engineering at Cornell University, Ithaca, NY. 1978

Cipora Lavut
421 Oakmont Pl.
Atlanta Georgia 30327
404 705-8684

Ms. Lavut has been a partner of Aries Group Ltd. a business consulting company since 2002. Prior to starting Aries, she was one of the founders of Aura Systems Inc and served as VP of corporate communication for Aura Systems since 1987. Ms. Lavut was responsible for all Investors relation's activities, public news releases, annual reports, both Company and product brochures, annual shareholders meeting, displays and trade shows and marketing presentations. Ms. Lavut also served for a number of years on Aura's Board of Directors.

Prior to staring Aura Ms. Lavut was a department manger at Bullock Department Store. As a department manager she was responsible for product choice, marketing and sales programs as well as managing the entire staff of the department. Prior to being promoted to department manager she was a buyer for sportswear.

While in school and for a year after graduation, Ms. Lavut was involved in a retail family business. In the family business she was involved in all aspects of the business from purchasing to merchandizing to inventory control to working as cashier when needed.

Ms. Kurtzman graduated from CSUN with a B.S. degree in Business Administration with emphasis in marketing.

Arthur Schwartz, Ph.D.-

Dr. Schwartz is one of the founders of the company and served on its board from inception into the late 1990s. He was Chief Technology Officer of the Company and was responsible for technology analysis and investment decisions as well as market and product penetration analysis. He has served on committees advising the US Government on Technology for all branches of the military as well as having supported DOE and EPA programs. He has served as both a business and technical advisor for a number of companies and educational institutions in environmental and robotics fields. Additionally Dr. Schwartz was responsible for the operation of high tech companies in the fields of telecommunications and consumer electronics. Previously, he worked at Hughes Aircraft Company in both the space infrared sensor sectors and held top security clearances. Dr. Schwartz has a Ph.D. in Physics and served on the faculty of University of Pittsburgh and Carnegie Mellon University.

Yolanda "Cookie" Parker

Founder and CEO
Knowledge Management Systems
323.935.5300

Yolanda "Cookie" Parker has been a visionary in the technology industry for the past 37 years. She is founder and CEO of Knowledge Management Systems (KMS), a technology firm located in Beverly Hills, CA which specializes in business process management with particular domain expertise in automating Human Resources and Accounts Payable functions. An authority in process management technology, Ms. Parker has focused her organization's resources on designing and developing document management and workflow automation systems, resulting in significant industry recognition and numerous invitations (including the United States Congress' Ways and Means Committee) to provide advice and expert testimony in the areas of electronic signatures, and the use of portals and online forms to automate the HR on-boarding and off-boarding processes. KMS clients have included Safeway/Randalls, Entertainment Partners, Janus Financial, Ahold Food Markets, Superior Super Warehouse, Ocean Energy, Epson USA, Duty Free Shops, and Unified Western Grocers.

Prior to founding KMS, Ms. Parker spent 11 successful years with IBM as a systems engineer, regional staff member, systems engineering manager, and marketing manager. During her tenure at IBM she was selected to attend the company's highest recognition events, the Systems Engineering Symposium and the Hundred Percent Club, and was selected as the Number 1 Systems Engineering Manager for the Western Region. Following IBM, Ms. Parker held officer level positions at both NCS/CPR and CGS.

Aside from her professional accomplishments, Ms. Parker's philanthropic and volunteerism activities are also noteworthy, which include serving as:

- Executive Board Member of The Brain Trust, the fundraising arm of the Maxine Dunitz Neurosurgical Institute at Cedars-Sinai Medical Center, a medical research center, directed by Dr. Keith Black, specializing in finding a cure for brain cancer, Parkinson's and other neurological diseases;
- Executive Board Member, The Dr. U Foundation, a non-profit foundation founded by former NFL wide-receiver Iheanyi Uwaezuoke focusing on inner-city student-athletes;
- Executive Board Member, Find-A-Tree Foundation, a non-profit specializing in working with at-risk inner-city students to motivate them to reflect on and realize their life's purpose;
- Fundraising Committee, Crystal Stairs, a non-profit organization providing service, research and advocacy in the fields of child care and development, maternal employment, and family functioning;
- Co-founder, African-American Women for Peace and Justice, an organization whose purpose is to develop a strategic and systemic approach to the issues that affect the African-American community, our nation and the world.

Ms. Parker received her B.A. and M.A. degrees from New York University.

Richard Armbrust

2045 Derrin Lane
Brookfield, WI 53045
richardarmbrust@hotmail.com

262-786-5868 (w)
262-786-5868 (fax)
262-389-8423 (cell)

Executive Summary

A global Senior Executive who has demonstrated consistent leadership and success in producing strong financial improvements, increased shareholder value, and increased customer satisfaction. These results have been achieved through a balanced effort of sales improvement, supply cost decreases, six sigma, and quality initiatives.

Renaissance Mark Bowling Green, KY **April 2004 - May 2005**

Renaissance Mark is privately held company, owned and managed by a private equity consortium. They provide prime labels to consumer product manufacturers.

President and CEO

- Number related statistics are confidential information –Around 200M in sales and 1000 employees.
- 8 facilities located in North America
- Supplied decorative labels (prime labels) found on consumer goods products such as food products, beverage products, and wine products.
- Major accomplishments
  - Increased profits (ebitda) over 25%.
  - Reversed a declining sales trend in the largest and most profitable Division.
  - Generated internal improvements that resulted in moving the company from a cash consuming company to a cash neutral company.
  - Improved the market image of the company from "a company in trouble" to "a company on the move."
  - Successfully completed a refinancing of the Company.

Engage Networks Milwaukee, WI. **2000 – Sept 2003**

Engage Networks is a privately held company which supplies software and hardware networking products and Internet services to industrial and commercial clients interested in saving energy costs or in wide scale monitoring applications.

President and CEO 2000 to Sept 2003

- Responsible for attracting outside investors and strategic acquisitions
- Major Accomplishments
  - Grew sales over 50% from 2000 to 2002
  - Acquired controlling interest in existing JV without the use of any cash or stock. This new entity contributed over 80% of the sales and profits for 2003.

Invensys PLC London, England **1996 - 2000**

Invensys PLC is a global diversified industrial company with annual revenues of $12 Billion and over 90,000 employees focused on providing products and services in the automation and controls industry.

Divisional Chief Executive Officer Jan. 2000 – Nov. 2000

- $2.5B in sales / 16,000 employees / Reported to COO
- Global responsibility with over fifty manufacturing facilities (union), six standalone Divisions, and over 100 P&L centers.
- Supplied a wide variety of products and services ranging from gears, motors, valves, couplings, and air compressors, to electronic AC/DC drives, and turnkey solutions for specific applications in railroad control and airport baggage handling systems.
- Major Accomplishments
  - Reorganized Rexnord Division to improve focus on product line sales growth and product line margins improvement.
  - Reorganized and restructured two-loss making Divisions, Brook Crompton and CompAir. Facility consolidations, new product plans, and new pricing strategies were developed for both Divisions.
  - Implemented supply management initiatives in Rexnord, Brook Crompton, and CompAir.
  - The above was accomplished with a combination of promoting and reassigning internal people and with outside recruitment.

President of Intelligent Building ' ems Div. y 1996 - Jan 2000

- $675M in sales / 4000 e yees / Reported to Division COO
- Global responsibility with four manufacturing facilities (union and non union) and over 50 P&L centers
- Supplied electronic temperature control products, engineering and installation (contracting) services, and after market services for heating and cooling applications in the commercial and industrial industries.
- Major Accomplishments
  - Sales increased from $200M to $675M. Operating profits increased from $31M to $84M, ROCE increased from 25% to 37%.
  - Changed the business from a domestic focused business (10% of sales outside North America) to a global business (over 40% of the business outside North America).
  - Aggressive acquisition strategy of over 15 mergers and acquisitions was accomplished with a staff of 1.5 people and time from myself.
  - New marketing programs and revised product offering resulting from a new product strategy were initiated. New customer care center and other customer service initiatives were implemented. The results were organic growth of 11%/yr. in a market which was growing at 3-4% per annum.
  - Lowered internal cost structure by utilizing outside resources for R&D and Sales.
  - Initiated a variety of cost reduction and process improvement processes. Implemented six-sigma process, lean process techniques, supply management process, and closed down numerous non profit-making local contracting operations, resulting in a 30% improvement in operating margins.

ABB Inc. Zurich, Switzerland **1991 - 1996**

ABB is a global diversified industrial company with annual revenues of $35 Billion and over 200,000 employees providing a wide range of products and services to the residential, commercial, industrial, and utility markets.

President of ABB Flexible Automation 1991 - 1996

- $220M in sales / 575 employees / Reported to Board Of Directors
- North and South America responsibility with five engineering/assembly facilities and seven P&L centers.
- Supplied industrial robots, engineered robotic manufacturing cells, and after market services to industrial clients.
- Major Accomplishments
  - Sales increased from $60M to $220M. Operating profits increased from $2M to $21M. ROS increased from 3% to 9%.
  - Initiated aggressive growth plans for our high margin Service Division, which resulted in growth from $8M sales per annum to over $40M in sales.
  - Initiated executive level sales program and revised product development programs to attract new automotive high profile clients for our Products Division. The results were an increase in automotive market share from 2% to 45%, an increase in sales of over 50M.
  - Initiated turnaround efforts in two Engineering Divisions. Hired new executives and installed new project management disciplines, new supply management disciplines, and new job quotation procedures in both Divisions. This resulted in operating profit improvements from ($3.0M) to a positive $3.0M
  - Initiated new "Customer Complaint Resolution Process" as a quality effort focused on customer retention.
  - Acquired and integrated three companies.

Square D Company Palatine, IL **1987 - 1991**

Square D is a global diversified industrial company with annual revenues of $1.8 Billion and over 3,000 employees focused on providing electrical distribution products, controls, and automation products to the residential, commercial, and industrial markets

VP/GM of Automation Products Division 1988 – 1991

- $125M in sales / 600 employees / Reported to Executive VP
- Global responsibility with three manufacturing facilities (union and non-union) and three P&L centers.
- Supplied various industrial control products (programmable controllers, welding controllers, network and industrial graphic products) and engineered press control systems to industrial clients.
- Major Accomplishments

- Sales increased $90M to $125M. Operating profits increas n ($3M) to $1.8M. Market share increased fron to 6.0%.
- Reduced produc development cycle time on key products from 12 months to 6 mon ths.
- Negotiated performance-based metrics in lieu of seniority only based metrics in union contract.
- Developed a product branding strategy, which brought 4 new products to the marketplace.
- Initiated executive level target selling to attract high profile new customers, which resulted in 10 new fortune 500 clients and over 10M in new sales.
- Initiated new pricing, new promotion, and new product strategies.
- Turned around loss making press controls system group by improved focus on project management. Improved operating profits from ($1.2M) to a positive $1.5M.

Director of Marketing - Automation Products Division. 1987 – 1988

- Reported to VP/GM of Automation Products Division

Rockwell Intl. Allen Bradley Division Milwaukee, WI **1986 - 1987**

Allen Bradley is a global industrial company with annual revenues of $2.0 Billion and over 3,000 employees focused on providing automation and controls products and services to the industrial and commercial markets

Director of OIL Business Unit 1986 – 1987

- $80M in sales / 20 employees / Reported to VP/GM of Business Unit
- Major Accomplishments
  - Sales volume in strategic product quickly doubled via new marketing programs.
  - Developed new product strategy and new product line thru a Japanese partner, which later became a $60M per year product line.

Gould Inc. Rolling Meadows, IL **1979 - 1986**

Gould is a diversified global industrial company with annual revenues of $2.0 Billion and over 2,000 employees focused on providing electric and electronic products and services to the commercial and industrial markets.

Director of Marketing – Modicon Div. 1984 – 1986

Regional Sales Manager, Area Sales Manager, Sales Engr. – Modicon Div. 1979 – 1984

Johnson Controls Milwaukee, WI. **1973 - 1978**

Various sales assignments

Education:

BSCE Valparaiso University 1973
MBA Kellogg School, Northwestern University 1984
Customer Focus Training (CCRP) 1994
Six Sigma Training 1997

References: Available on request

EXHIBIT 6

In re Aura Systems, Inc.
Non-Common Interest Chart

	SCHEDULED NON-COMMON INTERESTS					FILED PROOF OF NON-COMMON INTERESTS					ALLOWED NON-COMMON INTERESTS	
lame	C	U	D	Preferred Series A	Preferred Series B	Proof of Interest No.	Date Filed	Preferred Series A	Preferred Series B	Comments / Objection	Allowed Preferred Series A	Allowed Preferred Series B
merican iends of aren Chava nai Levi				-	263,936			-	-		-	263,936
nder..n, ill				-	20,000			-	-		-	20,000
pple, nne				-	8,000			-	-		-	8,000
ppleby, dgar				-	146,514			-	-		-	146,514
ppleby, rances				-	2,000			-	-		-	2,000
ppleby, 'aula				-	20,000			-	-		-	20,000
alsam, Ellis				-	4,000			-	-		-	4,000
land and company				33,000	-			-	-		33,000	-
len Moshe, werham				-	7,521			-	-		-	7,521
len Moshe, vigull leriam				-	7,522			-	-		-	7,522
len Janiel hmuel				-	7,522			-	-		-	7,522
len Moshe, ldad Zion				-	7,522			-	-		-	7,522
len Moshe, lisheve largalit				-	7,522			-	-		-	7,522
len Moshe, liya				-	7,522			-	-		-	7,522
len Moshe, lamar				-	7,522			-	-		-	7,522
len Moshe, hhad				-	7,522			-	-		-	7,522

172

In re Aura Systems, Inc.
Non-Common Interest Chart

	SCHEDULED NON-COMMON INTERESTS					FILED PROOF OF NON-COMMON INTERESTS					ALLOWED NON-COMMON INTERESTS	
lame	C	U	D	Preferred Series A	Preferred Series B	Proof of Interest No.	Date Filed	Preferred Series A	Preferred Series B	Comments / Objection	Allowed Preferred Series A	Allowed Preferred Series B
ien-Moshe, hmuel				-	40,000			-	-		-	40,000
ien-Moshe, 'air				43,503	-			-	-		43,503	-
ien-M he, 'air				-	142,831			-	-		-	142,831
igoni, tobert				-	1,333			-	-		-	1,333
Congregation Dir Hachaim				79,753	-			-	-		79,753	-
Congregation Dir Hachaim				8,030	-			-	-		8,030	-
e Preval, iolange Appleby)				-	2,000			-	-		-	2,000
'Espous, ntoine Appleby)				-	20,000			-	-		-	20,000
Dorfman, ton				-	43,000			-	-		-	43,000
Dorfm ian				-	4,000			-	-		-	4,000
ivans, taymond				-	4,000			-	-		-	4,000
'AB 'entures, LC				11,052	-			-	-		11,052	-
embach, ar				-	6,000			-	-		-	6,000
rancoise, larie Appleby)				-	4,000			-	-		-	4,000
Ginsburg, 'aska				-	-			-	-		-	-
Glenn Patrick				-	21,500			-	-		-	21,500

In re Aura Systems, Inc.
Non-Common Interest Chart

	SCHEDULED NON-COMMON INTERESTS					FILED PROOF OF NON-COMMON INTERESTS					ALLOWED NON-COMMON INTERESTS	
ame	C	U	D	Preferred Series A	Preferred Series B	Proof of Interest No.	Date Filed	Preferred Series A	Preferred Series B	Comments / Objection	Allowed Preferred Series A	Allowed Preferred Series B
arney, Kirk				-	1,333			-	-		-	1,333
M Asset anagement, c.				-	-	n/a	10/20/2005	-	-		-	-
ames mn				-	-	n/a	10/20/05	-	10,058		-	-
ahan				-	60,000			-	-		-	60,000
ahn, Ai				8,030	-			-	-		8,030	-
aufman, eal				1,900	-			-	-		1,900	-
aufman, eal				-	38,953			-	-		-	38,953
ng, Mary ppleby)				-	2,000			-	-		-	2,000
oyah everage artners, L.P.				-	-	n/a	10/20/05	-	198,287		-	-
oyah everage artners, LP				-	198,287			-	-		-	198,287
oyah artne~' P.				-	49,572			-	-		-	49,572
oyah artners, L.P.				-	-	n/a	10/20/05	-	49,572		-	-
oyah entures LLC				-	18,793			-	-		-	18,793
oyah				-	-	n/a	10/20/05	-	18,798		-	-
reutz, David				-	20,000			-	-		-	20,000
artzman, arry				4,386	-			-	-		4,386	-
artzman, vi (Harry)				-	177,267			-	-		-	177,267
andin, Leah ppleby)				-	2,000			-	-		-	2,000

In re Aura Systems, Inc.
Non-Common Interest Chart

	SCHEDULED NON-COMMON INTERESTS					FILED PROOF OF NON-COMMON INTERESTS					ALLOWED NON-COMMON INTERESTS	
ame	C	U	D	Preferred Series A	Preferred Series B	Proof of Interest No.	Date Filed	Preferred Series A	Preferred Series B	Comments / Objection	Allowed Preferred Series A	Allowed Preferred Series B
ndin, cha ppleby)				-	2,000			-	-		-	2,000
wut-artzm[illegible], por				4,386	109,048			-	-		4,386	109,048
ı, Fr.				8,042	-			-	-		8,042	-
almon, wid				-	202,006			-	-		-	202,006
AURICE ZEITLIN				-	40,000			-	-		-	40,000
zrahi, ron				13,262	-			-	-		13,262	-
ore, John				-	4,000			-	-		-	4,000
ore, Mike				-	4,000			-	-		-	4,000
nner, anley				-	1,333			-	-		-	1,333
udent Bear nd				252,300	-			-	-		252,300	-
udent Bear nd, Inc.				-	127,000	n/a	?	285,300	127,000		-	127,000
udent Bear nd, [illegible]				-	-			-	-		-	-
aven rtners L.P.				10,113	-			-	-		10,113	-
aven rtners L.P.				-	4,748			-	-		-	4,748
aven rtners, L.P.				-	-	n/a	10/20/05	10,113	4,748		-	-
chmond oldings				40,188	-			-	-		40,188	-
ıfranovitz, cob				1,105	-			-	-		1,105	-

In re Aura Systems, Inc.
Non-Common Interest Chart

	SCHEDULED NON-COMMON INTERESTS					FILED PROOF OF NON-COMMON INTERESTS					ALLOWED NON-COMMON INTERESTS	
ame	C	U	D	Preferred Series A	Preferred Series B	Proof of Interest No.	Date Filed	Preferred Series A	Preferred Series B	Comments / Objection	Allowed Preferred Series A	Allowed Preferred Series B
CHWARTZ, RT				-	37,901			-	-		-	37,901
CHWARTZ, RTHUR				4,386	-			-	-		4,386	-
orr, Nancy				-	1,333			-	-		-	1,333
mmo, mes F.				-	10,058			-	-		-	10,058
lesnick, an				-	4,000			-	-		-	4,000
lesnick, ephen				-	20,000			-	-		-	20,000
e osceles nd Limited				33,155	-			-	-		33,155	-
msic, erald				-	4,000			-	-		-	4,000
PS onstruction)				22,103	-			-	-		22,103	-
ipleNet, LC				-	30,000			-	-		-	30,000
nknown ves ot yet entified				-	2,693			-	-		-	2,693
en, Steve				4,386	-			-	-		4,386	-
EEN, TEVE				-	7,353			-	-		-	7,353
olf, Michael				-	3,000			-	-		-	3,000
ı, Tim				8,030	-			-	-		8,030	-
				591,110	1,995,967			295,413	408,463		591,110	1,995,967

176

Aura Systems, Inc. - BK #LA 05 024550SB

Series B SHARES THRU JUNE 24, 2005

[illegible]	[illegible]	ESCROW SHARES	[illegible]		[illegible] SHARES	COMMENTS
American friends of Karen Chava Bnai Levi	263,936				263,936	
Anderson, Bill	20,000				20,000	
Appleby, Edgar	146,514				146,514	
d'Espous, Antoine (Appleby)	20,000				20,000	
Appleby, Anne	8,000				8,000	
Appleby, Frances	2,000				2,000	
Landin, Leah (Appleby)	2,000				2,000	
Francoise, Marie (Appleby)	4,000				4,000	
de Preval, Solange (Appleby)	2,000				2,000	
Landin, Micha (Appleby)	2,000				2,000	
Appleby, Paula	20,000				20,000	
King, Mary (Appleby)	2,000				2,000	
Balsam, Ellis	4,000				4,000	
Ben Moshe, Averham	7,521				7,521	
Ben Moshe, Avigail Meriam	7,522				7,522	
Ben Moshe, Daniel Shmuel	7,522				7,522	
Ben Mosho, Eldad Zion	7,522				7,522	
Ben Moshe, Elisheve Margalit	7,522				7,522	
Ben Moshe, Eliya	7,522				7,522	
Ben Moshe, Etamar	7,522				7,522	
Ben Moshe, Ohad	7,522				7,522	
Ben Moshe, Shmuel	40,000				40,000	
Ben Moshe, Yair	491,831	249,000	100,000	(1)	142,831	IN DEFAULT-Escrow Shares Deducted
Bigonnit, Robert	1,333				1,333	
Dorfman, Ron	43,000				43,000	
Dorfman, Sandra	4,000				4,000	
Evans, Raymond	4,000				4,000	
Fernbach, Izar	10,000	4,000			6,000	IN DEFAULT-Escrow Shares Deducted
Ginsburg, Yaska	15,000	15,000			-	IN DEFAULT-Escrow Shares Deducted
Glen, Patrick	21,500				21,500	
Harney, Kirk	1,333				1,333	
Kahan Trust	60,000				60,000	
Kaufman, Neal	44,953	6,000			38,953	SHARES IN ESCROW-Deducted
Kreutz, David	20,000				20,000	
Koyah Leverage Partners, L.P.	198,287				198,287	
Koyah Partners, L.P.	49,572				49,572	
Koyah Ventures, LLC	18,793				18,793	
Kurtzman, Zvi	197,267	20,000			177,267	SHARES IN ESCROW-Deducted
Lavut, Cipora	129,048	20,000			109,048	SHARES IN ESCROW-Deducted
Maimon, David	592,006	290,000	100,000	(1)	202,006	IN DEFAULT-Escrow Shares Deducted
Moore, John	4,000				4,000	
Moore, Mike	4,000				4,000	
Penner, Stanley	1,333				1,333	
Prudent Bear Fund, Inc.	127,000				127,000	
Raven Partners, L.P.	4,748				4,748	
Schwartz, Arthur	55,901	18,000			37,901	SHARES IN ESCROW-Deducted
Shorr, Nancy	1,333				1,333	
Simmons, James F.	10,058				10,058	
Talesnick, Alan	4,000				4,000	
Talesnick, Stephen	20,000				20,000	

EXHIBIT 7

Tomsic, Gerald	4,000				4,000	
TripleNet, LLC	100,000	70,000			30,000	IN DEFAULT-Escrow Shares Deducted
Unknown Investors -Not yet Identified	2,693				2,693	
Veen, Steven	27,353	20,000			7,353	SHARES IN ESCROW-Deducted
Wolf, Michael	3,000				3,000	
Zeitlin, Maurice	40,000				40,000	
TOTAL	**2,907,968**	**712,000**	**200,000**		**1,995,968**	
$ VALUES	**$ 14,539,838**	**$ 3,560,000**	**$ 1,000,000**		**$ 9,979,838**	
Note:						
(1) The Debtor believes that these shares of Series B Stock may have been improperly issued. Absent an order of the						
Bankruptcy Court, no reorganized Debtor Common Stock will be issued.						

Aura Systems, Inc. - BK #LA 05 02

Series A SHARES THRU JUNE 24, 2005

Name	Shares
Aaron Mizrahi	13,262
Art Schwartz	4,386
Cipora Kurtzman	4,386
Congregation Oir Hachaim	79,753
FAB Ventures LLC	11,052
Frank Liu	8,042
Harry Kurtzman	4,386
Isosceles Fund	33,155
Jacob Safranovitz	1,105
Neal Kaufman	1,900
Prudent Bear Fund	252,300
Raven Partners	10,113
Richmond Holdings	40,188
Steve Veen	4,386
TPS Constructin Co.	22,103
Yair Ben-Moshe	43,503
	534,020
Ali Kahn	8,030
Band and Company	33,000
Congregation Oir Hachaim	8,030
Tim Yu	8,030
	57,090
TOTAL SERIES A SHARES	**591,110**

EXHIBIT 8

Name	Total Shares of Reorganized Debtor Common Stock	%	Warrants
New Money Investors	3,349,500	14.78%	669,900
Aries Group	2,541,500	11.21%	508,300
DIP Lenders	6,065,699	26.76%	606,570
Koyah Entities	1,134,000	5.00%	259,900
General Unsecured Claims (Class 4)	4,729,499	20.87%	945,900
Series B Interests (Class 6)	2,961,585	13.07%	987,195
Series A Interests (Class 7)	357,818	1.58%	89,455
Holders of Current Common Stock	1,300,000	5.74%	-
Management Warrants			
Board Warrants			
Billy Anders	15,000		
Yolanda Parker	5,143		
Sandra Ferro	5,143		
Raymond Yu	200,000		
Total	22,664,887	100.00%	4,067,219

EXHIBIT 9